SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.   20549
                       ____________________

                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):  May 23, 1997


International Thoroughbred Breeders, Inc.
(Exact name of registrant as specified in its charter)


    Delaware                     0-9624        22-2332039
(State or other jurisdiction  (Commission   (I.R.S. Employer
    of incorporation)         File Number)   Identification No.)


                       P.O. Box 1232
                      Cherry Hill, NJ                     08034
             (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  609-488-3838



Item 5.   Other Events.

          On May 23, 1997, International Thoroughbred Breeders, Inc. (the "Company") and certain of its direct and indirect subsidiaries entered into a two-year $55 million credit facility with Credit Suisse First Boston Mortgage Capital LLC ("CSFB"), secured by a pledge of certain of the personal and real property of the Company and its subsidiaries (the "CSFB Credit Facility"). The proceeds of the CSFB Credit Facility were used to repay in full the Company's $30 million credit facility with Foothill Capital Corporation and will also provide funds for working capital and other general corporate purposes, including, but not limited to, development of the former El Rancho Hotel and Casino in Las Vegas, Nevada. Interest under the CSFB Credit Facility is payable monthly in arrears at a margin over the London interbank offered rate. The scheduled maturity date of the CSFB Credit Facility is June 1, 1999, at which time all outstanding principal and interest are payable in full.

          The CSFB Credit Facility is evidenced by a Convertible Promissory Note (the "Note") pursuant to which $10 million of the aggregate principle amount of the Note can be converted under certain conditions, at the option of CSFB, to an aggregate of 1,142,857 shares of the Company's Common Stock (subject to adjustment in certain events) at a conversion price of $8.75 per share. In addition, pursuant to the Loan Agreement dated May 23, 1997 (the "Loan Agreement") by and among CSFB, the Company and certain of its direct and indirect subsidiaries, CSFB was granted warrants to purchase 546,847 shares and 497,153 shares at an exercise price of $4.375 per share (subject to adjustment in certain events). The warrant for 546,847 shares is immediately exercisable and the warrant for 497,153 shares becomes exercisable at such time as CSFB delivers to the Company a commitment for a construction loan or a permanent take-out loan to provide certain additional funding to the Company.

          In connection with the Loan Agreement, CSFB also obtained the right to receive 232,652 shares upon the conversion of a promissory note issued by the Company and its wholly-owned subsidiary, Orion Casino Corporation, to a third party in consideration of CSFB's consent to such transaction and the right to receive further shares on consummation of a proposed related acquisition by the Company equal to 10% of the consideration paid by the Company for such acquisition. The Company has granted CSFB certain registration rights with respect to the warrants and the shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits.

               The following exhibits are filed as part of this
               Report:

               10.1 Loan Agreement dated May 23, 1997 by and
                    among CSFB and the Company and certain of its subsidiaries.

               10.2 Warrant dated May 23, 1997 to purchase
                    546,847 shares.

               10.3 Warrant dated May 23, 1997 to purchase
                    497,153 shares.

               10.4 Registration Rights Agreement dated as of May
                    23, 1997 between the Company and CSFB.


                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 18, 1997                   INTERNATIONAL
                                        THOROUGHBRED BREEDERS,
                                        INC.


                                   By:/s/ Nunzio P. DeSantis
                                        Nunzio P. DeSantis,
                                        President and Chief
                                        Executive Officer


                          EXHIBIT INDEX


Exhibit No.         Description of Document


10.1 Loan Agreement dated May 23, 1997 by and among CSFB and the Company and certain of its subsidiaries.

10.2                Warrant dated May 23, 1997 to purchase
                    546,847 shares.

10.3                Warrant dated May 23, 1997 to purchase
                    497,153 shares.

10.4                Registration Rights Agreement dated as of May
                    23, 1997
                    between the Company and CSFB.




                              LOAN AGREEMENT

                              BY AND BETWEEN


              CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

                                    AND


                   INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                         GARDEN STATE RACE TRACK, INC.
                          FREEHOLD RACING ASSOCIATION
          INTERNATIONAL THOROUGHBRED GAMING DEVELOPMENT CORPORATION
                           ORION CASINO CORPORATION


                                  MAY 23, 1997



                        TABLE OF CONTENTS


ARTICLE 1  Definitions . . . . . . . . . . . . . . . . . . . .  2
     1.1   Definitions . . . . . . . . . . . . . . . . . . . .  2
     1.2   Accounting Terms. . . . . . . . . . . . . . . . . . 23
     1.3   Construction. . . . . . . . . . . . . . . . . . . . 23
     1.4   Schedules and Exhibits. . . . . . . . . . . . . . . 23

ARTICLE 2  The Loan. . . . . . . . . . . . . . . . . . . . . . 23
     2.1   Funding . . . . . . . . . . . . . . . . . . . . . . 23
     2.2   Loan Term . . . . . . . . . . . . . . . . . . . . . 24
     2.3   Interest Rate . . . . . . . . . . . . . . . . . . . 24
     2.4   Payments. . . . . . . . . . . . . . . . . . . . . . 27
     2.5   Prepayments of Loan . . . . . . . . . . . . . . . . 29
     2.6   Uses of Loan Proceeds . . . . . . . . . . . . . . . 30
     2.7   Reserves. . . . . . . . . . . . . . . . . . . . . . 30
     2.8   [Intentionally Omitted] . . . . . . . . . . . . . . 34
     2.9   Liability for Obligations . . . . . . . . . . . . . 34
     2.10  Conversion. . . . . . . . . . . . . . . . . . . . . 36

ARTICLE 3  Security. . . . . . . . . . . . . . . . . . . . . . 40
     3.1   Secured Obligations . . . . . . . . . . . . . . . . 40
     3.2   Collateral. . . . . . . . . . . . . . . . . . . . . 40

ARTICLE 4  Conditions Precedent to Loan. . . . . . . . . . . . 41
     4.1   Delivery of Loan Documents. . . . . . . . . . . . . 41
     4.2   Appraisals. . . . . . . . . . . . . . . . . . . . . 42
     4.3   Engineering Reports . . . . . . . . . . . . . . . . 42
     4.4   Title Policy and Endorsements . . . . . . . . . . . 43
     4.5   Surveys . . . . . . . . . . . . . . . . . . . . . . 43
     4.6   Environmental Reports . . . . . . . . . . . . . . . 44
     4.7   Leases. . . . . . . . . . . . . . . . . . . . . . . 44
     4.8   Contracts . . . . . . . . . . . . . . . . . . . . . 44
     4.9   Insurance . . . . . . . . . . . . . . . . . . . . . 44
     4.10  Compliance with Laws. . . . . . . . . . . . . . . . 44
     4.11  Commission Orders . . . . . . . . . . . . . . . . . 45
     4.12  Racing and Gaming Consents and Approvals. . . . . . 45
     4.13  Adjacent Garden State Contract. . . . . . . . . . . 45
     4.14  Counsel Opinions. . . . . . . . . . . . . . . . . . 45
     4.15  Representations and Warranties. . . . . . . . . . . 45
     4.16  No Default. . . . . . . . . . . . . . . . . . . . . 45
     4.17  No Injunction . . . . . . . . . . . . . . . . . . . 45
     4.18  Consents, Licenses, Approvals, etc. . . . . . . . . 45
     4.19  Transaction Costs . . . . . . . . . . . . . . . . . 45
     4.20  Mortgage Recording Tax. . . . . . . . . . . . . . . 45
     4.21  [Intentionally Omitted] . . . . . . . . . . . . . . 45
     4.22  Bankruptcy Remote Entities. . . . . . . . . . . . . 45
     4.23  Intra-Company Debt. . . . . . . . . . . . . . . . . 47
     4.24  Additional Items. . . . . . . . . . . . . . . . . . 47



ARTICLE 5  Representations and Warranties. . . . . . . . . . . 47
          5.1   Borrower Existence; Status; Enforceability . . 47
          5.2   Borrowers' Corporate Structure . . . . . . . . 48
          5.3   ITB Lender Stock . . . . . . . . . . . . . . . 49
          5.4   Borrower's Organizational Documents. . . . . . 49
          5.5   Authorization; Conflict. . . . . . . . . . . . 50
          5.6   Approvals. . . . . . . . . . . . . . . . . . . 50
          5.7   Title. . . . . . . . . . . . . . . . . . . . . 50
          5.8   Legal Compliance . . . . . . . . . . . . . . . 50
          5.9   Project Access . . . . . . . . . . . . . . . . 51
          5.10  Utilities. . . . . . . . . . . . . . . . . . . 51
          5.11  Physical Condition . . . . . . . . . . . . . . 51
          5.12  Flood Hazards/Wetlands . . . . . . . . . . . . 51
          5.13  Taxes/Assessments. . . . . . . . . . . . . . . 51
          5.14  Tax Returns. . . . . . . . . . . . . . . . . . 52
          5.15  Eminent Domain . . . . . . . . . . . . . . . . 52
          5.16  Casualty Damage. . . . . . . . . . . . . . . . 52
          5.17  Leases . . . . . . . . . . . . . . . . . . . . 52
          5.18  Contracts. . . . . . . . . . . . . . . . . . . 52
          5.19  Litigation . . . . . . . . . . . . . . . . . . 52
          5.20  Investment Company Act . . . . . . . . . . . . 53
          5.21  Public Utility Holding Company Act . . . . . . 53
          5.22  Foreign Ownership. . . . . . . . . . . . . . . 53
          5.23  Solvency . . . . . . . . . . . . . . . . . . . 53
          5.24  Financial Statements/No Change . . . . . . . . 53
          5.25  Accuracy . . . . . . . . . . . . . . . . . . . 53
          5.26  Use of Credit. . . . . . . . . . . . . . . . . 54
          5.27  No Broker. . . . . . . . . . . . . . . . . . . 54
          5.28  Commission Orders. . . . . . . . . . . . . . . 54
          5.29  Employee Benefits. . . . . . . . . . . . . . . 54
     5.30  Compliance With The ADA . . . . . . . . . . . . . . 55
     5.31  The El Rancho Property. . . . . . . . . . . . . . . 55
     5.32  The Freehold Property . . . . . . . . . . . . . . . 55
     5.33  The Garden State Property . . . . . . . . . . . . . 56
     5.34  The Adjacent Garden State Property. . . . . . . . . 56
     5.35  Atlantic City Harness, Inc. . . . . . . . . . . . . 56
     5.36  Permits . . . . . . . . . . . . . . . . . . . . . . 56
     5.37  Other Agreements. . . . . . . . . . . . . . . . . . 56
     5.38  Due Diligence Materials . . . . . . . . . . . . . . 56
     5.39  Qualification Investigation . . . . . . . . . . . . 57

ARTICLE 6  Affirmative Covenants . . . . . . . . . . . . . . . 57
     6.1   Payment of Obligations. . . . . . . . . . . . . . . 57
     6.2   Existence; Compliance with Law. . . . . . . . . . . 57
     6.3   Insurance . . . . . . . . . . . . . . . . . . . . . 57
     6.4   Maintenance of Properties . . . . . . . . . . . . . 60
     6.5   Impositions and Other Claims. . . . . . . . . . . . 60
     6.6   Inspection. . . . . . . . . . . . . . . . . . . . . 60
     6.7   Books and Records/Audits. . . . . . . . . . . . . . 61
     6.8   Financial Statements and Other Reporting
           Requirements. . . . . . . . . . . . . . . . . . . . 61


     6.9   Notice of Litigation or Default . . . . . . . . . . 66
     6.10  Single Purpose Entity . . . . . . . . . . . . . . . 66
     6.11  Foreign Ownership . . . . . . . . . . . . . . . . . 68
     6.12  Tangible Consolidated Net Worth . . . . . . . . . . 68
     6.13  Development of the El Rancho Property . . . . . . . 68
     6.14  Sale of Adjacent Garden State Property. . . . . . . 68
     6.15  Circa Property. . . . . . . . . . . . . . . . . . . 70
     6.16  Gaming and Racing Applications. . . . . . . . . . . 71
     6.17  ITB to Reserve Stock. . . . . . . . . . . . . . . . 71
     6.18  Taxes on Conversion and Exercise. . . . . . . . . . 71
     6.19  Borrower's Cooperation. . . . . . . . . . . . . . . 71
     6.20  Amendment to ITB Organizational Documents . . . . . 72
     6.21  Further Assurances. . . . . . . . . . . . . . . . . 72
     6.22  Delivery of Garden State Survey . . . . . . . . . . 72
     6.23  Documents for Other Subsidiaries. . . . . . . . . . 73

ARTICLE 7  Negative Covenants. . . . . . . . . . . . . . . . . 73
     7.1   No Amendments . . . . . . . . . . . . . . . . . . . 73
     7.2   No Additional Indebtedness; Liens . . . . . . . . . 73
     7.3   Limitation on Fundamental Changes . . . . . . . . . 74
     7.4   Limitation on Distributions . . . . . . . . . . . . 75
     7.5   Transfer. . . . . . . . . . . . . . . . . . . . . . 75
     7.6   Accounting Policies . . . . . . . . . . . . . . . . 75
     7.7   Compliance with ERISA . . . . . . . . . . . . . . . 76
     7.8   Limitation on Negative Pledge Clauses . . . . . . . 76
     7.9   Lienable Work . . . . . . . . . . . . . . . . . . . 76
     7.10  Property Management . . . . . . . . . . . . . . . . 76
     7.11  Use of Properties . . . . . . . . . . . . . . . . . 76
     7.12  Corporate Changes . . . . . . . . . . . . . . . . . 76
     7.13  Prepayments . . . . . . . . . . . . . . . . . . . . 76
     7.14  Change of Control . . . . . . . . . . . . . . . . . 77
     7.15  The El Rancho Property. . . . . . . . . . . . . . . 77
     7.16  Transactions with Affiliates. . . . . . . . . . . . 77
     7.17  No Additional Shares. . . . . . . . . . . . . . . . 77
     7.18  New Contracts; Amendments to Existing Contracts . . 78
     7.19  Use of Proceeds . . . . . . . . . . . . . . . . . . 78

ARTICLE 8  Events of Default; Acceleration of Obligations;
           Remedies. . . . . . . . . . . . . . . . . . . . . . 78
     8.1   Events of Default . . . . . . . . . . . . . . . . . 78
     8.2   Acceleration; Remedies. . . . . . . . . . . . . . . 83
     8.3 Waiver of Stay, Extension and Moratorium Laws, Appraisal and Valuation, Redemption and
           Marshaling. . . . . . . . . . . . . . . . . . . . . 84
     8.4   Preferences . . . . . . . . . . . . . . . . . . . . 85

ARTICLE 9  Exit Fee. . . . . . . . . . . . . . . . . . . . . . 85
     9.1   Payment of Exit Fee . . . . . . . . . . . . . . . . 85
     9.2   Characterization of Exit Fee. . . . . . . . . . . . 85


ARTICLE 10  Miscellaneous. . . . . . . . . . . . . . . . . . . 86
     10.1   Expenditures and Expenses. . . . . . . . . . . . . 86
     10.2   Servicing. . . . . . . . . . . . . . . . . . . . . 86
     10.3   Disclosure of Information. . . . . . . . . . . . . 86
     10.4   Sale of Loan . . . . . . . . . . . . . . . . . . . 87
     10.5   Forbearance by Lender Not a Waiver . . . . . . . . 87
     10.6   Governing Law; Severability. . . . . . . . . . . . 87
     10.7   Relationship . . . . . . . . . . . . . . . . . . . 88
     10.8   Indemnity. . . . . . . . . . . . . . . . . . . . . 88
     10.9   Notice . . . . . . . . . . . . . . . . . . . . . . 88
     10.10  Successors and Assigns Bound; Agents; and
            Captions . . . . . . . . . . . . . . . . . . . . . 89
     10.11  Lender's Consents and Approvals. . . . . . . . . . 90
     10.12  Time of Essence. . . . . . . . . . . . . . . . . . 90
     10.13  Venue. . . . . . . . . . . . . . . . . . . . . . . 90
     10.14  Jury Trial Waiver. . . . . . . . . . . . . . . . . 90
     10.15  Counterparts . . . . . . . . . . . . . . . . . . . 91
     10.16  Final Agreement/Modification . . . . . . . . . . . 91
     10.17  Survival . . . . . . . . . . . . . . . . . . . . . 91
     10.18  Injunctive Relief. . . . . . . . . . . . . . . . . 92
     10.19  Consequential Damages. . . . . . . . . . . . . . . 92
     10.20  Construction . . . . . . . . . . . . . . . . . . . 92
     10.21  Recitals . . . . . . . . . . . . . . . . . . . . . 92
     10.22  No Fees for Waivers and Modifications. . . . . . . 92
     10.23  Confidentiality. . . . . . . . . . . . . . . . . . 92
     10.24  Lender Representations . . . . . . . . . . . . . . 93
     10.25  Characterization of Fees and Other Consideration
             to Lender . . . . . . . . . . . . . . . . . . . . 94



EXHIBITS
EXHIBIT A-1         Description of Garden State Property
EXHIBIT A-2         Description of Freehold Property
EXHIBIT A-3         Description of El Rancho Property
EXHIBIT A-4         Description of Adjacent Garden State Property
EXHIBIT A-5         Description of Circa Property
EXHIBIT B           Structural Chart of Borrower

SCHEDULES
SCHEDULE 1          Contracts
SCHEDULE 2          Pending Litigation
SCHEDULE 3          Permits
SCHEDULE 4          Preliminary Document Request List
SCHEDULE 5.2(a)     ITB Warrants and Stock Options
SCHEDULE 5.2(i)     List of Other Subsidiaries
SCHEDULE 7.1        Indebtedness
SCHEDULE P-1        Liens




                                 LOAN AGREEMENT

          LOAN AGREEMENT dated this 23rd day of May, 1997 (as from time to time amended in accordance with the terms hereof and in effect, the "Agreement") by and among INTERNATIONAL THOROUGHBRED BREEDERS, INC., a Delaware corporation ("ITB"), GARDEN STATE RACE TRACK, INC., a New Jersey corporation ("GSRT"), FREEHOLD RACING ASSOCIATION, a New Jersey corporation ("FRA"), INTERNATIONAL THOROUGHBRED GAMING DEVELOPMENT CORPORATION, a New Jersey corporation ("ITGDC"), and ORION CASINO CORPORATION, a Nevada corporation ("OCC") (all of the foregoing, individually and collectively, jointly and severally, "Borrower" or, for purposes of technical grammatical clarity, "Borrowers"), and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company (together with its successors and assigns, "Lender").

                            RECITALS:

          A. Lender has agreed to make a loan (the "Loan") to Borrower in the amount of Fifty Five Million and 00/100 Dollars ($55,000,000.00) (the "Loan Amount") subject to the terms and conditions contained herein. The Loan is evidenced by a certain Convertible Promissory Note of even date herewith in the Loan Amount (together with any amendments thereto and substitutions therefor, the "Note").

          B.  GSRT is the owner of (i) those certain approximately
222.75 acres of real property located in Camden County, New Jersey, together with the improvements constructed or to be constructed thereon, commonly known as Garden State Race Track and more specifically described in Exhibit "A-1" attached hereto (the "Garden State Property"), and (ii) those certain approximately 56 acres of real property located in Camden County, New Jersey, together with the improvements constructed or to be constructed thereon, more specifically described in Exhibit "A-4" attached hereto (the "Adjacent Garden State Property").

          C. FRA is the owner of those certain approximately 57 acres of real property located in Monmouth County, New Jersey, together with the improvements constructed or to be constructed thereon, commonly known as Freehold Raceway and more specifically described in Exhibit "A-2" attached hereto (the "Freehold Property").

          D. OCC is the owner of those certain approximately 20.86 acres of real property located in Clark County, Nevada, together with the improvements constructed or to be constructed thereon, commonly known as El Rancho Hotel and Casino and more specifically described in Exhibit "A-3" attached hereto (the "El Rancho Property"; and collectively with the Garden State Property, the Adjacent Garden State Property, the Circa Property (as hereinafter defined) (when subject to a recorded Mortgage (as hereinafter defined) in accordance with Section 6.15 hereof) and the Freehold Property, the "Properties").

          E.  ITGDC owns 100% of the stock in OCC.

          F. ITB owns 100% of the stock in each of GSRT, FRA and ITGDC and other companies.

          G. Borrower will use the proceeds of the Loan for the purpose of refinancing various loans affecting the Properties, funding certain working capital needs of Borrowers, and funding certain development costs of the El Rancho Property, all in accordance with the terms and conditions of this Agreement.

          H. GSRT will derive substantial benefit from the Loan as a result of certain of the proceeds thereof being used to refinance a loan encumbering the Garden State Property.

          I. FRA will derive substantial benefit from the Loan as a result of certain of the proceeds thereof being used to refinance a loan encumbering the Freehold Property.

          J. OCC will derive substantial benefit from the Loan as a result of certain of the proceeds thereof being used (i) to refinance a loan encumbering the El Rancho Property, and (ii) for the payment of certain development costs in connection with the El Rancho Property.

          K. ITGDC will derive substantial benefit from the Loan as a result of (i) certain of the proceeds thereof being used to fund certain of ITGDC's working capital needs, and (ii) the benefits of the Loan described above received by OCC, a wholly-owned subsidiary of ITGDC.

          L. ITB will derive substantial benefit from the Loan as a result of (i) certain of the proceeds thereof being used to fund certain of ITB's working capital needs, and (ii) the benefits of the Loan described above received by GSRT, FRA and ITGDC, each wholly-owned subsidiaries of ITB.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                            ARTICLE 1
                           Definitions

          1.1  Definitions.   In addition to the definitions set
forth in the foregoing Recitals, which are hereby incorporated into the substantive provisions of this Agreement, as used in this Agreement, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in any other provision of this Agreement which are stated in the singular shall have the same meanings when used in the plural and vice versa):

          "Account and Security Agreement" shall have the meaning set forth in Section 4.1(p) hereof.

          "ACH" means Atlantic City Harness, Inc., a New Jersey corporation, a wholly-owned subsidiary of ITB.

          "ACH Letter Agreement" means a letter agreement executed by ACH in favor of Lender relating to ACH's involvement with the Freehold Property, in form and content reasonably satisfactory to Lender.

          "ADA" means the Americans with Disabilities Act, 42
U.S.C. Section 12101, et. set., and all applicable rules and regulations promulgated thereunder.

          "Additional Funding" means the additional funding referred to in the section of the Term Sheet entitled "Additional
Funding".

          "Adjacent Garden State Property" shall have the meaning set forth in Recital B hereto.

          "Adjacent Garden State Contract" means that certain
Agreement of Sale and Purchase dated December 15, 1995 between GSRT and The Four B's for the sale of the Adjacent Garden State
Property, as amended by amendments dated January 26, 1996, February 2, 1996, February 9, 1996 and February 3, 1997.

          "Affiliate" means with respect to any Person, (i) a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person; (ii) any officer, director, partner or shareholder (provided such shareholder has or is deemed to have Control) of such Person; and (iii) if such Person is an individual,
(a) any member of the immediate family (including parents, spouse, children and siblings) of such individual, (b) any trust whose principal beneficiary is such individual or one or more members of such immediate family, and (c) any Person who is controlled by any such member or trust. With respect to Borrower, it is expressly acknowledged that, without limitation, all of the Persons identified on the structural chart annexed hereto as Exhibit B are Affiliates.

          "Agreement" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Applicable Law" shall have the meaning set forth in
Section 5.8 hereof.

          "Appraisals" shall have the meaning set forth in Section
4.2 hereof, as the same may be updated in connection with the Extension Term.

          "Appraiser" shall have the meaning set forth in Section
4.2 hereof.

          "Approval Notification Letter" means a certain letter from Lender to DeSantis on behalf of ITB dated April 10, 1997, constituting the "Approval Notification" contemplated by the Term
Sheet.

          "Assignment of Leases" means, collectively, (i) that certain Assignment of Leases and Rents given by GSRT to Lender in connection with the Garden State Property, (ii) that certain Assignment of Leases and Rents given by GSRT to Lender in connection with the Adjacent Garden State Property, (iii) that certain Assignment of Leases and Rents given by FRA to Lender in connection with the Freehold Property, (iv) that certain Assignment of Leases and Rents given by OCC to Lender in connection with the El Rancho Property, and (v) upon Lender's election pursuant to and in accordance with Section 6.15 hereof, that certain Assignment of Leases and Rents given by Circa to Lender in connection with the Circa Property, the form and substance of all of which shall be satisfactory to Lender.

          "Bankruptcy Decisions" shall have the meaning set forth in Section 4.22 hereof.

          "Base Rate" means for any day, as determined by Lender, the interest rate per annum offered for deposits in U.S. dollars for a one month period in the London interbank market which appears on Telerate Page 3750 or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purpose of displaying such rate (collectively, "Telerate Page 3750") as of 11:00 a.m., London time, on the date of determination (or if such date is not a Eurodollar Business Day, then on the immediately preceding Eurodollar Business Day). If such rate does not appear on Telerate Page 3750 (or the successor page thereto) as of 11:00 a.m., London time, on such date of determination (or if such date is not a Eurodollar Business Day, then on the immediately preceding Eurodollar Business Day), the Base Rate shall be the arithmetic mean of the offered rates (expressed as a one hundred basis point percentage per annum) for deposits in U.S. dollars for a one month period that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date of determination (or if such date is not a Eurodollar Business Day, then on the immediately preceding Eurodollar Business Day), if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on such date of determination (or if such date is not a Eurodollar Business Day, then on the immediately preceding Eurodollar Business Day), Lender shall request the principal London office of any four major reference banks in the London interbank market selected by Lender to provide such bank's offered quotation (expressed as a one hundred basis point percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for a one month period as of 11:00 a.m., London time, on such date of determination (or if such date is not a Eurodollar Business Day, then on the immediately preceding Eurodollar Business Day) for amounts of not less than U.S. $1,000,000. If at least two such offered quotations are so provided, the Base Rate shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, Lender shall request any three major banks in New York City selected by Lender to provide such bank's rate (expressed as a one hundred basis point percentage per annum) for loans in U.S. dollars to leading European banks for a one month period as of approximately 11:00 a.m., New York City time, on such date of determination for amounts of not less than U.S. $1,000,000. If at least two such rates are so provided, the Base Rate shall be the arithmetic mean of such rates. If fewer than two rates are so provided or if, at any time Lender reasonably determines, which determination shall be conclusive absent manifest error, that the quotation of interest rates or the deposits referred to in the preceding sentences are unavailable by reason of circumstances affecting the Eurocurrency market, Lender shall notify Borrower, and thereafter during the continuation of such circumstances, the Base Rate shall mean, as of the date of determination, the then current yield (stated as an annual percentage rate) on U.S. Treasury obligations having a maturity equal to the number of whole months from the date of determination until the Maturity Date, or the nearest equivalent maturity.

          "Borrower" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Borrowers" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Broker" shall have the meaning set forth in Section 5.27 hereof.

          "Business Day" means any day other than a day when banks in New York, New York are closed.

          "Capital Adequacy Compensation" shall have the meaning set forth in Section 2.3.5(b) hereof.

          "Capital Adequacy Events" shall have the meaning set forth in Section 2.3.5(b) hereof.

          "Casino-Co" means Casino-Co Corporation, a Nevada corporation, a wholly-owned subsidiary of LVEN.

          "Change of Control" shall be deemed to have occurred at such time after the date of this Agreement as either of the following shall have occurred: (a) a "person" or "group" (within the meaning of Sections 13 (d) and 14(d) (2) of the Securities Exchange Act of 1934), other than a Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 5% of the total voting power of all classes of stock then outstanding of any Borrower normally entitled to vote in the election of directors; or (b) Robert E. Brennan becomes actively involved in the management of any Borrower. Notwithstanding anything to the contrary set forth herein, if any stock or other interest in any Borrower or right to manage any Borrower shall have been pledged or otherwise given as security prior to the date of this Agreement, a "Change of Control" shall be deemed to have occurred upon the exercise of any rights or remedies under or in connection with such pledge or other security arrangement which results in such stock or other interest or the right to manage being foreclosed or otherwise being finally vested in another person or entity, other than a Permitted Holder.

          "Circa" means Circa 1850, Inc., a New Jersey corporation, a wholly-owned subsidiary of ITB.

          "Circa Property" means the land and improvements consisting of six (6) single-family homes on the southern perimeter of the Garden State Property, more specifically described in Exhibit "A-5" attached hereto.

          "Claim" means any loss, liability, suit, demand, action, debt, cause of action, sum of money, account, bill trespass, judgement, claim, damage, fine penalty, cost or expense (including the fees, disbursements and expenses of outside counsel and the reasonable fees, disbursements and expenses of in-house staff counsel on an allocated basis in good faith determined by Lender).

          "Closing Date" shall have the meaning set forth in
Section 2.1 hereof.

          "Closing Statement" shall have the meaning set forth in
Section 2.6 hereof.

          "Coehlo" means Anthony Coehlo.

          "Coehlo Related Parties" means Coehlo, his Family Members and trusts established for the benefit of his Family Members.

          "Collateral" means any items of real or personal property provided as security under the Loan Documents for the payment and performance by Borrower of the Obligations, including the Properties and the Reserve Accounts, and the proceeds and products, whether tangible or intangible, of any of the foregoing including proceeds of insurance covering any or all of the Collateral, and any and all property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. Notwithstanding the foregoing, the Collateral shall not include any communications, gaming, racing or liquor licenses or any permits or agreements with any governmental authority of any of the Borrowers to the extent that the grant of a security interest therein is prohibited or restricted by Applicable Law; provided, however, that the Collateral shall include the proceeds from the sale or disposition of such licenses and permits, if any.

          "Commission Orders" means the State of New Jersey Casino Control Commission Orders, dated December 18, 1996 and January 13, 1997, together with a related approval letter from the State of New Jersey Department of Law and Public Safety Division of New Jersey Racing Commission dated December 23, 1996, in respect of the sale by Robert E. Brennan of his ITB Stock, as the foregoing may be amended from time to time, and any other orders by Racing/Gaming Authorities dealing with the same issues or as may otherwise pertain to the insulation of Robert E. Brennan or Persons affiliated with Robert E. Brennan from any ability to control or affect the affairs of any of the Borrowers or any of the Properties, as the same may be amended from time to time.

          "Construction Loan Condition" means either (a) an offer by Lender to Borrower to make a $50,000,000 construction loan in connection with the development of the El Rancho Property, or (b) an offer by Lender to Borrower to provide a standby forward commitment for a $50,000,000 construction loan by another lender in connection with the development of the El Rancho Property, such commitment to be subject only to (i) lien-free completion of the development of the El Rancho Property in accordance with approved plans and specifications, and (ii) the receipt of a certificate of occupancy or equivalent with respect thereto.

          "Contracts" shall have the meaning set forth in Section
4.8 hereof.

          "Control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having five percent (5%) or more of the voting power for the election of directors or other governing body of a corporation or five percent (5%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

          "Controlled Entity" means any Person as to which (and only during any period of time that)

          (a) the Coehlo Related Parties or the DeSantis Related Parties, individually or in combination, own and Control at least fifty-one percent (51%) of the outstanding voting stock by vote (assuming that all convertible instruments, warrants and options then outstanding have been exercised); and

          (b) the Coehlo Related Parties or the DeSantis Related Parties, individually or in combination, have the power to elect such number of members to the board of directors of such Person as is necessary to make all material decisions on behalf of such Person.

          "Conversion Amount" shall have the meaning set forth in
Section 2.10.1 hereof.

          "Conversion Date" shall have the meaning set forth in
Section 2.10.1 hereof.

          "Conversion Price" shall have the meaning set forth in
Section 2.10.1 hereof.

          "Costs" means (i) all Claims; (ii) all actual fees, disbursements and expenses of Lender's and Servicer's outside counsel and reasonable attorneys' fees of Lender's and Servicer's in-house staff counsel, receivers' fees, engineers' fees, accountants' fees, appraisal fees, independent consultants' fees (including environmental consultants), servicing fees (subject to Section 10.2 hereof) and custodial fees which may be paid or incurred by or on behalf of Lender in connection with or in any way related to this Agreement or the other Loan Documents or any security afforded thereby, including in connection with or for any of the purposes set forth in sub-clauses (a) - (m) of the following clause (iv), inclusive; (iii) all actual expenditures and expenses which may be paid or incurred by or on behalf of Lender in connection with or in any way related to advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including actual fees, disbursements and expenses of Lender's and Servicer's outside counsel and reasonable in-house staff counsel fees and expenses incurred in connection with a "workout," a "restructuring," or an insolvency proceeding concerning any Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought; and (iv) reasonable out-of-pocket expenditures and expenses which may be reasonably paid or incurred by or on behalf of Lender in connection with or in any way related to this Agreement or the other Loan Documents or any security afforded thereby, including in connection with or for any of the following purposes: (a) repairs; (b) to remove from, or protect against, Liens on any of the Collateral other than Permitted Liens (to the extent that they remain qualified as such and no defaults have occurred under or in respect thereof); (c) to monitor the proceedings or actions of any Borrower in satisfying or complying with the obligations under the Loan Documents or to obtain advice or representation with respect to any matters related in any way to the Loan Documents; (d) any audit or inspection of any of the Properties; (e) upon the occurrence and during the continuation of a Default, documentary and expert evidence, stenographers' charges, stamp taxes, publication costs and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all abstracts of title, title and UCC searches and examinations, title insurance policies and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale of any of the Properties the true condition of the title to, or the value of, such Property(ies); (f) upon the occurrence and during the continuation of a Default, preserving the value of the Collateral; (g) the disbursement of funds to any Borrower (by wire transfer or otherwise); (h) resulting from the dishonor of checks; (i) upon the occurrence and during the continuation of a Default, to correct any Default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; (j) the enforcement of Lender's remedies; (k) upon the occurrence and during the continuation of a Default, obtaining approvals or permits to operate any of the Properties as they are currently or then being operated; (l) cooperating with any Borrower in obtaining or preserving licenses, approvals or permits; and (m) all fees and charges imposed by the Depository in connection with the establishment and maintenance of any of the Reserve Accounts.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Default Rate" shall mean, in respect of any principal of the Loan or any other amount payable to Lender under this Agreement, the Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), a rate per annum, during the period from and including the due date to the date on which such amount is paid in full, equal to eight and one-half percent (8.5%) plus the Base Rate, as determined as of two (2) Eurodollar Business Days prior to the first (1st) Business Day of each calendar month, but in no event greater than the Highest Lawful Rate. To the extent that the Default Rate shall be applicable for a period that extends beyond the last day of any calendar month, the Default Rate shall be recalculated on the first day of each calendar month.

          "Default Termination Provision" shall have the meaning set forth in Section 7.16 hereof.

          "Deferred Maintenance Account" shall have the meaning set forth in Section 2.7.4 hereof.

          "Deferred Maintenance Funds" shall have the meaning set forth in Section 2.7.4 hereof.

          "Depository" shall have the meaning set forth in the Reserve Account Agreement.

          "DeSantis" means Nunzio DeSantis.

          "DeSantis Related Parties" means DeSantis, his Family
Members and trusts established for the benefit of his Family
Members.

          "Dollars" and "$" shall mean lawful money of the United
States of America.

          "El Rancho Indebtedness" means the Indebtedness secured by the El Rancho Lien.

          "El Rancho Lien" means the lien on the El Rancho
Property, securing indebtedness in the original principal amount of $10,500,000 and with an outstanding principal balance on the date hereof of $10,500,000.

          "El Rancho Property" shall have the meaning set forth in Recital D hereto.

          "El Rancho Reserve Account" shall have the meaning set forth in Section 2.7.7 hereof.

          "El Rancho Reserve Funds" shall have the meaning set forth in Section 2.7.7 hereof.

          "Engineering Reports" shall have the meaning set forth in
Section 4.3 hereof.

          "Entertainment Agreement" shall have the meaning set forth in Section 7.16 hereof.

          "Environmental Remediation Account" shall have the meaning set forth in Section 2.7.5 hereof.

          "Environmental Remediation Funds" shall have the meaning set forth in Section 2.7.5 hereof.

          "Environmental Report" shall have the meaning set forth in Section 4.6 hereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any predecessor, successor, or superseding laws of the United States of America, together with all regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which, within the meaning of section 414 of the IRC, is: (a) under common control with any Borrower; (b) treated, together with any Borrower, as a single employer; (c) treated as a member of an affiliated service group of which any Borrower is also treated as a member; or (d) is otherwise aggregated with any Borrower for purposes of the employee benefits requirements listed in IRC Section 414(m)(4).

          "ERISA Event" means any one or more of the following: (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a Prohibited Transaction with respect to any Plan; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan, which withdrawal would result in material liability for the Borrower; (d) the complete or partial withdrawal of any Borrower or an ERISA Affiliate from a Qualified Plan during a plan year in which it was, or was treated as, a "substantial employer" as defined in Section 4001(a) (2) of ERISA, which withdrawal would result in material liability for the Borrower; (e) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, any Borrower or any ERISA Affiliate is required to make; (f) the filing of a notice of intent to terminate, or the treatment of a plan amendment as a termination, under Sections 4041 or 4041A of ERISA; (g) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for administer, any Qualified Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; and (i) a violation of the applicable requirements of Sections 404 or 405 of ERISA, or the exclusive benefit rule under Section 403(c) of ERISA, by any fiduciary or disqualified person with respect to any Plan for which any Borrower or any ERISA Affiliate may be directly or indirectly liable.

          "Eurodollar Business Day" means any day on which commercial banks are open for international business (including dealings in Dollars) in London, England.

          "Event of Default" shall have the meaning set forth in
Section 8.1 hereof.

          "Exit Fee" shall have the meaning set forth in Section
9.1 hereof.

          "Extension Commencement Date" shall have the meaning set forth in Section 2.2.2 hereof.

          "Extension Notice" shall have the meaning set forth in
Section 2.2.2 hereof.

          "Extension Term" shall have the meaning set forth in
Section 2.2.2 hereof.

          "Family Member" means, as to any individual, any other individual having a relationship by blood (to the third degree of consanguinity), marriage or adoption to such individual.

          "FEIN" means federal employer identification number.

          "FRA" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Freehold Liens" means the first and second liens on the Freehold Property, presently held by Kenneth R. Fisher, securing
Indebtedness in the aggregate original principal amount of $15,084,548.71 and with an aggregate outstanding principal balance on the date hereof of $13,328,298.71.

          "Freehold Property" shall have the meaning set forth in the recitals hereto.

          "Funding Losses" shall have the meaning set forth in
Section 2.3.5(a) hereof.

          "Funding Party" shall mean any bank or other entity, if any, which is directly or indirectly funding Lender with respect to the Loan, in whole or in part, including any direct or indirect assignee of, or participant in, the Loan.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

          "Garden State Contingency" means either (a) the receipt of the Theater Approval (as defined in the February 3, 1997 Fourth Amendment to the Adjacent Garden State Contract (the "Fourth Amendment")) within the period set forth in Section 6 of the Fourth Amendment, or (b) the execution and delivery of a final settlement with respect to, or any other final liquidation of, the amounts contingently owed to GSRT under the Fourth Amendment.

          "Garden State Contingent Proceeds" means the Additional Consideration (as defined in the Fourth Amendment) and all other amounts paid or payable pursuant to Section 6 of the Fourth Amendment or any final settlement or liquidation with respect thereto.

          "Garden State Lien" means the first lien on the Adjacent Garden State Property, presently held by Banque SCS Alliance, securing Indebtedness in the original principal amount of $3,000,000 and with an outstanding principal balance on the date hereof of $3,000,000.

          "Garden State Loans" means, collectively, the Indebtedness secured by the Garden State Lien and the Garden State Unrecorded Interest.

          "Garden State Property" shall have the meaning set forth in Recital B hereto.

          "Garden State Sun Loan" shall have the meaning set forth in Section 6.14(e) hereof.

          "Garden State Sun Mortgage" shall have the meaning set forth in Section 6.14(e) hereof.

          "Garden State Survey" shall have the meaning set forth in
Section 6.22 hereof.

          "Garden State Unrecorded Interest" means the unrecorded mortgage or other security interest on the Adjacent Garden State Property, presently held by BFC Banque Financiere de la Cite, securing Indebtedness in the original principal amount of $3,000,000 and with an outstanding principal balance on the date hereof of $3,000,000.

          "Green" means Bob Green.

          "Green Related Parties" means Green, his Family Members and trusts established for the benefit of his Family Members.

          "GSRT" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Highest Lawful Rate"means the maximum rate allowable under any applicable usury law or similar law limiting charges allowable for borrowed money.

          "Impositions"  shall have the meaning set forth in
Section 6.5 hereof.

          "Indebtedness" means any and all liabilities and obligations owing by any Person to any Person, including principal, interest, charges, fees, reimbursements and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended,
(a) in respect of any borrowed money (whether by loans, the issuance and sale of debt securities or the sale of any property to another Person subject to an understanding, agreement, contract or otherwise to repurchase such property) or for the deferred purchase price of any property or services (other than trade accounts payable or accrued expenses incurred in the ordinary course of business and payable within ninety (90) days ("Trade Payables")),
(b) as lessee under any leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (c) under direct or indirect guarantees and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure any creditor against loss in respect of the obligations of others, (d) in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such indebted Person, or
(e) in respect of unfunded vested benefits under plans covered by ERISA or any similar liabilities to, for the benefit of, or on behalf of any employees of such indebted Person. To the extent any principal Indebtedness is permitted pursuant to the terms hereof, all interest, charges, fees, reimbursements and expenses payable in accordance with the terms thereof shall also be deemed permitted hereunder.

          "Independent Director" shall have the meaning set forth in Section 4.22 hereof.

          "Insurance Escrow Payment" shall have the meaning set forth in Section 2.7.2 hereof.

          "Insurance Premiums" shall have the meaning set forth in
Section 2.7.2 hereof.

          "Interest Accrual Period" means, with respect to any Payment Date, the calendar month preceding such Payment Date, provided that (a) no Interest Accrual Period shall end later than the Maturity Date (other than for purposes of calculating Default Interest), and (b) the initial Interest Accrual Period shall begin on the date hereof.

          "Interest Rate" shall have the meaning set forth in
Section 2.3.1 hereof.

          "Interest Reserve Account" shall have the meaning set forth in Section 2.7.3 hereof.

          "Interest Reserve Funds" shall have the meaning set forth in Section 2.7.3 hereof.

          "Interest Reserve Renewal Target" means an amount equal to interest at the Interest Rate on the Outstanding Principal
Balance as of the Extension Commencement Date for the Extension
Term.

          "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder from time to time.

          "ITB" shall have the meaning set forth in the initial paragraph of this Agreement.

          "ITB Fairness Opinion Value" shall have the meaning set forth in the Tri-Party Agreement.

          "ITB Lender Stock" shall mean the ITB Stock, and the rights to acquire the same, set forth in Section 2.10 hereof and in the Warrants.

          "ITB Stock" shall mean the shares of the common stock of ITB, par value $2.00 per share.

          "ITGDC" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Leases" shall have the meaning set forth in Section 4.7 hereof.

          "Lender" shall have the meaning set forth in the initial paragraph of this Agreement.

          "Lender Consideration Shares" shall have the meaning set forth in the Tri-Party Agreement.

          "Lender Conversion Shares" shall have the meaning set forth in the Tri-Party Agreement.

          "Lien" shall have the meaning set forth in Section 7.2 hereof.

          "Litigation" shall have the meaning set forth in Section
6.9 hereof.

          "Loan" shall have the meaning set forth in Recital A hereto.

          "Loan Amount" shall have the meaning set forth in Recital
A hereto.

          "Loan Documents" shall have the meaning set forth in
Section 4.1 hereof.

          "Loan to Value Ratio" shall mean the ratio, expressed as a percentage, as of any date, of (a) the sum of (i) the then Outstanding Principal Balance plus (ii) the then aggregate outstanding principal balances of all Liens on any of the Properties which are senior (after giving effect to any subordination agreement recorded with respect thereto) to the Liens of Lender under the Loan Documents, and (b) the then aggregate appraised value of all of the Properties, considering the Properties as vacant and unimproved (except as to the Freehold Property, which shall be considered on the basis of an operating property if the Freehold Property shall, at the time of determination, still be operating as a race track substantially as operated on the date hereof), as determined by the Appraisals or any update thereof.

          "LVEN" means Las Vegas Entertainment Network, Inc., a
Delaware corporation.

          "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Market Value" shall have the meaning set forth in
Section 2.10.2 hereof.

          "Material Adverse Effect" shall mean (a) with respect to any Person, a material adverse effect on (i) the property, business, operations, financial condition, prospects, liabilities or capitalization of such Person, (ii) the ability of such Person to perform its obligations under any of the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents by or against such Person or any other party thereto, and (b) with respect to any of the Collateral (exclusive of the Circa Property), a material adverse effect on (i) the rights and remedies of Lender under any of the Loan Documents, or (ii) the performance of all of the obligations of Borrowers under any of the Loan Documents and the timely payment of the principal of or interest on the Loan or other amounts payable in connection therewith by Borrowers.

          "Maturity Date" shall mean the day which is the earlier to occur of (i) the Scheduled Maturity Date, or (ii) the date on which payment of the Loan shall have been accelerated pursuant to
Section 8.2 hereof.

          "Monthly Interest Payment" shall have the meaning set forth in Section 2.4.1 hereof.

          "Mortgages" means, collectively, (a) that certain First Mortgage, Assignment of Rents and Security Agreement given by GSRT to Lender and encumbering the Garden State Property as a first mortgage lien thereon, (b) that certain Third Mortgage, Assignment of Rents and Security Agreement given by FRA to Lender and encumbering the Freehold Property as a third mortgage lien thereon, subject only to the Freehold Liens, (c) that certain First Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing given by OCC to Lender and encumbering the El Rancho Property as a first deed of trust lien thereon, (d) that certain Second Mortgage, Assignment of Rents and Security Agreement given by GSRT to Lender and encumbering the Adjacent Garden State Property as a second mortgage lien thereon, subject only to the Garden State Lien, and
(e) upon Lender's election pursuant to and in accordance with
Section 6.15 hereof, that certain Second Mortgage, Assignment of Rents and Security Agreement given by Circa to Lender and encumbering the Circa Property as a second mortgage lien thereon, subject only to the Circa Lien, the form and substance of all of which shall be reasonably satisfactory to Lender.

          "Multiemployer Plan" means a multiemployer plan as defined in Sections 3 (37) or 4001(a)(3) of ERISA or Section 414 of the IRC in which employees of any Borrower or an ERISA Affiliate participate or to which any Borrower or any ERISA Affiliate contributes or is required to contribute.

          "New Adjacent Garden State Contract" shall have the meaning set forth in Section 6.14(b)

          "Note" shall have the meaning set forth in Recital A hereto.

          "Obligations" means the obligations evidenced or set forth hereunder and under the Note and the other Loan Documents, including Borrower's obligation to pay the principal, interest and any other sums payable in respect of the Loan under the Loan Documents and to perform and observe all of the provisions of the Loan Documents.

          "OCC"shall have the meaning set forth in the initial paragraph of this Agreement.

          "Organizational Documents" shall mean, for any corporation, all of the following as currently in effect: the certificate or articles of incorporation, the bylaws, corporate resolutions, an incumbency certificate, authorizations/qualifications to conduct business in all other States in which such corporation is conducting business (as determined by the laws of each such State), a certificate of good standing from the State of such corporation's incorporation, certificates of good standing from each other State in which such corporation is conducting business (as determined by the laws of each such State) and all amendments to any of the foregoing.

          "Other Agreements" shall have the meaning set forth in
Section 5.37 hereof.

          "Other Subsidiaries" means Olde English Management Co.,
Inc.; Olde English Equine Insurance Agency, Inc.; Philadelphia Turf Club, Inc.; Colonial Racing Club, Inc.; and International
Thoroughbred Breeders Management, Inc.

          "Outstanding Principal Balance" means, as of any date, the outstanding principal balance of the Loan.

          "Ownership Interest" means, with respect to any Person, ownership of the right to profits and losses of, and/or the right to exercise voting power to elect the directors, managers, operators or other management of, or otherwise to affect the direction of the management, policies or affairs of, such Person, whether through the ownership of securities, or partnership, membership or other interests therein, by contract or otherwise.

          "Payment Date" means July 1, 1997 and the first (1st) day of each calendar month thereafter during the Term.

          "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

          "Permits" shall have the meaning set forth in Section
4.10 hereof.

          "Permitted Acquisition" shall have the meaning set forth in the Tri-Party Agreement.

          "Permitted Contest" means (a) in respect of any Lien, to the extent permitted under Section 2.8 of the applicable Mortgage, and (b) in respect of any taxes, assessments or charges, to the extent that a contest would be permitted under Section 2.8 of the applicable Mortgage if such tax, assessment or other charge were a Lien, and provided that (i) the bond required under Section 2.8(vii) of the applicable Mortgage shall include 120% of all estimated penalties and interest which could reasonably accrue from the date such tax, assessment or other charge is due through the Maturity Date as a result of the non-payment of the full amount of such tax, assessment or other charge, and (ii) there is no imminent (90 days or less) risk of foreclosure.

          "Permitted Debt Conversion" shall have the meaning set forth in the Tri-Party Agreement.

          "Permitted Holder" means (a) the Coehlo Related Parties,
(b) the DeSantis Related Parties, (c) the Controlled Entities, (d) the Green Related Parties (but only to the extent of (i) the 1,452,008 shares of ITB Stock that Green presently has an option to acquire from NPD, Inc. and only for so long as such shares of ITB Stock are the subject of a proxy in favor of DeSantis or a Controlled Entity, and (ii) the 425,000 shares of ITB Stock currently held by Green Related Parties), (e) any other Person who has filed a Schedule 13(d) with the Securities and Exchange Commission on or prior to the Closing Date (but only as to the shares of ITB Stock that such Person holds as of the Closing Date),
(f) Lender and its transferees, successors and assigns, and (g)
LVEN.

          "Permitted Liens" means: (a) liens and security interests held by Lender; (b) the Freehold Liens, the Garden State Lien, the Garden State Unrecorded Interest and the El Rancho Lien;
(c) liens for unpaid taxes, assessments or charges that are not yet due and payable or that are the subject of (and then only to the extent that they continue to satisfy all conditions and requirements to) a Permitted Contest; (d) the interest of any Borrower as a lessee under any equipment lease entered into in the ordinary course of business; (e) Liens securing Indebtedness permitted under Section 7.2(f) hereof as long as that Lien only attaches to the asset purchased or acquired; (f) Liens set forth in Schedule "P-1" hereto; (g) Liens arising by operation of law, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, either (i) provided that the same is not subject to an action or proceeding to enforce such Lien, or (ii) to the extent the same is the subject of (and then only to the extent that they continue to satisfy all conditions and requirements of) a Permitted Contest; (h) Liens of or resulting from any judgment or award that does not constitute an Event of Default hereunder; (i) Liens under bonds required in connection with worker's compensation, unemployment insurance and other social security legislation or otherwise arising as a matter of law so long as no Default shall occur and be continuing; (j) any other liens and security interests approved in writing by Lender, which approval may be withheld in Lender's sole discretion, or included in any Title Policy; and (k) Liens in favor of Kenneth R. Fischer in and to the shares of stock of FRA, ACH and Circa.

          "Person" means any individual, trust, estate, partnership, limited liability company, limited liability partnership, corporation, voluntary association, joint venture, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or any ERISA Affiliate sponsors or maintains or to which any Borrower or ERISA Affiliate makes, is making, or is obligated to make, contributions, including any Multiemployer Plan or any Qualified Plan.

          "Prohibited Transaction" means any transaction described in Section 406 of ERISA which is not exempt by reason of Section 408 of ERISA, and any transaction described in Section 4975(c) of the IRC which is not exempt by reason of Section 4975(c) of the IRC.

          "Properties" shall have the meaning set forth in Recital
D hereto.

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the IRC which any Borrower or any ERISA Affiliate sponsors or maintains or to which any such Person makes, is making, or is obligated to make, contributions, or, in the case of a multiple-employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Racing/Gaming Authorities" means, collectively, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the New Jersey Racing Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, any division of any of the foregoing and any other applicable Federal, State or local governmental or quasi-governmental authority or authorities having jurisdiction with respect to conducting any racing or gaming activities at or from any of the Properties.

          "Registration Rights Agreement" means that certain
Registration Rights Agreement of even date herewith executed by Lender and ITB relating to the ITB Lender Stock and the Warrants.

          "Remaining Garden State Proceeds" shall have the meaning set forth in Section 6.14(a) hereof (it being understood and agreed that the same shall include any non-refundable sums, as and when the same become non-refundable, delivered to Borrower prior to the closing of any sale of the Adjacent Garden State Property on account of the purchase price thereof, as a contract extension fee or otherwise).

          "Reportable Event" means any event described in Section
4043 (other than subsections (b) (7) and (b) (9)) of ERISA.

          "Reserve Account Agreement" shall mean a certain Account Disbursement and Security Agreement of even date herewith between Borrower and Lender.

          "Reserve Accounts" shall mean, collectively, the Tax and Insurance Escrow Account, the Interest Reserve Account, the
Deferred Maintenance Account,  the Environmental Remediation
Account, the Working Capital Account and the El Rancho Reserve
Account.

          "Scheduled Maturity Date" shall mean June 1, 1999, as the same may be extended pursuant to Section 2.2.2 hereof.

          "Second Warrant" shall have the meaning set forth in the definition of "Warrant" set forth below.

          "Senior Lender Consent Agreement" means a consent and estoppel agreement in form and substance reasonably satisfactory to Lender from the holder of the Freehold Liens.

          "Servicer" shall have the meaning set forth in Section
10.2 hereof.

          "Servicing Fee" shall have the meaning set forth in
Section 10.2 hereof.

          "Short Period Interest Payment" shall have the meaning set forth in Section 2.4.1 hereof.

          "Sideletter" means a certain letter from Lender to DeSantis on behalf of ITB dated the date hereof and agreed and accepted by ITB on the date hereof, with respect to, among other things, certain amendments to and clarifications of the terms of the Term Sheet.

          "Single Purpose Entity" shall have the meaning set forth in Section 6.10 hereof.

          "Subordination Agreement" means a subordination agreement entered into by ITB, OCC, ITGDC, LVEN, Inc., Las Vegas
Communication Corporation and Casino-Co in favor of Lender, in form and substance reasonably satisfactory to Lender.

          "Substitute Remaining Garden State Proceeds" shall have the meaning set forth in Section 6.14(b) hereof.

          "Tangible Assets" means, as to any Person as at any particular date, all amounts that would be included as assets on a consolidated balance sheet of such Person and its subsidiaries as at such date, computed in accordance with GAAP, minus (without duplication) (a) the amount of any Indebtedness owed to such Person by any Affiliate of such Person, (b) the value of any intangible assets (including any value attributable to goodwill, organizational expenses, trademarks, tradenames and similar intellectual property rights, franchises, licenses and other items which would properly be treated as intangible in accordance with GAAP, (c) all reserves, prepaid expenses, deferred charges or unamortized debt discount and expense (except those paid or incurred in the ordinary course of business), (d) without duplication of amounts allocable to assets already excluded therefrom in accordance with GAAP, the value of any other securities of, capital contributions to, or investments in any Affiliate of such Person unless publicly traded, readily marketable, or capable of independent valuation, but such securities shall not fail to be readily marketable because of, for example, restrictions on transfer or other requirements of law where such restrictions or requirements are reasonably taken into consideration in determining the value thereof), and (e) any write-up in the book value of any asset (other then readily marketable securities) resulting from a revaluation thereof subsequent to such Person's fiscal year end for the most recent fiscal year of such Person.

          "Tangible Consolidated Net Worth" means, at any particular date, an amount equal to the excess of all of the Borrowers' Tangible Assets over all amounts that would be included as liabilities on a balance sheet of any or all of the Borrowers as at such date, computed on a consolidated basis in accordance with GAAP.

          "Tangible Consolidated Net Worth Threshold" means $35,000,000, as increased by (i) upon the occurrence of the Permitted Debt Conversion, an amount equal to 87.5% of the then outstanding principal balance of the El Rancho Indebtedness, and
(ii) upon the occurrence of the Permitted Acquisition, an amount equal to 87.5% of the Fairness Opinion Value.

          "Tax and Insurance Escrow Account" shall have the meaning set forth in Section 2.7.1 hereof.

          "Tax Escrow Payment" shall have the meaning set forth in
Section 2.7.1 hereof.

          "Taxes" shall have the meaning set forth in Section 2.7.1 hereof.

          "Term" shall have the meaning set forth in Section 2.2.1 hereof.

          "Term Sheet" means a certain letter from Lender to DeSantis on behalf of ITB dated March 13, 1997 and acknowledged and agreed to by DeSantis on behalf of ITB on March 14, 1997, setting forth the proposed terms of the Loan.

          "Title Company" shall have the meaning set forth in
Section 4.4 hereof.

          "Title Policy" shall have the meaning set forth in
Section 4.4 hereof.

          "Trade Payables" shall have the meaning set forth in the definition of "Indebtedness" set forth above.

          "Transfer" shall have the meaning set forth in Section
7.5 hereof.

          "Tri-Party Agreement" means that certain Tri-Party
Agreement dated the date hereof by and among ITB, LVEN and Lender.

          "Unfunded Benefit Liability" means the excess of a Plan's benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over the current value of such Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the IRC for the applicable plan year.

          "Warrants" means, collectively, (i) that certain warrant to purchase 546,847 shares of ITB Stock granted by ITB to Lender, and (ii) that certain warrant (the "Second Warrant") to purchase
497,153 shares of ITB Stock granted by ITB to Lender.

          "Working Capital Account" shall have the meaning set forth in Section 2.7.6 hereof.

          "Working Capital Funds" shall have the meaning set forth in Section 2.7.6 hereof.

          "Working Capital Purposes" shall have the meaning set forth in the Reserve Account Agreement.

          1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean all Borrowers on a consolidated basis unless the context clearly requires otherwise.

          1.3 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and shall mean "including, without limitation," "including without being limited to," and words of like import, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

          1.4 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.


                            ARTICLE 2
                             The Loan

          2.1 Funding. Subject to the terms and conditions of this Agreement, including, without limitation, satisfaction of each of the conditions precedent set forth in Article 4 hereof, and relying upon the representations and warranties set forth herein and in the other Loan Documents, Lender shall disburse on the date hereof (the "Closing Date"), by wire transfer or otherwise as directed by Borrower, but in any event in immediately available funds, the entire proceeds of the Loan to or on behalf of Borrower, to be applied by Borrower as set forth on the Closing Statement.

          2.2  Loan Term.

          2.2.1 Maturity Date. The Loan shall mature on the Maturity Date, at which time the entire Loan shall be due and payable. As used herein, "Term" shall mean the period commencing on the date hereof and ending on the date on which the entire Outstanding Principal Balance and all other sums that shall be due and payable to Lender hereunder or under any of the other Loan Documents shall be paid in full to Lender.

          2.2.2 Extension Option. Borrower shall have the right to extend the Scheduled Maturity Date to June 1, 2000 (the period commencing on the first (1st) day following the original Scheduled Maturity Date (the "Extension Commencement Date") and ending on June 1, 2000 being referred to herein as the "Extension Term"), provided that: (a) Borrower shall have given Lender written notice (the "Extension Notice") of such extension not less than forty-five
(45) days nor more than ninety (90) days prior to the original Scheduled Maturity Date; (b) on or before the Extension Commencement Date, Borrower shall have paid or caused to be paid to Lender a non-refundable extension fee equal to one percent (1%) of the then Outstanding Principal Balance; (c) updates of each of the Appraisals, in form and substance satisfactory to Lender, dated not later than thirty (30) days prior to the date of the Extension Notice, prepared at the cost and expense of Borrower by the Appraiser, shall have been delivered to Lender along with the Extension Notice; (d) the Loan to Value Ratio as of the Extension Commencement Date shall not exceed 65%; (e) on the Extension Commencement Date the Interest Reserve Funds in the Interest Reserve Account shall not be less than the Interest Reserve Renewal Target; and (f) no Default shall have occurred and be continuing at the time of the delivery of the Extension Notice or on the Extension Commencement Date. In the event the original Scheduled Maturity Date is extended by the Extension Term in accordance with the terms hereof, thereafter, all references herein and in any of the other Loan Documents (except any such references in this Section 2.2.2) to the "Scheduled Maturity Date" shall be deemed to refer to the last day of the Extension Term.

          2.3  Interest Rate.

          2.3.1 Interest Rate Throughout Term. Borrower shall pay interest to Lender on the Outstanding Principal Balance throughout the Term at a floating rate per annum equal to the Base Rate plus seven percent (7%) (the aggregate rate referred to in the preceding clause being the "Interest Rate") for each Interest Accrual Period, such Base Rate being determined and fixed monthly for the relevant Interest Accrual Period, based upon the Base Rate in effect on the day that is two (2) Eurodollar Business Days prior to the first Business Day of each calendar month, until all of the Obligations shall have been paid in full.

          2.3.2 Default Interest. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement or in any of the other Loan Documents, (a) if any payment of principal or interest with respect to the Loan is not paid when due hereunder (whether at stated maturity, by acceleration, by mandatory prepayment, or otherwise), Borrower promises to pay to Lender interest at the Default Rate on the Outstanding Principal Balance, and (b) if any other amount payable by Borrower hereunder or under any of the other Loan Documents shall not be paid when due (whether at stated maturity, by acceleration, by mandatory prepayment, or otherwise), Borrower promises to pay to Lender interest at the Default Rate on such unpaid amount, in either case, for the period from and including the due date thereof (or if in respect of an amount that constitutes a reimbursement to Lender for amounts incurred or expended by Lender, for the period from and including the date incurred or advanced by Lender) to the date the same is paid in full.

          2.3.3 Late Charge. In the event that any payment of principal or interest payable under the Loan Documents is not received by Lender on the date when due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to three percent (3.0%) of the amount of such overdue payment.

          2.3.4 Calculation of Interest. All interest payable in accordance with the terms of this Agreement shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

          2.3.5  Funding Losses; Change in Law, Etc..

          (a) Borrower hereby agrees to pay to Lender any amount necessary to compensate Lender and any Funding Party for any actual losses or costs (including the costs of breaking any "LIBOR" contract, if applicable, or funding losses determined on the basis of Lender's or such Funding Party's reinvestment rate and the Interest Rate) (collectively, "Funding Losses") sustained by Lender or such Funding Party: (i) if the Loan, or any portion thereof, is repaid for any reason whatsoever on any date other than the first
(1st) day of a month (including from Condemnation Awards or Insurance Proceeds), (ii) as a consequence of (x) any increased costs that Lender or such Funding Party may sustain in maintaining the Loan or (y) the reduction of any amounts received or receivable from Borrower, in either case, due to the introduction of, or any change in, law or applicable regulation or treaty (including the administration or interpretation thereof), whether or not having the force of law, or due to the compliance by Lender or the Funding Party, as the case may be, with any directive, whether or not having the force of law, or request from any central bank or domestic or foreign governmental authority, agency or instrumentality having jurisdictions, and/or (iii) any other set of circumstances not attributable to Lender's or such Funding Party's acts.

          (b) If Lender or the Funding Party, as the case may be, shall have determined that the applicability of any law, rule, regulation or guideline adopted or newly imposed upon Lender after the Closing Date pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or new imposition upon Lender after the Closing Date of any other law, rule, regulation or guideline (including any United States law, rule, regulation or guideline) regarding capital adequacy, or any change becoming effective in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any domestic or foreign governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof, or compliance by Lender or its holding company or by such Funding Party or its holding company, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or its holding company, such Funding Party or its holding company, as the case may be, to a level below that which Lender or its holding company or such Funding Party or its holding company, as the case may be, could have achieved but for such applicability, adoption, change or compliance (taking into consideration Lender's or its holding company's or the Funding Party's or its holding company's, as the case may be, policies with respect to capital adequacy) (the foregoing being hereinafter referred to as "Capital Adequacy Events"), then, upon demand by Lender, Borrower shall pay to Lender, from time to time, such additional amount or amounts as will compensate Lender or such Funding Party for any such reduction suffered ("Capital Adequacy Compensation").

          (c) Any amount payable by Borrower under Section 2.3.5(a) or 2.3.5(b) hereof shall be paid to Lender within five (5) days of receipt by Borrower of a certificate signed by an officer of Lender or Servicer setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error. Failure on the part of Lender or Servicer to demand payment from Borrower for any such amount attributable to any particular period shall not constitute a waiver of Lender's right to demand payment of such amount for any subsequent or prior period. Lender shall use reasonable efforts to deliver to Borrower prompt notice of any event described in Section 2.3.5(a) or 2.3.5(b) hereof and of the amount to be paid under this Section 2.3.5 as a result thereof; provided, however, any failure by Lender to so notify Borrower shall not affect Borrower's obligation to make the payments to be made under this Section 2.3.5 as a result thereof. All amounts which may become due and payable by Borrower in accordance with the provisions of this Section 2.3.5 shall constitute additional interest hereunder and shall be secured by the Mortgages and the other Loan Documents.

          (d) If Lender or any Funding Party requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 2.3.5(a) or 2.3.5(b) above, then, upon request of Borrower, Lender or such Funding Party shall use commercially reasonable efforts in a manner consistent with such institution's practice in connection with loans like the Loan to designate a different lending office for funding or booking the Loan or assign its rights and obligations under the Note to another of its offices, branches or Affiliates, if such designation or assignment, in Lender's sole determination, (i) would eliminate, mitigate or reduce amounts payable by Borrower in connection with Funding Losses or Capital Adequacy Events, and (ii) would not be otherwise prejudicial to Lender. Borrower agrees to pay all reasonably incurred costs and expenses incurred by Lender or such Funding Party in connection with any such designation or assignment.

          2.4  Payments.

          2.4.1 Interest. Interest to accrue at the Interest Rate on the Outstanding Principal Balance from the period commencing on the Closing Date through and including May 31, 1997, calculated based upon the Base Rate in effect on the day that is two (2) Eurodollar Business Days prior to the Closing Date, shall be payable on the Closing Date (the "Short Period Interest Payment"). Thereafter, interest accruing at the Interest Rate on the Outstanding Principal Balance during each Interest Accrual Period shall be payable monthly in arrears on each Payment Date (each a "Monthly Interest Payment"), provided that interest payable at the Default Rate shall be payable from time to time on demand in accordance with the terms hereof.

          2.4.2 Repayment of Outstanding Principal Balance. The entire Outstanding Principal Balance together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, shall, to the extent not sooner paid pursuant to the terms of the Note and the other Loan Documents, be due and payable in full on the Maturity Date, at which time Lender shall have the right to convert $10,000,000.00 of the Outstanding Principal Balance into ITB Stock as provided in
Section 2.10 hereof.

          2.4.3 General. All payments of principal, interest and other amounts to be made by Borrower under this Agreement, the Note or any of the other Loan Documents shall be made in Dollars, in immediately available funds, without deduction (unless withholding is required under Sections 897 and 1445 of the Foreign Investment in Real Property Tax Act of 1980 provisions of the IRC, if the then holder of the Note is a "foreign person" who does not, and then only for the time and then only to the extent that it does not, qualify for an exemption or reduction from the withholding provisions thereof), set-off or counterclaim, to Lender (at such address as Lender shall notify Borrower in writing), not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). If the due date of any payment under this Agreement, the Note or any of the other Loan Documents would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable with respect to any principal of the Loan for the period of such extension.

          2.4.4 Highest Lawful Rate. Notwithstanding any other provision contained herein or in any of the other Loan Documents, Lender shall not be entitled to contract for, charge, take, reserve, receive or apply as interest on the Obligations any amount in excess of the Highest Lawful Rate, and in the event that Lender contracts for, charges, takes, reserves, receives or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Obligations are indefeasibly paid and performed in full, any remaining excess shall forthwith be paid to Borrower or as a court of competent jurisdiction may otherwise order. In determining whether or not the interest paid or payable in any specific event exceeds the Highest Lawful Rate, Lender and Borrower shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payments as an expense, fee or premium rather than as interest, (b) exclude optional prepayments and the effects thereof, and (c) treat the total amount of such payment as interest earned throughout the entire contemplated term of the Loan, provided that if such Obligations are indefeasibly paid and performed in full prior to the end of the full contemplated term thereof, and the interest received through the actual period that the Obligations are outstanding exceeds the Highest Lawful Rate, Lender shall refund such excess, and in such event, Borrower waives any claim against Lender for contracting for, and Lender shall not be subject to any penalties provided by any laws for, charging, taking, reserving or receiving interest in excess of the Highest Lawful Rate.

          2.5  Prepayments of Loan.

          (a) Provided that no Event of Default shall have occurred and be continuing, Borrower may elect to prepay the Loan
(i) in whole, but not in part, on any Business Day on or prior to the first (1st) anniversary of the Closing Date and (ii) in whole or in part thereafter, provided, that in either case:

               (A)  Lender shall have the rights set forth in
     Section 2.10 hereof, and Borrower may not prepay unless it has delivered to Lender (or its designee) ITB Lender Stock to the extent required by the terms and conditions of Section 2.10 hereof;

               (B) Borrower has given Lender written notice of such prepayment not more than thirty (30) days and not less than fifteen (15) days prior to the date of such prepayment;

               (C) such prepayment is accompanied by (x) the Funding Losses, if any, applicable to such prepayment, and (y) all interest accrued on the amount so prepaid and all other fees and other sums then due hereunder and under the other Loan Documents, if any, up to and including the date of prepayment;

               (D) if such prepayment occurs on or prior to the first (1st) anniversary of the Closing Date, such prepayment is accompanied by, in addition to the foregoing, a prepayment fee in an amount equal to the present value, discounted at a rate per annum equal to the Base Rate as of the date of such prepayment, of the product of (x) seven percent (7%) times (y) the Outstanding Principal Balance times (z) a fraction the numerator of which is the actual number of days from and including the date of prepayment through and including the first (1st) anniversary of the Closing Date and the denominator of which is 360; and

               (E) such prepayment is accompanied by, in addition to the foregoing, the Exit Fee or a pro-rata portion thereof in the case of a partial prepayment.

In the event that any prepayment fee is due hereunder, Lender or Servicer shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Base Rate or otherwise as a condition to receiving the prepayment fee.

          (b) Any voluntary partial prepayments in accordance with the preceding Section 2.5(a) shall be in the minimum amount of $3,000,000.00. Mandatory prepayments made in connection with the application (pursuant to any of the Mortgages) of Insurance Proceeds or Condemnation Awards (each, as defined in the Mortgages) shall be paid in the amounts and at the times specified in the Mortgage, and, notwithstanding anything herein to the contrary, no prepayment fee or premium shall be due or payable (but an Exit Fee shall be due and shall be payable in the manner set forth in
Section 9.1 (ii) hereof) in connection with any such mandatory prepayment whenever paid, other than the Funding Losses, if any, applicable thereto.

          (c) Except as otherwise expressly provided in Section 2.5(b) above, a prepayment fee calculated as set forth in clause
(D) of Section 2.5(a) above, shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of the Loan is paid prior to the first (1st) anniversary of the Closing Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender's exercise of its rights upon Borrower's default and acceleration of the Scheduled Maturity Date (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other fees or sums due hereunder or under any of the other Loan Documents. No tender of a prepayment with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee.

          2.6 Uses of Loan Proceeds. The uses of the proceeds of the Loan shall be as set forth on a closing statement to be executed by Borrower and Lender on the Closing Date (the "Closing Statement"). Borrower shall deliver such information and documentation as Lender shall reasonably request to verify that the uses are as set forth on the Closing Statement. To the extent that Borrower shall not apply any amounts necessary for any of such uses as indicated on the Closing Statement, the Loan shall be reduced by an equal amount.

          2.7  Reserves.

          2.7.1 Tax Escrow. As additional collateral for the Loan, on each Payment Date, Borrower shall deposit with the Depository (each a "Tax Escrow Payment") a sum equal to one-twelfth (1/12th) of the amount reasonably estimated by Lender to be sufficient to pay, on the date due and payable, all taxes, general and special assessments, water and sewer rents and charges and other similar charges levied against each of the Properties (the "Taxes"). Each such Tax Escrow Payment shall be deposited in a segregated interest bearing account (or sub-account maintained on a ledger entry basis) established at the Depository (the "Tax and Insurance Escrow Account") (with all interest accruing thereon being deemed to constitute a part thereof and, upon payment of the last installment of Taxes for any Tax year, any remaining interest in the Tax and Insurance Escrow Account on account of Taxes shall be credited and taken into account in calculating the next twelve
(12) Tax Escrow Payments on an equal installment basis) and the same shall thereafter be governed by and treated in accordance with the terms of this Agreement and the Reserve Account Agreement. So long as no Event of Default shall have occurred and be continuing hereunder, Lender shall apply all such Tax Escrow Payments deposited in the Tax and Insurance Escrow Account to pay the Taxes. Upon and during the continuance of any Event of Default, Lender may apply all such sums to the Obligations, in such amounts and order of priority as Lender shall elect in its sole discretion. If Lender at any time reasonably determines that such amount on deposit is or will be insufficient to fully pay the Taxes next becoming due and payable, Borrower shall, within ten (10) days following receipt of written notice from Lender, deposit such additional sum as may be reasonably required by Lender to fully pay the Taxes next becoming due and payable. On the Maturity Date, any such moneys remaining on deposit with the Depository shall, at Lender's option, be applied against the Obligations or returned to Borrower or its designee. The obligation of Borrower to pay the Taxes is not affected or modified by the foregoing, except to the extent of such Tax Escrow Payments on deposit from time to time with the Depository, subject to Lender's right to apply the same to the Obligations upon and during the continuance of an Event of Default in accordance with the terms hereof and of the Reserve Account Agreement.

          2.7.2 Insurance Escrow. As additional collateral for the Loan, on each Payment Date, Borrower shall deposit with the Depository (each an "Insurance Escrow Payment") a sum equal to one-twelfth (1/12th) of the amount reasonably estimated by Lender to be sufficient to pay, on the date due and payable, all insurance premiums for the insurance coverage required under Section 6.3 hereof for each of the Properties (the "Insurance Premiums"). Each such Insurance Escrow Payment shall be deposited in the Tax and Insurance Escrow Account (with all interest accruing thereon being deemed to constitute a part thereof and, upon payment of the last installment of Insurance Premiums for any calendar year, any remaining interest in the Tax and Insurance Escrow Account on account of Insurance Premiums shall be credited and taken into account in calculating the next twelve (12) Insurance Escrow
Payments on an equal installment basis) and the same shall thereafter be governed by and treated in accordance with the terms of this Agreement and the Reserve Account Agreement. So long as no Event of Default shall have occurred and be continuing hereunder, Lender shall release to Borrower or directly to the policy issuer, in Lender's discretion, on an annual basis sums from the Tax and Insurance Escrow Account sufficient, to the extent available, to pay the Insurance Premiums when due. Upon and during the continuance of any Event of Default, Lender may apply all such sums to the Obligations, in such amounts and order of priority as Lender shall elect in its sole discretion. If Lender at any time reasonably determines that such amount on deposit is or will be insufficient to fully pay the Insurance Premiums next becoming due and payable, Borrower shall, within ten (10) days following receipt of written notice from Lender, deposit such additional sum as may be reasonably required by Lender. On the Maturity Date, any such moneys remaining on deposit with the Depository shall, at Lender's option, be applied against the Obligations or returned to Borrower or its designee. The obligation of Borrower to pay the Insurance
Premiums is not affected or modified by the foregoing, except to the extent of such Insurance Escrow Payments on deposit from time to time with the Depository, subject to Lender's right to apply the same to the Obligations upon and during the continuance of an Event of Default in accordance with the terms hereof and of the Reserve
Account Agreement.

          2.7.3 Interest Reserve Account. On the Closing Date, Lender shall fund to itself from the Loan proceeds an amount equal to the Short Period Interest Payment. Additionally, as additional collateral for the Loan, on the Closing Date, $9,825,546.87 of the Loan proceeds advanced to Borrower shall be deposited with the Depository (which amount shall constitute a portion of the Outstanding Principal Balance) (the "Interest Reserve Funds"). All such Interest Reserve Funds shall be deposited in a segregated interest bearing account (or sub-account maintained on a ledger entry basis) established at the Depository (the "Interest Reserve Account"), and all interest payable thereon shall be deemed a part of the Interest Reserve Funds, and shall be governed by and treated in accordance with the terms of this Agreement and the Reserve Account Agreement. So long as no Event of Default shall have occurred and be continuing hereunder, Lender shall apply the Interest Reserve Funds as contemplated by Section 2.7.3(b) hereof. Upon and during the continuance of any Event of Default, Lender may apply all such Interest Reserve Funds to the Obligations, in such amounts and order of priority as Lender shall elect in its sole discretion. On the Maturity Date, any such Interest Reserve Funds remaining on deposit with the Depository shall, at Lender's option, be applied against the Obligations or returned to Borrower.

          (b) So long as no Event of Default shall have occurred and be continuing, on the first (1st) Business Day of each month during the Term, Lender shall apply Interest Reserve Funds to the payment to Lender of the Monthly Interest Payment then due and payable, and the Interest Reserve Funds shall be reduced by an equal amount. Borrower expressly acknowledges and agrees that in the event that an Event of Default shall have occurred and be continuing or in the event that the amount required to pay any Monthly Interest Payment exceeds the amount of the Interest Reserve Funds, Borrower shall remain liable for the payment of the entire amount of all Monthly Interest Payments as and when due.

          2.7.4 Deferred Maintenance Account. As additional collateral for the Loan, on the Closing Date, $500,000 of the Loan proceeds advanced to Borrower shall be deposited with the Depository (which amount shall constitute a portion of the Outstanding Principal Balance) (the "Deferred Maintenance Funds"). All such Deferred Maintenance Funds shall be deposited in a segregated interest bearing account (or sub-account maintained on a ledger entry basis) established at the Depository (the "Deferred Maintenance Account") (with all interest accruing thereon being deemed to constitute a part of the Deferred Maintenance Funds) for funding certain deferred maintenance items at or in the Properties. The treatment of the Deferred Maintenance Account and the use of the Deferred Maintenance Funds shall be governed by the terms of the Reserve Account Agreement. On the Maturity Date or on such earlier date as there shall have occurred and be continuing an Event of Default, the moneys on deposit in the Deferred Maintenance Account shall, at the option of Lender, be applied against the outstanding Obligations.

          2.7.5 Environmental Remediation Account. As additional collateral for the Loan, on the Closing Date, $1,000,000 of the Loan proceeds advanced to Borrower shall be deposited with the Depository (which, amount shall constitute a portion of the Outstanding Principal Balance) (the "Environmental Remediation Funds"). All such Environmental Remediation Funds shall be deposited in a segregated interest bearing account (or sub-account maintained on a ledger entry basis) established at the Depository (the "Environmental Remediation Account") (with all interest accruing thereon being deemed to constitute a part of the Environmental Remediation Funds) for remediation of environmental conditions at the Properties, if any. The treatment of the Environmental Remediation Account and the use of the Environmental Remediation Funds shall be governed by the terms of the Reserve Account Agreement. On the Maturity Date or on such earlier date as there shall have occurred and be continuing an Event of Default, the moneys on deposit in the Environmental Remediation Account shall, at the option of Lender, be applied against the outstanding Obligations.

          2.7.6 Working Capital Account. On the Closing Date, Lender shall advance to Borrower $3,000,000 from the Loan proceeds which shall be used only for Working Capital Purposes. Additionally, as additional collateral for the Loan, (a) on the Closing Date, $760,000 of the Loan proceeds advanced to Borrower shall be deposited with the Depository (the amount of which shall constitute a portion of the Outstanding Principal Balance), and (b) simultaneously with the closing of the sale of the Adjacent Garden State Property (or at any earlier time that Borrower shall receive Remaining Garden State Proceeds or Substitute Remaining Garden State Proceeds), Borrower shall deposit with the Depository the first $2,240,000 of Remaining Garden State Proceeds (if such sale occurs under the Adjacent Garden State Contract) or the first $2,240,000 of Substitute Remaining Garden State Proceeds (if such sale occurs under a New Adjacent Garden State Contract), as the case may be (all of the foregoing, to the extent on deposit with the Depository from time to time, being referred to herein as the "Working Capital Funds"). All such Working Capital Funds shall be deposited in a segregated interest bearing account (or sub-account maintained on a ledger entry basis) established at the Depository (the "Working Capital Account") (with all interest accruing thereon being deemed to constitute a part of the Working Capital Funds) for Working Capital Purposes. The treatment of the Working Capital Account and the use of the Working Capital Funds shall be governed by the terms of the Reserve Account Agreement. On the Maturity Date or on such earlier date as there shall have occurred and be continuing an Event of Default, the moneys on deposit in the Working Capital Account shall, at the option of Lender, be applied against the outstanding Obligations. Borrower expressly acknowledges and agrees that the above-described advance of $3,000,000 on the Closing Date, the above-described deposit of $760,000 with the Depository on the Closing Date, and the above provisions for the delivery of the first $2,240,000 of Remaining Garden State Proceeds or Substitute Remaining Garden State Proceeds, as the case may be, together constitute the $6,000,000 reserve for Working Capital Purposes that was originally contemplated by Lender and Borrower.

          2.7.7 El Rancho Development Reserve. As additional collateral for the Loan, (a) on the Closing Date, $3,759,614.51 of the Loan proceeds advanced to Borrower shall be deposited with the Depository (which amount shall constitute a portion of the Outstanding Principal Balance), (b) simultaneously with the closing of the sale of the Adjacent Garden State Property (or at any earlier time that Borrower shall receive Remaining Garden State Proceeds or Substitute Remaining Garden State Proceeds), Borrower shall deposit with the Depository the Remaining Garden State Proceeds (if such sale occurs under the Adjacent Garden State Contract) or the Substitute Remaining Garden State Proceeds (if such sale occurs under a New Adjacent Garden State Contract), as the case may be, but only to the extent that such Remaining Garden State Proceeds or Substitute Remaining Garden State Proceeds, as the case may be, shall exceed $2,240,000, and (c) if such sale occurs under the Adjacent Garden State Contract, on the date that the Garden State Contingency shall occur, Borrower shall cause the purchaser under the Adjacent Garden State Contract to directly deposit (or cause any applicable escrow agent to directly deposit) with the Depository, the Garden State Contingent Proceeds (all of the foregoing, together with any monies which may be transferred into the El Rancho Reserve Account pursuant to the provisions of the Reserve Account Agreement, to the extent on deposit with the Depository from time to time, being referred to herein as the "El Rancho Reserve Funds"). All such El Rancho Reserve Funds shall be deposited in a segregated interest bearing account established at the Depository (the "El Rancho Reserve Account") (with all interest accruing thereon being deemed to constitute a part of the El Rancho Reserve Funds) for the payment of costs and expenses incurred by Borrower in connection with the development of the El Rancho Property. The treatment of the El Rancho Reserve Account and the use of the El Rancho Reserve Funds shall be governed by the terms of the Reserve Account Agreement. On the Maturity Date or on such earlier date as there shall have occurred and be continuing an Event of Default, the moneys on deposit in the El Rancho Reserve Account shall, at the option of Lender, be applied against the outstanding Obligations.

          2.8  [Intentionally Omitted].

          2.9 Liability for Obligations. (a) The joint and several liability of each Borrower for the Obligations shall be continuing and absolute under any and all circumstances, without regard to the validity, regularity or enforceability of any of the Loan Documents. Each Borrower hereby agrees that its liability for the Obligations shall be unaffected, to the extent permitted by applicable law, by (i) any amendment or modification of the provisions of any of the Loan Documents to which such Borrower is not a party, (ii) any extension of time for the performance required thereby, (iii) any sale, assignment or foreclosure of the Loan Documents, or any sale of any of the Collateral or any part thereof, (iv) the release of any Collateral or the release of any other Person (including any other Borrower) from performance or observance of any of the agreements, terms or conditions contained in any of the Loan Documents, whether by operation of law or otherwise, and whether made with or without notice to such Borrower, (v) Lender's failure to properly perfect, protect, secure or insure any security interest or lien given as security for the Obligations, (vi) any recovery from any other Person (including any other Borrower) under any guaranty or indemnity executed in connection with the Obligations, except to the extent such recovery is indefeasibly applied by Lender in reduction of the Obligations in accordance with the terms hereof, or (vii) the accuracy or inaccuracy of any representations or warranties made by any other Person (including any other Borrower) in any Loan Document.

          (b) Each Borrower, to the extent permitted by applicable law, hereby waives any and all legal requirements that Lender institute any action or proceeding at law or in equity against any other Person (including any other Borrower), or exhaust its remedies against any other Person (including any other Borrower), in respect of the Loan Documents, the Obligations or any Collateral held by Lender as a condition precedent to bringing an action against such Borrower hereunder. All remedies afforded to Lender by reason hereof are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by Lender or not, shall be deemed to be an exclusion of any of the other remedies available to Lender and shall not limit or prejudice any other legal or equitable remedy which Lender may have.

          (c) It is understood and agreed that, to the extent permitted by applicable law, until the Obligations have been satisfied in full, no Borrower shall be released by any act or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of an obligor, surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of any Borrower or by reason of any further dealings between any Borrower and Lender, whether relating to the Obligations or otherwise, and, to the extent permitted by applicable law, each Borrower hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements, waivers or any of them, other than a waiver expressly extended by Lender to such Borrower in accordance herewith, and, to the extent permitted by applicable law, hereby expressly waives and relinquishes all other rights and remedies accorded by applicable law to obligors, sureties and guarantors, it being the purpose and intent of the parties that the liability of each Borrower for the Obligations is absolute and unconditional under any and all circumstances. Each Borrower further waives all rights and defenses that such Borrower may have because the Obligations are secured by real property.
This means, among other things: (i) Lender may collect from each Borrower without first foreclosing on any real or personal property collateral pledged by any Borrower, (ii) if Lender forecloses on any real property collateral pledged by any Borrower: (A) the amount of the Obligations may be reduced by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sales price, and (B) Lender may collect from each Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right any Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses any Borrower may have because the Obligations are secured by real property. Each Borrower also waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure concerning the security for the Obligations, has destroyed any Borrower's rights of subrogation and reimbursement against any other Borrower by operation of law or otherwise.

          (d) Except as expressly set forth herein or in any of the other Loan Documents, each Borrower hereby waives presentment for payment, demand, protest, notice of protest and of dishonor, notices of default and all other notices of every kind and description now or hereafter provided by any statute or rule of law.

          2.10  Conversion.

          2.10.1 Conversion Privilege. On the Maturity Date or, if earlier, upon any prepayment pursuant to Section 2.5 hereof of $10,000,000 or more of the Outstanding Principal Balance or upon acceleration of the Obligations pursuant to Section 8.2 hereof, $10,000,000 of the Outstanding Principal Balance (the "Conversion Amount") shall be converted, at the option of Lender, upon written notice to ITB (the date of each such notice being a "Conversion Date"), at the conversion price per share of ITB Lender Stock of $8.75, as adjusted and readjusted from time to time in accordance with the further provisions of this Section 2.10 (such conversion price as so adjusted and readjusted and in effect at any time, being herein called the "Conversion Price"), into the number of fully paid and non-assessable shares of ITB Lender Stock determined by dividing the Conversion Amount by the Conversion Price in effect at the time of such conversion. Subject to the foregoing, promptly following the Conversion Date, Lender shall mark the Note to indicate the conversion and payment of the Conversion Amount. The Note shall be deemed to have been partially converted pursuant to this Section 2.10.1 on the Conversion Date if Lender exercises its right to convert the Conversion Amount. As promptly as practicable on or after the Conversion Date, but in no event later than five
(5) days thereafter, ITB shall, at its expense (including the payment by it of any applicable issue taxes), issue and deliver to Lender at its address listed in this Agreement, a certificate or certificates for the number of full shares of ITB Lender Stock issuable upon such conversion, together with a cash payment in lieu of any fraction of a share of ITB Lender Stock, as provided in
Section 2.10.2 hereof.

          2.10.2 Fractions of Shares. No fractional shares of ITB Lender Stock shall be issued upon conversion of the Conversion Amount pursuant to Section 2.10.1 hereof. In lieu of any fractional share of ITB Lender Stock which would otherwise be issuable upon conversion of the Conversion Amount, ITB shall pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Market Value per share of ITB Stock at the close of business on the Conversion Date. For purposes hereof, "Market Value" shall mean the average of the last sale price of ITB Stock on the principal national securities exchange on which such stock is listed or admitted to trading or in The Nasdaq Stock Market, Inc., as the case may be, for the five (5) trading days immediately preceding the date as to which the determination of Market Value is to be made.

          2.10.3 Antidilution Provisions. (a) In case ITB shall at any time declare or pay a dividend on ITB Stock payable in ITB Stock, or shall issue shares of ITB Stock in exchange for the conversion or cancellation of debt or the receipt of assets or stock in a transaction with LVEN and/or any of its subsidiaries or Affiliates during the Term, or shall subdivide the outstanding shares of ITB Stock into a greater number of shares, the Conversion Price in effect immediately prior to any such event shall be proportionately reduced (by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of ITB Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of ITB Stock outstanding immediately after such event), and conversely, in case the outstanding shares of ITB Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased (by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of ITB Stock outstanding immediately prior to such combination and the denominator of which shall be the number of shares of ITB Stock outstanding immediately after such combination).

          (b) If any capital reorganization or reclassification of ITB Stock or any consolidation or merger of ITB with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of ITB Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for ITB Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby Lender shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of ITB Lender Stock immediately theretofore receivable upon the exercise of Lender's rights pursuant to this
Section 2.10, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such ITB Lender Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Lender to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of ITB as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of ITB Stock outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of ITB Stock. ITB will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than ITB) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to Lender at the address set forth herein, the obligation to deliver to Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, Lender may be entitled to receive.

          (c) If at any time while the Loan is outstanding, ITB shall issue shares of ITB Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of ITB Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities issued as of the date of issuance of this Agreement or issued in any of the transactions described in Paragraphs (a) or
(b) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) the Warrants and any shares issued upon exercise thereof), at a price per share of ITB Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by ITB in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to ITB upon exercise, conversion, or exchange thereof, by
(y) the total maximum number of shares of ITB Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of ITB Stock on the date ITB fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of ITB Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of ITB Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of ITB Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of ITB Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by ITB therefor shall be deemed to be the consideration received by ITB for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of ITB Stock covered thereby. In case ITB shall sell and issue shares of ITB Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of ITB Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of ITB Stock and the consideration received by ITB for purposes of the first sentence of this Paragraph 2.10.3(c), the Board of Directors of ITB shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by ITB's Secretary or Assistant Secretary. In case ITB shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of ITB Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of ITB Stock and the consideration received by ITB for purposes of the first sentence of this paragraph 2.10.3(c), the Board of Directors of ITB shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by ITB's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Conversion Shares issued upon any exercise of the Conversion Privilege prior the date such subsequent adjustment is made.

          (d) Upon any adjustment of the Conversion Price, then and in each such case, ITB shall give written notice thereof, by first class mail, postage prepaid, addressed to Lender at the address set forth herein, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (e) If any event occurs as to which, in the reasonable opinion of Lender, the other provisions of this Section 2.10.3 are not strictly applicable or if strictly applicable would not, in the reasonable opinion of Lender, fairly protect Lender's rights in accordance with the essential intent and principles of this Section, then ITB shall in good faith make an adjustment in the application of the provisions of this Section, in accordance with such essential intent and principles, so as to protect the rights of Lender hereunder, but in no event shall any such adjustment have the effect of increasing the Conversion Price as otherwise determined pursuant to this Section 2.10 except in the event of a combination of shares of the type contemplated in clauses (a) or
(b) of this Section 2.10.3 and then in no event to an amount greater than the Conversion Price as adjusted pursuant to such clauses (a) or (b).

          (f) ITB shall not, by amendment of its charter or through any consolidation, merger, reorganization, recapitalization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Section 2.10.3, but shall at all times in good faith use its best reasonable efforts to assist in carrying out all of such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Lender against dilution or other impairment.

                            ARTICLE 3
                             Security

          3.1 Secured Obligations. The Obligations shall be evidenced and secured hereunder and under the other Loan Documents.

          3.2 Collateral. The Obligations shall be secured by the following Collateral: (a) all of the Collateral defined, described or otherwise set forth in any of the Loan Documents; (b) the Reserve Accounts; (c) any other Collateral as shall be reasonably required by Lender as a condition to making and disbursing the Loan; and (d) the proceeds of any and all of the foregoing.

                            ARTICLE 4
                   Conditions Precedent to Loan

          The obligation of Lender to make the Loan provided for hereunder is subject to the fulfillment on or prior to the date hereof of all of the following conditions to Lender's satisfaction:

          4.1 Delivery of Loan Documents. Lender shall have received the following documents, all in form and substance reasonably satisfactory to Lender, and all duly completed and executed by the respective parties thereto (the following, together with any other documents evidencing, securing or otherwise relating to the Loan or executed in connection therewith, and any modifications, renewals or extensions of any of the foregoing, are referred to herein collectively as the "Loan Documents"):

          (a)  This Agreement;

          (b)  The Note;

          (c)  The Mortgages;

          (d)  The Assignment of Leases;

          (e)  The Reserve Account Agreement;

          (f) A Hazardous Substances Indemnity Agreement from all the Borrowers, jointly and severally;

          (g) Such Uniform Commercial Code Financing Statements as Lender may reasonably require;

          (h)  The Warrants and the Registration Rights Agreement;
          (i) A Pledge and Security Agreement executed by ITB, pursuant to which all of the stock in GSRT, FRA, ITGDC, ACH, Circa and the Other Subsidiaries shall be pledged to Lender as additional security for the Loan;

          (j) The stock certificates for all of the shares in GSRT, FRA, ITGDC, ACH, Circa and the Other Subsidiaries (except that Borrower shall not be obligated to deliver the stock certificates respecting FRA, ACH and/or Circa if the holder of the Freehold Liens is holding the FRA, ACH and/or Circa stock certificates), together with stock powers executed in blank with respect to each such stock certificate and such other documents as Lender shall reasonably require to perfect the pledge of such shares to Lender;

          (k) A Pledge and Security Agreement executed by ITGDC, pursuant to which all of the stock in OCC shall be pledged to Lender as additional security for the Loan;

          (l) The stock certificate for all of the shares in OCC, together with a stock power executed in blank with respect to such stock certificate and such other documents as Lender shall reasonably require to perfect the pledge of such shares to Lender;

          (m)  The Senior Lender Consent Agreement;

          (n)  The Subordination Agreement;

          (o)  The ACH Letter Agreement;

          (p) An agreement assigning to Lender all of Borrowers' rights, title and interest in and to all agreements, contracts, plans, specifications, permits, licenses, approvals and other rights and interests in respect of or relating in any way to the Properties (the "Account and Security Agreement");

          (q) Such certificates and certified copies of such agreements and other matters as determined by Lender;

          (r) A plan and budget for the development and construction of the El Rancho Property approved by Lender; and

          (s) Such other agreements, instruments and documents as Lender may request to cause the consummation of the transactions contemplated hereby and by the other Loan Documents and to confer on Lender all of the benefits intended to be conferred hereby and thereby.

          4.2 Appraisals. Lender shall have obtained an appraisal report covering each of the Properties (the "Appraisals"), each in form and substance satisfactory to Lender, and each prepared at the cost and expense of Borrower by an independent MAI appraiser selected by Lender (the "Appraiser").

          4.3 Engineering Reports. Lender shall have obtained a current engineering/physical inspection report covering each of the Properties (the "Engineering Reports"), each in form and content acceptable to Lender, and each prepared at the cost and expense of Borrower by an independent engineering consultant selected by Lender.

          4.4 Title Policy and Endorsements. Lender shall have received a title insurance policy or an acceptable marked commitment therefor ("Title Policy"), dated the Closing Date and acceptable to Lender, insuring marketability of title with respect to each of the Properties and insuring that the liens of the respective Mortgages on the El Rancho Property and the Garden State Property are valid first liens thereon, the lien of the Mortgage on the Adjacent Garden State Property is a valid second lien thereon, and the lien of the Mortgage on the Freehold Property is a valid third lien thereon, in each instance subject only to such exceptions to title as shall have been approved by Lender, including the Permitted Liens. The Title Policy shall also contain any reinsurance or co-insurance and any endorsements required by Lender, including, without limitation, if applicable and to the extent available in the applicable State, the following endorsements in form and substance acceptable to Lender: comprehensive, creditors' rights, zoning 3.1, survey (with respect to the El Rancho Property, the Freehold Property and the Adjacent Garden State Property only, subject to Section 6.22 hereof), variable rate, usury, first loss, last dollar, contiguity (where applicable), street address, "doing business", extended coverage, environmental 8.1 and such other endorsements and affirmative assurances as Lender shall reasonably require in order to provide insurance against specific risks identified by Lender in connection with any of the Properties or the Loan; provided, that (i) to the extent that the title company(ies) issuing the Title Policy (individually or collectively, as the case may be, the "Title Company") shall be precluded by law or regulation from issuing any required endorsement or if such endorsement is not generally available for a reasonable cost as reasonably determined by Lender, such endorsement shall not be required if Borrower shall provide alternative assurances to Lender (by way of counsel opinion or indemnity, for example) as to the matters that would otherwise have been addressed by such title endorsement, and (ii) in lieu of a zoning 3.1 endorsement with respect to any of the Properties, Borrower may provide to Lender an official letter from the appropriate official in the locality in which such Property is situated, in form and content reasonably satisfactory to Lender, as to the zoning classification of such Property and that the current use of such Property conforms with such zoning classification.

          4.5 Surveys. Lender shall have received and approved a survey of each of the Freehold Property, the El Rancho Property and the Adjacent Garden State Property, each dated or redated not more than forty five (45) days prior to the Closing Date, and each prepared by a registered land surveyor in accordance with the 1992 American Land Title Association/American Congress on Surveying and Mapping Standards and certified or re-certified in favor of Lender and the Title Company issuing the Title Policy for each such Property. The surveyor shall certify that such Properties are not in a flood hazard area as identified by the Secretary of Housing and Urban Development. The surveys shall be sufficient for the Title Company to remove the general survey exception from the Title Policy with respect to each such Property. Additionally, Lender shall have received and reasonably approved a boundary survey of the Garden State Property prepared by a registered land surveyor.

          4.6 Environmental Reports. Lender shall have obtained a Phase I environmental audit of each of the Properties prepared at the cost and expense of Borrower by an environmental consultant selected by Lender, and, if recommended by any of such Phase I environmental audits, a Phase II environmental audit of the applicable Property(ies) thereafter prepared at the cost and expense of Borrower by such environmental consultant (individually or collectively, if applicable, the "Environmental Report"). The Environmental Report shall be acceptable to Lender, in form and substance, in Lender's sole discretion.

          4.7 Leases. Borrower shall have submitted to Lender true, complete and correct copies of all leases and operating agreements affecting the Properties, together with all amendments thereto (together with any future leases affecting the Properties, collectively, the "Leases"), and such Leases shall be satisfactory to Lender in form and substance. On the Closing Date, all Leases shall be in full force and effect.

          4.8 Contracts. Borrower shall have submitted to Lender a detailed schedule describing, and copies of, all material existing service, repair, maintenance, management, use, development, sale, brokerage, advertising, labor and other contracts, agreements and commitments in respect of the operation of each of the Properties, including all simulcasting, rebroadcasting and wagering contracts (together with any future such material contracts, collectively, the "Contracts"), which schedule (i) shall reflect the sums payable under each such contract as of the Closing Date, (ii) shall identify those contracts which are not cancelable without cause and without premium or penalty upon thirty (30) days' (or less) notice, and
(iii) shall be certified by Borrower to Lender as true, complete and correct.

          4.9 Insurance. Borrower shall have provided to Lender copies of certificates evidencing the insurance policies required to be maintained with respect to each of the Properties pursuant to
Section 6.3 hereof, each in form and substance reasonably acceptable to Lender.

          4.10 Compliance with Laws. Borrower shall have submitted to Lender, and Lender shall have approved, (a) a final and valid certificate of occupancy (or its equivalent) for each of the Properties other than the El Rancho Property, (b) a schedule describing, and copies of, all permits, licenses and other approvals necessary for the use and/or operation of each of the Properties as currently used and operated and as contemplated to be used and operated (together with any future such permits, licenses or other approvals, collectively, the "Permits"), and (c) evidence satisfactory to Lender that the Properties are not in violation in any material respect with any of the applicable laws, rules, regulations and ordinances (including building, zoning, density, land use and planning, racing and gaming, and liquor, beverage and food service, requirements, laws, rules, regulations and ordinances, to the extent applicable), covenants, conditions and restrictions, subdivision requirements (including parcel maps), and environmental impact and other environmental requirements.

          4.11 Commission Orders. Borrower shall have submitted to Lender a true, complete and correct copy of the Commission Orders (existing on the date hereof), which shall be satisfactory to Lender in form and substance, together with proof satisfactory to Lender that the Commission Orders are in full force and effect, that there have been no defaults thereunder and that no facts or circumstances exist that could result in the same or similar claims or charges that formed the underlying basis for the Commission Orders being made (including any risk of loss of any permits or licenses for any racing, betting, gaming or simulcasting activities).

          4.12 Racing and Gaming Consents and Approvals. Borrower shall have submitted to Lender proof reasonably satisfactory to Lender that, except for the qualification investigation currently being conducted by the New Jersey Racing/Gaming Authorities with respect to NPD, Inc., DeSantis and Coehlo, all issues and outstanding matters and all consents and approvals have been settled, satisfied, resolved and received from all Racing/Gaming Authorities.

          4.13 Adjacent Garden State Contract. Borrower shall have submitted to Lender a true, correct and complete copy of the Adjacent Garden State Contract.

          4.14 Counsel Opinions. Lender shall have received legal opinions from counsel to each Borrower, each in form and substance reasonably satisfactory to Lender.

          4.15 Representations and Warranties. The representa-tions and warranties of Borrower herein and in the other Loan
Documents, and all certificates, documents and financial and other written statements furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects as of the date hereof.

          4.16 No Default. Borrower shall be in compliance with all of the terms and conditions set forth herein and in each of the other Loan Documents on its part to be observed or performed, and there shall not have occurred and be continuing a Default.

          4.17 No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority having jurisdiction over Lender, any Borrower, any of the Properties or the transactions contemplated by this Agreement shall have been issued, and no litigation shall be pending or threatened, which, in the reasonable judgment of Lender, would enjoin, prohibit or restrain, or impose or result in the imposition of any condition having a Material Adverse Effect upon, Lender, any Borrower or any of the transactions contemplated hereby or by any of the other Loan Documents or the making or repayment of the Loan.

          4.18 Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability against each Borrower of this Agreement and the other Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

          4.19 Transaction Costs. Borrower shall have paid, or shall have made provision for payment from the anticipated proceeds of the Loan of, all Costs paid or payable relating to the Loan, including all Costs incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Agreement, the Note and the other Loan Documents and Lender's due diligence review of all matters relating to the Properties and Borrowers.

          4.20 Mortgage Recording Tax. Borrower shall have paid or caused to be paid all state, county and municipal recording and other taxes imposed upon the execution and recordation of any of the Mortgages, if any.

          4.21  [Intentionally Omitted].

          4.22 Bankruptcy Remote Entities. The Organizational Documents of each of GSRT, FRA, ITGDC, OCC, ACH and Circa shall have been amended, to the reasonable satisfaction of Lender, to provide for the addition of an independent member to the board of directors of each of them (the "Independent Director") whose affirmative vote is required regarding any decision to elect the benefits of (or, in an involuntary proceeding, to elect not to discharge a filing under) any federal, state or local bankruptcy laws (including filing for reorganization or liquidation) (the "Bankruptcy Decisions"); provided, however, that notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, at any time following the Closing Date, any of such entities may eliminate such Independent Director and, in lieu thereof, create a new class of stock, all of the shares of which are and shall remain owned by the Independent Director, and on such other terms and conditions as such entity shall elect in its sole discretion, except that (a) the affirmative vote of such class of stock must be required with respect to any Bankruptcy Decision of such entity, and (b) such class of stock shall not be entitled to any dividends or other distributions other than a dividend in an amount equal to the Independent Director's annual fee.

          4.23 Intra-Company Debt. Borrower shall have delivered to Lender reasonably satisfactory evidence of the cancellation or conversion to capital of all loans from any Borrower to any other Borrower and a certificate of an officer of ITB that no other loans are extant between or among any Borrowers.

          4.24 Additional Items. Lender shall have received such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby and by any of the other Loan Documents as Lender may have reasonably requested, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein) and legal matters in connection with the transactions contemplated by this Agreement, the Note and the other Loan Documents shall be satisfactory in form and substance to Lender.

                            ARTICLE 5
                  Representations and Warranties

As an inducement to Lender to enter into this Agreement and to make the Loan, each Borrower hereby represents and warrants as follows, which representations and warranties shall be true and correct as of the date hereof and which shall survive the Closing Date hereunder and shall remain true and correct until all of the Obligations are paid in full:

          5.1 Borrower Existence; Status; Enforceability. (a) Each Borrower is a corporation, duly formed, validly existing and in good standing under the laws of the following States: ITB - Delaware; GSRT, FRA and ITGDC - New Jersey; and OCC - Nevada, with their chief executive offices and FEIN as follows:

          (i) The chief executive office of ITB is located at Route 70 and Haddonfield Road, Cherry Hill, New Jersey 08034 and its FEIN is 22-2332039;

          (ii) The chief executive office of GSRT is located at Route 70 and Haddonfield Road, Cherry Hill, New Jersey 08034 and its FEIN is 22-2442299;

          (iii) The chief executive office of FRA is located at Route 9 and Route 33, Freehold, New Jersey 07726 and its FEIN is
22-1892707;

          (iv) The chief executive office of ITGDC is located at Route 70 and Haddonfield Road, Cherry Hill, New Jersey 08034 and its FEIN is 22-3291821; and

          (v) The chief executive office of OCC is located at 2755 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and its FEIN is 088-0351769.

          (b) Each Borrower (i) is in good standing under the laws of, and is authorized to transact business in, all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect with respect to such Borrower or its properties; (ii) has all requisite power and authority to own its properties and to carry on its business as now being conducted; and
(iii) has full right, power and authority to execute and deliver and to perform its obligations under the Loan Documents to which it is a party. The Loan Documents to which each Borrower is a party have been duly authorized, executed and delivered and each constitutes the valid and legally binding obligation of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

          5.2  Borrowers' Corporate Structure.

          (a) The authorized capital stock of ITB consists of twenty-five million (25,000,000) shares of common stock, par value
$2.00 per share, of which eleven million six hundred fifty-one thousand five hundred twenty-eight (11,651,528) shares are outstanding and five hundred thousand (500,000) shares of preferred stock of which three hundred sixty-two thousand four hundred sixty-eight (362,468) shares of Series A Convertible Preferred Stock, par value $100.00 per share, are outstanding; such outstanding shares have been duly authorized and validly issued; and Schedule "5.2(a)" is a true and correct list of all warrants (other than the Warrants) and stock options granted by ITB to any Person.

          (b) The authorized capital stock of GSRT consists of one thousand (1,000) shares of common stock of which one thousand (1,000) shares are outstanding. Such outstanding shares have been duly authorized and validly issued and are all owned of record by ITB.

          (c) The authorized capital stock of FRA consists of two thousand five hundred (2,500) shares of common stock of which two thousand five hundred (2,500) shares are outstanding. Such outstanding shares have been duly authorized and validly issued and are all owned of record by ITB.

          (d) The authorized capital stock of ITGDC consists of two thousand five hundred (2,500) shares of common stock of which two thousand five hundred (2,500) shares are outstanding. Such outstanding shares have been duly authorized and validly issued and are all owned of record by ITB.

          (e) The authorized capital stock of OCC consists of two thousand five hundred (2,500) shares of common stock of which one hundred (100) shares are outstanding. Such outstanding shares have been duly authorized and validly issued and are all owned of record by ITGDC.

          (f) The authorized capital stock of ACH consists of five thousand (5,000) shares of common stock of which four thousand (4,000) shares are outstanding. Such outstanding shares have been duly authorized and validly issued and are all owned of record by ITB.

          (g) The authorized capital Stock of Circa consists of one thousand (1,000) shares of common stock of which one hundred
(100) shares are outstanding. Such outstanding shares have been duly authorized and validly issued and are all owned of record by ITB.

          (h) ITB and ITGDC have obtained all necessary approvals from all appropriate governmental agencies to hold or own the stock of its subsidiaries.

          (i) Attached hereto as Schedule "5.2(i)" is a true and correct list of all of the Other Subsidiaries and all of the officers, directors and shareholders thereof.

          5.3 ITB Lender Stock. (a) Except for Racing/Gaming Authority consent under certain circumstances, there are no restrictions upon the sale or transfer of the ITB Lender Stock except for restrictions under federal and state securities laws.

          (b) Except for Racing/Gaming Authority consent under certain circumstances, no authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the issuance and delivery of the ITB Lender Stock to Lender (except for any required filing under Regulation D of the Securities Act of 1933, as amended, and the filing of a listings application with the American Stock Exchange, which filings Borrower shall timely process), (ii) for the execution, delivery or performance of this Agreement by any Borrower, or (iii) except for compliance with applicable state and federal securities law, for the sale or transfer of the ITB Lender Stock by Lender.

          5.4 Borrower's Organizational Documents. A true and complete copy of the Organizational Documents of each Borrower has been furnished to Lender. To the best of the knowledge of each Borrower, there are no other agreements, oral or written, among any of the shareholders in any Borrower relating to such Borrower, except for (i) certain agreements between NPD, Inc. and Green, and
(ii) NPD, Inc. and Casino-Co., true, correct and complete copies of all of which have been delivered to Lender. No party is in default in any material respect of its obligations under any Borrower's Organizational Documents and no condition exists which, with the giving of notice and/or the passage of time, would constitute a default under any Borrower's Organizational Documents.

          5.5 Authorization; Conflict. The execution and delivery of this Agreement and the Loan Documents by each Borrower, and the performance of their respective obligations hereunder and thereunder and the creation of the security interests provided for herein and therein (a) have been duly authorized, (b) do not and will not violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, and (c) do not and will not conflict or be inconsistent with, or result in any default under, any material contract, agreement or commitment to which any Borrower is bound. No Borrower is in default under any contract, agreement or commitment to which it is a party in any material respect which would have a Material Adverse Effect. Each Borrower has delivered to Lender copies of any material agreements (including Leases and Contracts) between such Borrower, on the one hand, and any Affiliate, on the other hand, related in any way to any Property and any other agreements or documents materially affecting the use and operation of any Property.

          5.6 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Borrower hereof or of any other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the liens created pursuant to the Loan Documents.

          5.7 Title. Fee simple title to each Property is owned by the applicable Borrower referred to in the Recitals hereto, free and clear of all liens, claims, encumbrances, covenants, conditions, restrictions, security interests and claims of others, except for the Loan Documents, the Permitted Liens and such exceptions as are set forth in the Title Policy accepted by Lender on the Closing Date.

          5.8 Legal Compliance. There currently exists a final and valid certificate of occupancy (or its equivalent) for each Property (other than the El Rancho Property). Each Property is in compliance in all material respects with all applicable laws, rules and regulations and any orders of any governmental or quasi-governmental authorities (including zoning requirements, building codes, subdivision improvement agreements and all covenants, conditions and restrictions of record, if applicable, and the requirements and orders of all governmental and quasi-governmental authorities having jurisdiction over any racing and/or gaming activities conducted at or from any of the Properties, including the Racing/Gaming Authorities) (collectively, "Applicable Law").
The zoning and subdivision approval of each Property and the right and ability to use or operate each Property are not in any way dependent on or related to any real estate other than the applicable Property, except pursuant to validly recorded easements, rights of way, restrictions or other agreements which have been approved by Lender. There are no, nor, to each Borrower's best knowledge, are there any written allegations or assertions of, material violations of law, regulations, ordinances, codes, permits, including any of the Permits, licenses, declarations, covenants, conditions or restrictions of record or other agreements relating to any of the Properties or any part thereof.

          5.9 Project Access. Each Property is accessible through fully improved and dedicated roads accepted for maintenance and public use by the public authority having jurisdiction over that Property.

          5.10 Utilities. All utility services necessary and sufficient for the use or operation of each Property are available, including water, storm, sanitary sewer, gas, electric and telephone facilities.

          5.11 Physical Condition. Except as otherwise disclosed in the Engineering Reports, each Property is free of material structural defects and all building systems contained therein (except in the case of the El Rancho Property to the extent not required by any Applicable Law) are in good working order subject to ordinary wear and tear.

          5.12 Flood Hazards/Wetlands. None of the Properties are situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or, to the best knowledge of Borrower, as a wetlands by any governmental entity having jurisdiction over such Property.

          5.13 Taxes/Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Property or any part thereof, except general real estate taxes for the current tax period that are not yet due or payable. Copies of the current general real estate tax bills with respect to each Property have been delivered to Lender. Except as otherwise approved by Lender, said bills for each Property cover that entire Property and do not cover or apply to any other property. To the best knowledge of Borrower, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of any one or more Properties.

          5.14 Tax Returns. Each Borrower has filed all Federal income tax returns and all other tax returns that are required to be filed by such Borrower and has paid all taxes due pursuant to such returns or pursuant to any assessment received by such Borrower against it or any of its properties, and to the best knowledge of each Borrower no claims are being asserted or have been threatened with respect to any of such taxes. No Borrower has given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          5.15 Eminent Domain. There is no eminent domain or condemnation proceeding pending or, to the best knowledge of Borrower, threatened relating to any Property.

          5.16 Casualty Damage. No material casualty or other material damage has occurred to any Property or any portion thereof which, as of the date hereof, has not been substantially repaired and/or restored and the cost of which repair and restoration has not been fully paid.

          5.17 Leases. Borrower has furnished Lender with a true and complete copy of all Leases, all of which Leases are in full force and effect. No Property is subject to any Leases other than such Leases delivered to Lender, no person has any possessory interest in any of the Properties or right to occupy the same, except under and pursuant to the Leases and each such tenant is conducting business only in that portion of the applicable Property covered by its Lease. No Lease contains any option to purchase, right of first refusal or other similar provision, except as specifically disclosed to and approved in writing by Lender.

          5.18 Contracts. Borrower has furnished Lender with true, correct and complete copies of all presently existing Contracts, all of which Contracts are in full force and effect.
Schedule 1 annexed hereto contains a true, correct and complete schedule of all Contracts existing as of the date hereof. No Borrower and no other party to any of the Contracts is in default thereunder in any material respect.

          5.19 Litigation. Except as set forth on Schedule 2 annexed hereto, there is no litigation, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of each Borrower, threatened against or relating to any Borrower, or any of their respective properties, assets or business, including any of the Properties, which if decided adversely would materially adversely affect the respective business, affairs, assets or financial condition of any Borrower, any of the Properties or the prospects for repayment of the Loan.

          5.20  Investment Company Act.  No Borrower is an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          5.21 Public Utility Holding Company Act. No Borrower is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.22 Foreign Ownership. No Borrower is and no legal or beneficial interest of any shareholder, partner, member or other constituent in any Borrower (other than ITB) is held by, directly or indirectly, a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

          5.23 Solvency. No Borrower is insolvent and there has been no: (a) assignment made for the benefit of the creditors of any of them; (b) appointment of a receiver for any of them or for the property of any of them; or (c) bankruptcy, reorganization or liquidation proceeding instituted by or against any of them.

          5.24 Financial Statements/No Change. Borrowers have heretofore delivered to Lender copies of their most current financial statements. Said financial statements were prepared on a basis consistent with that of preceding years, and each of such financial statements presents fairly in all material respects the financial condition of each Borrower as of the respective dates in question and the results of the respective operations for the periods indicated. Since the respective dates of such statements, there has been no material adverse change in the business or financial condition of any Borrower. No Borrower has any material contingent liabilities not provided for or disclosed in its financial statements heretofore delivered to Lender. There has been no material adverse change in the structure, business operations, credit, prospects or financial condition of any Borrower since the date of the most recent financial statements provided to Lender with respect thereto.

          5.25 Accuracy. None of this Agreement, the schedules furnished contemporaneously herewith, or any document, financial statement, written credit information, certificate or written statement prepared by or for, and furnished to, Lender by or on behalf of any Borrower in connection with the Loan, taken together on the date hereof, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading. There is no fact known to any Borrower which would materially adversely affect the business, properties, assets, condition or prospects, financial or otherwise, of any Borrower which has not been disclosed herein or therein.

          5.26 Use of Credit. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loan hereunder will be used to buy or carry any Margin Stock. No part of the proceeds of the Loan hereunder will be used for any purpose which violates, or which would be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          5.27 No Broker. No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of any Borrower or any Affiliate thereof in connection with the Loan, other than to Standard Capital Group, Inc. (the "Broker") who will be paid by Borrower pursuant to a separate agreement between the Broker and Borrower.

          5.28 Commission Orders. The Commission Orders remain in full force and effect. There are no defaults under the Commission Orders and no facts or circumstances exist that could result in a breach of or default under the Commission Orders or that could constitute a future claim or charge similar to the claims or charges that formed the underlying basis for the Commission Orders or that could lead to a revocation of any license, permit, contract or other right with respect to racing, betting (pari-mutual or otherwise), gaming or simulcasting activities at any of the Properties.

          5.29 Employee Benefits. Each Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA and the IRC. Each Qualified Plan and every Multiemployer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status. There are no outstanding liabilities of any Borrower under Title IV of ERISA with respect to any Plan maintained or sponsored by any Borrower or any ERISA Affiliate, nor with respect to any Plan to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute which could reasonably be expected to have a Material Adverse Effect on the financial condition of any Borrower taken as a whole. No Plan subject to Title IV of ERISA has any Unfunded Benefit Liability which could reasonably be expected to have a Material Adverse Effect on the financial condition of any Borrower taken as a whole. No Borrower nor any ERISA Affiliate has transferred any Unfunded Benefit Liability to a Person other than such Borrower or an ERISA Affiliate or has otherwise engaged in a transaction that could reasonably be expected to have a Material Adverse Effect on the financial condition of any Borrower taken as a whole. No Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (a) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, or (b) any liability under Title IV of ERISA (other than premiums due but not delinquent under Section 4007 of ERISA) with respect to a Plan (other than any Multiemployer Plan), which could, in either event, reasonably be expected to have a Material Adverse Effect on the financial condition of any Borrower taken as a whole. No application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan (other than any Multiemployer Plan). No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan (other than any Multiemployer Plan) which could reasonably be expected to have a Material Adverse Effect on the financial condition of any Borrower. Each Borrower and each ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the IRC.

          5.30  Compliance With The ADA.   (a)  Borrower and the
Properties are in compliance, in all material respects, with the requirements of the ADA.

          (b) No Borrower has received any notice or complaint regarding any noncompliance with the ADA of any of the Properties or of any Borrower's employment practices and, to the best of each Borrower's knowledge, there has been no litigation threatened in writing alleging any such noncompliance by any Borrower or any of the Properties.

          5.31 The El Rancho Property. The El Rancho Property consists of approximately 20.86 contiguous acres with approximately 335 feet of frontage along Las Vegas Boulevard South. As of the Closing Date, there is currently a thirteen (13) story hotel tower and a three (3) story parking structure on the El Rancho Property. The improvements on the El Rancho Property are closed and not operating and comply in all material respects with all Applicable Laws. No applications for construction, gaming or other activities are pending at or with respect to the El Rancho Property.

          5.32 The Freehold Property. The Freehold Property consists of approximately 57 contiguous acres. At the Closing Date, it consists of 10 primary buildings (and numerous ancillary buildings such as ticket booths), one-half mile of harness oval, a paddock area and parking areas. The improvements on the Freehold Property comply in all material respects with all Applicable Laws.

          5.33 The Garden State Property. The Garden State Property consists of approximately 222.75 contiguous acres. At the Closing Date, it consists of approximately 1,280,000 square feet of buildings divided between 10 buildings including stable, grandstand and paddock area as well as a one mile oval track with a 7/8ths mile inside track and a practice track which is 3/8 mile oval. The improvements on the Garden State Property comply in all material respects with all Applicable Laws.

          5.34  The Adjacent Garden State Property.  The Adjacent
Garden State Property consists of approximately 56 contiguous acres of vacant land.

          5.35 Atlantic City Harness, Inc. As of the Closing Date, ACH does not own any property other than a Permit to run races at the Freehold Property and the only involvement that it has with the Borrowers or the Properties is (a) such Permit to run races at the Freehold Property, and (b) that it is a subsidiary of ITB.

          5.36 Permits. Borrower has furnished Lender with true, correct and complete copies of all Permits, all of which Permits are in full force and effect. Schedule 3 annexed hereto contains a true, correct and complete schedule of all Permits existing as of the date hereof. No Borrower and no other party to any of the Permits is in default or violation thereunder in any material respect.

          5.37 Other Agreements. In addition to the Leases, Contracts and Permits, Borrower has furnished Lender with true, correct and complete copies of all other material agreements and documents relating to the Properties (collectively, the "Other Agreements"), including, without limitation, (i) the Adjacent Garden State Contract, (ii) all agreements which are the subject of the Subordination Agreement, and (iii) all agreements which are the subject of the Senior Lender Consent Agreement.

          5.38 Due Diligence Materials. Prior to the Closing Date, Lender sent to Borrower a Preliminary Document Request List, a copy of which is annexed hereto as Schedule 4. Borrower has delivered to Lender true, correct and complete copies of all documents and agreements falling into the descriptive categories contained in such Preliminary Document Request List, other than those descriptive categories marked "none" on said Schedule 4. With respect to such descriptive categories marked "none" on said
Schedule 4, no documents or agreements exist that fall into the same or that otherwise have not been delivered pursuant to another such descriptive category.

          5.39 Qualification Investigation. With respect to the qualification investigation of NPD, Inc., DeSantis and Coehlo currently being conducted by the New Jersey Racing/Gaming Authorities, Borrower is not aware of any facts or circumstances that could reasonably lead to a finding of disqualification of any such Persons and Borrower is diligently pursuing the completion thereof.

                           ARTICLE 6
                     Affirmative Covenants

          Each Borrower hereby covenants and agrees that so long as any of the Obligations remain outstanding or unpaid such Borrower shall observe, comply with, perform, do, make and deliver each and all of the terms, conditions, provisions, acts, things, documents, instruments, agreements, and certificates hereinafter described in this Article 6.

          6.1 Payment of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of the Loan Documents.

          6.2 Existence; Compliance with Law. Each Borrower will do all things necessary to preserve and keep in full force and effect its existence, and material franchises, rights and privileges, and will timely comply in all material respects with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to it and/or the Properties or any part thereof (including the applicable Racing/Gaming Authorities and the Securities and Exchange Commission).

          6.3  Insurance.

          6.3.1 Borrower, at its expense, shall maintain the following insurance coverages with respect to each of the Properties, any of which may be covered under a blanket policy, provided that all of the requirements for such coverage set forth below are satisfied under such blanket policy:

          (a) Insurance against loss or damage under a Special Causes of Loss ("All Risk") form or equivalent including flood and earthquake perils, with such endorsements as Lender may from time to time reasonably require and which are customarily required by institutional lenders with respect to similar properties similarly situated, in an amount not less than the greater of (i) the Loan Amount, (ii) 100% of the replacement value of the improvements on each Property (exclusive of footings and foundations) and all personal property, without regard to depreciation, and (iii) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent any Borrower, Lender or any other insured thereunder from being deemed to be a co-insurer. The policy will include Agreed Amount (waiving co-insurance) and Building Ordinance extensions.

          (b) Commercial General Liability (1993 form or equivalent) insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about any of the Properties or the adjoining streets, sidewalks and passageways and as a result of all operations, with a combined single limit of no less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate ("per location"). The policy will include Liquor Legal Liability and Employee Benefit Legal Liability extensions.

          (c) Combined Business Income (including Rents)/Extra Expense coverage with a limit representing no less than one hundred percent (100%) of the projected annual profits plus continuing expenses (including debt service) for all operations. Such coverage shall include extensions for off premises power losses ($1,000,000) and an extended period of indemnity to ninety (90) days.

          (d) Insurance against loss or damage from (i) leakage of sprinkler systems, and (ii) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed in or at any of the Properties, including production equipment, written under a comprehensive form with a combined direct/indirect limit of no less than Twenty-Five Million Dollars ($25,000,000).

          (e) Flood insurance in an amount equal to the full insurable value of each Property or the maximum amount available, whichever is less, if all or any portion of any Property is located in an area which has been designated by the Secretary of Housing and Urban Development as having special flood hazards, and if flood insurance is available under the National Flood Insurance Act.

          (f) Worker's compensation insurance with respect to the employees of each Borrower, as required by applicable law in each state of operation.

          (g) An Automobile Liability policy written under coverage Symbol "1", providing a One Million Dollar ($1,000,000) combined single limit for bodily injury and property damage covering all owned, non-owned and hired vehicles of each Borrower. If any Property is subject to garage operations, the applicable Borrower will also maintain Garage Liability with One Million Dollar ($1,000,000) limit and Garagekeepers Legal Liability with a Five Hundred Thousand Dollar ($500,000) limit for comprehensive and collision coverages to vehicles in such Borrower's care, custody and control.

          (h) An Umbrella Liability policy with a limit of not less than Twenty-Five Million Dollars ($25,000,000), which shall be increased to not less than Forty Million Dollars ($40,000,000) at the time when the El Rancho Property opens to the public as a hotel and/or casino, providing excess coverage over all limits and coverages indicated in subsections (b),
     (f), and (g) above. The limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies indicated in subsections (b), (f) and (g) above and are written on an "occurrence form."

          (i) Such other insurance as may from time to time be reasonably required by Lender against other insurable hazards, which at the time are commonly insured against and generally available in the case of similar properties and operations similarly situated.

          6.3.2 No Borrower shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section; provided, however, that notwithstanding the foregoing, any Borrower may carry additional insurance not required hereunder, provided any such insurance affecting any Property shall be for the mutual benefit of the applicable Borrower and Lender as their respective interests may appear, and shall be subject to all other provisions of this Section.

          6.3.3 All insurance required by this Section shall be in such forms and amounts and with such deductibles as, from time to time, shall be reasonably acceptable to Lender, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State in which each Property is located, which have a "claims paying ability" rating from each of the insurance rating agencies in one of their respective two (2) highest rating categories (i.e., minimum AA rating, or the equivalent, if such rating system shall hereafter be altered or replaced) and which are approved in writing by Lender. Originals or certified copies of all insurance policies shall be delivered to and held by Lender. All such policies shall name Lender as an additional insured, shall provide for loss payable to Lender and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omissions of any Borrower; (ii) a waiver of subrogation endorsement as to Lender; (iii) an endorsement indicating that neither Lender nor any Borrower shall be or shall be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for a deductible per loss of an amount not more than the lesser of five percent (5%) or that which is customarily maintained by owners of similar properties similarly situated; and (iv) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope of limits of coverage, without at least thirty (30) days' prior written notice to Lender in each instance. Each Borrower shall, promptly upon receipt but in no event less than ten (10) days prior to the expiration date of any of the insurance policies, deliver to Lender originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of the premiums therefor.

          6.3.4 If any Borrower fails to maintain and deliver to Lender the original policies or certificates of insurance required hereunder, or to pay the premiums for same, Lender may, at its option, procure such insurance, and Borrower shall reimburse Lender in the amount of all such premiums thereon promptly upon demand by Lender, together with interest thereon at the Default Rate until paid, and such sum shall be a part of the Obligations secured by the Loan Documents.

          6.4 Maintenance of Properties. Borrower shall, at all times, maintain each Property in good operating order and condition, subject to reasonable wear and tear, and shall promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are necessary or desirable to such end.

          6.5 Impositions and Other Claims. Borrower, from time to time when the same shall become due and payable, shall pay and discharge all taxes of every kind and nature, all general and special assessments, levies, permits, inspection and license fees, Taxes and charges, and all other public charges, whether of a like or different nature, imposed upon or assessed against each Property or any part thereof, or upon the revenues, rents, issues, income and profits of any Property or arising in respect of the occupancy, use or possession thereof, as well as all lawful claims for labor, materials and supplies or otherwise which could become a lien, claim or encumbrance on each Property (collectively, the "Impositions"), unless such item or items are the subject of a Permitted Contest (and then only to the extent that such item(s) continue to satisfy all conditions and requirements of a Permitted Contest). If Borrower fails to pay any Impositions when due, Lender may, at its option, pay such amounts, and Borrower shall reimburse Lender therefor promptly upon demand by Lender, together with interest thereon at the Default Rate until paid, and such sum shall be a part of the Obligations secured by the Loan Documents.

          6.6 Inspection. Subject to the rights of tenants, Lender and its authorized agents may enter upon and inspect each Property at all reasonable times upon reasonable prior notice (except in the event of an emergency) given orally or in writing to Borrower. In making any such inspection, Lender shall use its best efforts not to unreasonably interfere with or disrupt any Borrower's or any tenant's conduct of business. Lender, at Borrower's expense, and as reasonably necessary, may retain one or more independent consultants to periodically inspect the Properties.

          6.7 Books and Records/Audits. Borrower shall keep and maintain at all times at its chief executive offices stated above, or at such other place as Lender may approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of each of the Properties and to provide the financial statements required to be provided to Lender pursuant to Section 6.8 below and copies of all written contracts, correspondence, reports of any Borrower's independent consultants, if any, and all other documents affecting or relating to any of the Properties. Lender and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Lender may audit and determine, in Lender's sole and absolute discretion, the accuracy of any Borrower's records and computations. The costs and expenses of the audit shall be paid by Borrower if the audit discloses a monetary variance in any financial information or computation equal to or greater than the greater of: (i) five percent (5%); or (ii) $15,000 more than any computation submitted by any Borrower.

          6.8 Financial Statements and Other Reporting Requirements. Borrower shall furnish to Lender such financial statements and other financial information as Lender may from time to time request. All such financial statements shall show all material contingent liabilities and shall accurately and fairly present in all material respects the results of operations and the financial condition of each Property at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall provide Lender with the following:

          6.8.1 Monthly Financial Statements. As soon as available, but in any event within twenty (20) days after the end of each calendar month, Borrower shall furnish to Lender internal profit and loss statements for the prior month, and as soon as available, but in any event within forty-five (45) days after the end of each calendar month, Borrower shall furnish to Lender statements of the operations of each Property for the same month to which the most recent internal profit and loss statement delivered applies, consisting of (a) a current rent roll for each of the Properties, (b) operating statements for each Property, and (c) a consolidated balance sheet for Borrower, all of the foregoing as of the last day of the prior calendar month, and including a year-to-date compilation and a comparison to the corresponding period of the immediately preceding calendar year, all in reasonable detail, each such statement to be certified in a certificate of the chief executive officer, president or chief financial officer of ITB as fairly representing the results of operations of the Properties as at its date and for such prior month and, to the extent GAAP is applicable, as having been prepared in accordance with GAAP
(subject to year-end audit adjustments). Notwithstanding anything to the contrary contained herein, to the extent that any of the foregoing monthly statements (or any statements containing substantially the same information) shall be required to be delivered to the Securities and Exchange Commission or any Racing/Gaming Authority by a date that is prior to the date on which the same are required to be delivered to Lender hereunder, then such statements shall be required to be delivered to Lender hereunder within three (3) Business Days following such earlier date as the same are required to be delivered to the Securities and Exchange Commission or such Racing/Gaming Authority (but in no event later than when the same are required to be delivered hereunder, absent this provision).

          6.8.2 Quarterly Financial Statements. Quarterly, as soon as available, but in any event not later than forty-five (45) days following the end of each of ITB's fiscal quarters during the Term, Borrower shall furnish to Lender statements of the operations of each Property for the prior fiscal quarter, consisting of (a) a balance sheet, (b) a statement of income, (c) a statement of changes in cash flow, (d) a statement of stockholders' equity, and
(e) a current rent roll for each of the Properties, all of the foregoing as of the last day of the prior fiscal quarter, and including a year-to-date compilation and a comparison to the corresponding period of the immediately preceding calendar year, all in reasonable detail, each such statement to be certified in a certificate of the chief executive officer, president or chief financial officer of ITB as fairly representing the results of operations of the Properties as at its date and for such prior fiscal quarter and, to the extent GAAP is applicable, as having been prepared in accordance with GAAP (subject to year-end audit adjustments). Notwithstanding anything to the contrary contained herein, to the extent that any of the foregoing quarterly statements (or any statements containing substantially the same information) shall be required to be delivered to the Securities and Exchange Commission or any Racing/Gaming Authority by a date that is prior to the date on which the same are required to be delivered to Lender hereunder, then such statements shall be required to be delivered to Lender hereunder within three (3) Business Days following such earlier date as the same are required to be delivered to the Securities and Exchange Commission or such Racing/Gaming Authority (but in no event later than when the same are required to be delivered hereunder, absent this provision).

          6.8.3 Annual Financial Statements. Annually, as soon as available, but in any event not later than ninety (90) days following the end of each of ITB's fiscal years during the Term (which fiscal year ends each June 30), Borrower shall furnish to Lender statements of the operations of each Property for the prior fiscal year, consisting of (a) a balance sheet, (b) a statement of income, (c) a statement of changes in cash flow, (d) a statement of stockholders' equity, and (e) a current rent roll for each of the Properties, including a comparison to the fiscal year prior to the fiscal year covered by such statements, prepared, to the extent GAAP is applicable, in accordance with GAAP, in reasonable detail, and audited (other than with respect to the rent rolls deliverable under the foregoing clause (e)) by a firm of independent certified public accountants reasonably satisfactory to Lender (it being agreed that the firm of Moore Stephens, P.C. is satisfactory to Lender). All statements of the certified public accountants delivered pursuant to this Section 6.8.3 shall be accompanied by a certificate of the accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default and which such certificate shall read as follows:

     "We hereby acknowledge that the financial statements to which this certification relates shall be made available to CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC. CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC intends to rely on such statements and [Borrower] has knowledge of such reliance. This acknowledgment is made pursuant to 1.b.(3) of New Jersey P.L. 1995, Chapter 49."

Notwithstanding anything to the contrary contained herein, to the extent that any of the foregoing annual statements (or any statements containing substantially the same information) shall be required to be delivered to the Securities and Exchange Commission or any Racing/Gaming Authority by a date that is prior to the date on which the same are required to be delivered to Lender hereunder, then such statements shall be required to be delivered to Lender hereunder within three (3) Business Days following such earlier date as the same are required to be delivered to the Securities and Exchange Commission or such Racing/Gaming Authority (but in no event later than when the same are required to be delivered hereunder, absent this provision).

          6.8.4  Other Reporting Requirements.

          (a) Borrower shall deliver to Lender ITB's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, Form 8-K Current Reports and any other filings made by any Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by any Borrower to its shareholders, and any other report reasonably requested by Lender relating to any of the Collateral and/or the financial condition of any Borrower.

          (b) Each month, together with the financial statements provided pursuant to Section 6.8.1 hereof, Borrower shall deliver to Lender a certificate signed by ITB's chief financial officer certifying: (i) that all financial statements delivered or caused to be delivered to Lender hereunder have been prepared in accordance with GAAP and fairly present, in all material respects, the financial condition of each Borrower (subject to the absence of footnotes and audit adjustments); (ii) that each Borrower is in timely compliance with all of its covenants and agreements hereunder; (iii) that the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date and except to the extent described in such certificate); (iv) that on the date of delivery of such certificate to Lender there does not exist any condition or event that constitutes an Event of Default (or, in each case, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto); (v) that each Borrower is in compliance with all gaming, racing and other Applicable Laws in all material respects, and (vi) as to Borrower's Tangible Consolidated Net Worth as of the last day of the prior calendar month.

          (c) Each Borrower shall issue written instructions to its independent certified public accountants authorizing them to communicate with Lender and to release to Lender whatever financial information concerning any Borrower that Lender may request. Each Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Lender, at Borrowers' expense, copies of Borrowers' financial statements, papers related thereto and other accounting records of any nature in their possession, and to disclose to Lender any information they may have regarding any Borrower's business affairs and/or financial conditions.

          (d) Throughout the Term, Borrower shall immediately deliver to Lender all notices and other written communications received by any Borrower from the Securities and Exchange Commission, any Racing/Gaming Authority or any other governmental or quasi-governmental agency, except for such notices and other written communications which could not reasonably be expected to adversely affect any Borrower, any Borrower's operations at any Property or any of the Collateral.

          6.8.5 Employee Benefits. (a) Borrower shall deliver to Lender a written statement by the chief financial officer of ITB specifying the nature of any of the following events and the actions which Borrower proposes to take with respect thereto within ten (10) days of becoming aware of any of them, and when known, any action taken or threatened by the Internal Revenue Service, PBGC, the Department of Labor or other party with respect thereto: (i) an ERISA Event with respect to any Plan; (ii) the incurrence of an obligation to pay additional premiums to the PBGC under Section 4006(a) (3)(E) of ERISA with respect to any Plan; and (iii) any lien on the assets of any Borrower arising in connection with any Plan.

          (b) Borrower shall also promptly furnish to Lender copies of any of the following prepared or received by any Borrower or any ERISA Affiliate: (i) each annual report (Internal Revenue Service Form 5500 series) and all accompanying schedules, actuarial reports, financial information concerning the financial status of each Plan, and schedules showing the amounts contributed to each Plan by or on behalf of any Borrower or its ERISA Affiliates for the most recent three (3) plan years; (ii) except with respect to the termination of FRA's existing Plan, all notices of intent to terminate or to have a trustee appointed to administer any Plan;
(iii) all written demands by the PBGC under Subtitle D of Title IV of ERISA; (iv) all notices required to be sent to employees or to the PBGC under Section 302 of ERISA or Section 412 of the IRC; (v) all written notices received with respect to a Multiemployer Plan concerning: (A) the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA, (B) a termination described in
Section 4041A of ERISA, or (C) a reorganization or insolvency described in Subtitle E of Title IV of ERISA; (vi) the adoption of any new Plan that is subject to Title IV of ERISA or Section 412 of the IRC by any Borrower or any ERISA Affiliate; (vii) the adoption of any amendment to any Plan that is subject to Title IV of ERISA or Section 412 of the IRC, if such amendment results in a material increase in benefits or Unfunded Benefit Liability; or (viii) the commencement of contributions by any Borrower or any ERISA Affiliate to any Plan that is subject to Title IV of ERISA or
Section 412 of the IRC.

          6.8.6 Compliance With The ADA. (a) Borrower shall promptly provide Lender with copies of all written notices or claims which may be received by any Borrower involving claims made by any individual, entity or governmental agency as to any alleged noncompliance of any Property with the requirements of the ADA.

          (b) Borrower shall observe and comply in all material respects with all obligations and requirements of the ADA as it applies to the Properties, which shall include, without limitation, installing or constructing all improvements or alterations which may be necessary to cause the Properties to be accessible to all persons if the use of any of the Properties or any part thereof becomes a "public accommodation", as defined in the ADA, or in the event additional building improvements are added or incorporated into the existing improvements, and making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of any Borrower.

          6.8.7 Audits. If Borrower fails to furnish or cause to be furnished promptly any report required by this Section 6.8 and such failure shall continue for ten (10) days following notice to Borrower of such failure, or if Lender reasonably deems such reports to be unacceptable and any inadequacy or deficiency therein is not corrected to Lender's reasonable satisfaction within ten
(10) days following notice to Borrower of such inadequacy or deficiency, Lender may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower, and to prepare the statement or statements which Borrower failed to procure and deliver or which was unacceptable. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all reasonable third party expenses of the audit and other services, which expenses shall be immediately due and payable following notice thereof to Borrower.

          6.9 Notice of Litigation or Default. Borrower shall provide Lender with (a) notice of any litigation, arbitration, or other proceeding or governmental investigation pending or, to its best knowledge, threatened against or relating to any Borrower or any Property (any of the foregoing, a "Litigation"), but only in the event that (i) the aggregate amount at issue (if commenced by a Borrower) or alleged to be at issue (if commenced against a Borrower) in any one Litigation is in excess of $50,000, or (ii) the aggregate amount at issue (if commenced by a Borrower) or alleged to be at issue (if commenced against a Borrower) in all Litigations is in excess of $250,000 at any one time, or (iii) if there are five (5) or more Litigations at any one time; (b) a copy of all notices of default, termination notices or the like received by it under any material agreements to which it is a party, or received by it with respect to violations of laws, regulations, codes, ordinances and the like relating to any Borrower or any Property; (c) notice of the occurrence of any Default or Event of Default of which it has knowledge; (d) any notice of default given or received by it in connection with any Property, including under any Lease, Contract, Permit or Other Agreement; and (e) notice of the occurrence of any development, event or change in condition (financial or otherwise) affecting or involving any Borrower or any Property which would be reasonably likely to have a Material Adverse Effect. Each notice pursuant to this Section 6.9 shall be accompanied by a statement of a senior executive officer of the Person sending such notice setting forth details of the occurrence referred to therein and stating what action, if any, such Person proposes to take with respect thereto, as well as copies of all material documents and written information related to the occurrence referred to therein.

          6.10  Single Purpose Entity.

          (a) Each Borrower (other than ITB) is, and will hereafter continue to be, a duly formed and existing Single Purpose Entity. For the purposes hereof, a "Single Purpose Entity" means a Person that (i) was organized for the purpose of acquiring and directly holding an ownership interest in the Collateral owned by it; (ii) does not have any assets other than those related to its interest in the Collateral owned by it or any indebtedness other than the Loan or as otherwise permitted under this Agreement or the other Loan Documents; (iii) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person; (iv) does not conduct any business other than the ownership, management and operation of the Collateral owned by it and activities incidental thereto, which Collateral generates all of the gross income of such Person, and (v) holds itself out as being an entity separate and apart from any other Person.

          (b) All customary formalities regarding the separate and independent existence of each Borrower will hereafter continue to be observed. No assets have been, nor hereafter will be, transferred between any Borrower and any other Borrower or any of its Affiliates without fair consideration and proper documentation.

          (c) Each Borrower shall accurately maintain its financial statements and accounting records, separate from those of the other Borrowers, any Affiliates and any other Person. The assets of each Borrower have not at any time been commingled, and hereafter will not be commingled, with the assets of any other Borrower, any Affiliates or any other Person. Each Borrower will accurately maintain its own bank accounts, payroll and separate books of account.

          (d) Each Borrower will pay its own liabilities from its own separate assets.

          (e) Each Borrower and each Affiliate of each Borrower will identify themselves in all dealings with the public under such Borrower's or such Affiliate's own name and as separate and distinct entities. Each Borrower and each Affiliate of each Borrower will not identify themselves as being a division or a part of any other entity. Each Borrower and each Affiliate of each Borrower will not identify any other Borrower or any Affiliate as being a division or part of each other.

          (f) Each Borrower will continue to be adequately capitalized in light of the nature of its business.

          (g) Except as expressly permitted or required under this Agreement or any of the other Loan Documents, (i) no Borrower will incur, create, assume, become liable in any manner for, or guarantee, any liabilities of any other Borrower, any Affiliate or any other Person, (ii) the liabilities of each Borrower have not been, and will not be, assumed or guaranteed by any other Borrower, any Affiliate or any other Person, (iii) no Borrower will acquire obligations or securities of any other Borrower or any Affiliate, and (iv) no Borrower will make any loan or advance to any other Borrower, any Affiliate or any other Person.

          6.11 Foreign Ownership. No Borrower is nor will be and no legal or beneficial interest of any shareholder, partner, member or other constituent in any Borrower (other than ITB) is or will be held by, directly or indirectly, a "foreign corporation", "foreign partnership", "foreign trust", "foreign estate", "foreign person", "affiliate" of a "foreign person" or a "United States intermediary" of a "foreign person" within the meaning of IRC Sections 897 and 1445, the Foreign Investments in Real Property Tax Act of 1980, the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, or the regulations promulgated pursuant to such Acts or any amendments to such Acts.

          6.12 Tangible Consolidated Net Worth. Throughout the Term, Borrower shall maintain a Tangible Consolidated Net Worth equal to at least the then applicable Tangible Consolidated Net Worth Threshold, which shall be determined as of the last day of each calendar month during the Term. Borrower shall promptly deliver to Lender, from time to time, all information requested by Lender to substantiate Borrower's then Tangible Consolidated Net Worth.

          6.13 Development of the El Rancho Property. Subject to the provisions of Section 7.15 hereof, Borrower shall either (i) diligently use its reasonable best efforts to proceed with the development of the El Rancho Property in substantial compliance with the plans and budget provided to Lender pursuant to Section 4.1(r) hereof, subject to the receipt of regulatory and gaming approvals, financial feasibility review and satisfactory financing arrangements, or (ii) otherwise use its reasonable best efforts to develop or refurbish the El Rancho Property for use thereof in such manner as Borrower shall propose and Lender shall approve in Lender's reasonable discretion.

          6.14 Sale of Adjacent Garden State Property. (a) Borrower shall diligently use its reasonable best efforts to consummate the sale of the Adjacent Garden State Property in accordance with the terms of the Adjacent Garden State Contract. Upon such sale of the Adjacent Garden State Property (whether pursuant to the Adjacent Garden State Contract or otherwise), all proceeds thereof shall be applied first, to satisfy the Garden State Loans (or such Garden State Loans shall be assumed by the purchaser of the Adjacent Garden State Property and the amount payable to GSRT in connection with the sale of the Adjacent Garden State Property shall be reduced on a dollar-for-dollar basis), and second, the remainder, if any, (being referred to herein as the "Remaining Garden State Proceeds") shall be applied as follows: (i) the first $2,240,000 of such Remaining Garden State Proceeds shall be deposited into the Working Capital Account to be used as set forth in Section 2.7.6 hereof, and (ii) any remainder of the Remaining Garden State Proceeds after the deposit referred to in the preceding clause (i), shall be deposited into the El Rancho Reserve Account to be used as set forth in Section 2.7.7 hereof, provided, however, that to the extent that any such proceeds are Garden State Contingent Proceeds, such proceeds shall be deposited into the El Rancho Account to be used as set forth in Section 2.7.7 hereof. Borrower shall instruct the purchaser and escrow agent under the Adjacent Garden State Contract (or under any New Adjacent Garden State Contract) to pay to and deposit all such proceeds directly with the Depository. Promptly (and in any event within three (3) Business Days) following the consummation of any sale of the Adjacent Garden State Property, Borrower shall deliver to Lender a copy of the closing statement relating thereto, certified by Borrower to be true, complete and correct.

          (b) In the event that the closing shall fail to occur under the Adjacent Garden State Contract, thereafter Borrower shall diligently use its reasonable best efforts to identify a new purchaser of the Adjacent Garden State Property and to negotiate a new contract for the sale thereof, which new contract shall be subject to Lender's reasonable approval (any such contract, the "New Adjacent Garden State Contract"). Following the execution of any such New Adjacent Garden State Contract, Borrower shall diligently use its reasonable best efforts to consummate the sale thereunder and, upon such closing, all proceeds thereof shall be applied first, to satisfy the Garden State Loans, and second, the remainder, if any (the "Substitute Remaining Garden State Proceeds"), shall be applied as follows: (i) the first $2,240,000 of such Substitute Remaining Garden State Proceeds shall be deposited into the Working Capital Account to be used as set forth in Section 2.7.6 hereof, and (ii) any remainder of the Substitute Remaining Garden State Proceeds after the deposit referred to in the preceding clause (i), shall be deposited into the El Rancho Reserve Account to be used as set forth in Section 2.7.7 hereof.

          (c)  Promptly (and in any event within three (3) Business
Days) following receipt from any holder of or lender under either Garden State Loan of any material notice (other than a monthly payment statement) relating to a Garden State Loan or the Adjacent Garden State Property, Borrower shall deliver to Lender a copy thereof. Borrower agrees that Lender shall have the right to cure any default of GSRT under either of the Garden State Loans. In the event that Borrower shall receive a notice of default under any Garden State Loan stating that Borrower is in default under such loan as a result of the execution, delivery or recording of the Mortgage in respect of the Adjacent Garden State Property, then provided that such default shall be the only default under the applicable Garden State Loan, Lender shall cause the release of record of the Mortgage, Assignment of Leases and any Uniform Commercial Code Financing Statements in respect of the Adjacent Garden State Property (provided that such release of record shall not effect a total release of such Mortgage, Assignment of Leases and Uniform Commercial Code Financing Statements in respect of the Adjacent Garden State Property unless the existence of even unrecorded such documents against the Adjacent Garden State Property shall constitute a default under the applicable Garden State Loan). Notwithstanding anything to the contrary set forth in this Agreement, a default under any Garden State Loan arising solely as a result of the execution, delivery or recording of the Mortgage against the Adjacent Garden State Property shall not constitute a Default or Event of Default.

          (d) Simultaneously with the payment to Lender in accordance with the terms hereof of the Remaining Garden State Proceeds or the Substitute Remaining Garden State Proceeds, as the case may be, Lender shall, at Borrower's sole cost and expense, release of record the Mortgage, the Assignment of Leases and any Uniform Commercial Code Financing Statements in respect of the Adjacent Garden State Property.

          (e) Borrower has disclosed to Lender that it intends to refinance the Garden State Loans with a single loan by Sun National Bank in the original principal amount of $6,000,000, to be secured by a mortgage on the Adjacent Garden State Property in replacement of the Garden State Lien and the Garden State Unrecorded Interest (the "Garden State Sun Mortgage"; and the loan secured thereby, the "Garden State Sun Loan"). Subject to satisfaction of the requirements of Section 7.2(g) hereof, Lender hereby consents to the Garden State Sun Mortgage and the Garden State Sun Loan, notwithstanding anything to the contrary set forth herein or in any other Loan Document. Additionally, Lender hereby agrees that, subject to the immediately preceding sentence, upon (i) confirmation from the Title Company issuing the Title Policy with respect to the Adjacent Garden State Property that it has received all necessary documents and assurances that the Garden State Lien and the Garden State Unrecorded Lien can then immediately be removed of record and/or discharged, as the case may be, and (ii) an agreement from Sun National Bank, in form and substance reasonably satisfactory to Lender, that (A) it consents to the Mortgage on the Adjacent Garden State Property and that the same shall not result in a default under the Garden State Sun Mortgage, and (B) it shall give Lender copies of all notices of default sent under the Garden State Sun Mortgage and an opportunity to cure the same, Lender shall execute and deliver to Sun National Bank a subordination agreement, pursuant to which the Mortgage is subordinated to the Garden State Sun Mortgage. Simultaneously with the occurrence of all of the foregoing, Borrower agrees that (I) all but the first (1st) two (2) sentences of Section 6.14(c) shall be deemed deleted from this Agreement, (II) all references in this Agreement to the Garden State Loan or the Garden State Loans shall be deemed to be amended to refer to the Sun National Loan, and
(III) all references in this Agreement to the Garden State Lien or the Garden State Unrecorded Interest shall be deemed amended to refer to the Garden State Sun Mortgage.

          6.15 Circa Property. (a) Upon the written request of Lender given within ninety (90) days following the Closing Date, ITB shall cause Circa to execute, deliver and record a Mortgage, an Assignment of Leases and such Uniform Commercial Code Financing Statements as Lender may reasonably require against the Circa Property and satisfy the other requirements of Article 4 hereof that are applicable to the Properties (including Sections 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.18, 4.19, 4.20 and 4.24 hereof). Upon such request, the Circa Property shall be deemed to be a Property for all purposes of this Agreement and the other Loan Documents (including Articles 5, 6, 7 and 8 hereof).

          (b)  Promptly (and in any event within three (3) Business
Days) following Borrower's receipt of any material notice relating to the Circa Property, Borrower shall deliver to Lender a copy thereof.

          6.16 Gaming and Racing Applications. Promptly (and in any event within three (3) Business Days) following Borrower's delivery to any applicable authority of an application for any material new, amended or renewal Permit in connection with any Property, Borrower shall deliver a copy thereof to Lender. Additionally, Lender shall be promptly copied on (i) all correspondence sent or received by any Borrower in connection with any such material new, amended or renewal Permit, and (ii) all material correspondence sent or received by any Borrower to or from any Racing/Gaming Authority.

          6.17 ITB to Reserve Stock. ITB shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued ITB Stock or out of ITB Stock held in ITB's treasury or a combination of both, for the purpose of effecting the conversion of the Conversion Amount and permitting the exercise of the Warrants, the full number of shares of ITB Lender Stock issuable upon conversion of the Conversion Amount and exercise of the Warrants. ITB covenants that all shares of ITB Lender Stock which are issued upon conversion pursuant to Section 2.10.1 hereof and upon exercise of the Warrants will be duly authorized and will, upon issue, be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof. ITB will take all such action as may be necessary to insure that such shares of ITB Lender Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the ITB Lender Stock may be issued.

          6.18 Taxes on Conversion and Exercise. ITB will pay any and all taxes and charges (other than taxes on or measured by income, capital or franchises or similar taxes) that may be payable in respect of the issuance or delivery of the ITB Lender Stock to Lender upon conversion of the Conversion Amount pursuant to Section
2.10.1 hereof and exercise of the Warrants.

          6.19 Borrower's Cooperation. Each Borrower agrees that it shall cooperate and assist Lender, promptly and in good faith, at its sole cost and expense, in Lender's efforts to obtain the approvals required from all Racing/Gaming Authorities in order to
(i) exercise its rights under Section 2.10 hereof and/or under the Warrants, and (ii) exercise any other rights or remedies available to Lender under any of the Loan Documents, at law or in equity.

          6.20 Amendment to ITB Organizational Documents. ITB agrees that as soon as practicable, but in event within six (6) months following the closing, ITB shall amend its Organizational Documents to (a) eliminate and terminate all super-majority voting rights and requirements (except as set forth in clause (c) below),
(b) provide for the addition of an Independent Director to the board of directors of ITB whose affirmative vote is required regarding any Bankruptcy Decision, and (c) require the affirmative vote of at least seven of the nine members of the board of directors of ITB, not including the Independent Director, regarding any Bankruptcy Decision; provided, however, that notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, at any time following the Closing Date, ITB may eliminate the Independent Director from its board of directors and, in lieu thereof, create a new class of stock, all of the shares of which are and shall remain owned by the Independent Director, and on such other terms and conditions as ITB shall elect in its sole discretion, except that (a) the affirmative vote of such class of stock must be required with respect to any Bankruptcy Decision, and
(b) such class of stock shall not be entitled to any dividends or other distributions other than a dividend in an amount equal to the Independent Director's annual fee.

          6.21 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed and delivered, to Lender, such other documents and instruments, and do, or cause to be done, such other acts and things, as Lender, from time to time may deem to be reasonably necessary or desirable to assure Lender the benefit of the Loan Documents.

          6.22  Delivery of Garden State Survey.  Within ninety
(90) days following the Closing Date, Borrower shall, at its sole cost and expense, cause to be prepared and delivered to Lender a new survey for the Garden State Property (the "Garden State Survey"), which Garden State Survey shall be reasonably acceptable to Lender, it being agreed by Lender, however, that such Garden State Survey shall be deemed reasonably acceptable to Lender if (a) it is prepared by a registered land surveyor in accordance with the 1992 American Land Title Association/American Congress on Surveying and Mapping Standards, (b) it is certified in favor of Lender and the Title Company who issued the Title Policy with respect to the Garden State Property, (c) the surveyor certifies that the Garden State Property is not in a flood hazard area as identified by the Secretary of Housing and Urban Development, (d) it is sufficient for the Title Company who issued the Title Policy with respect to the Garden State Property to remove the general survey exception from such Title Policy and to provide an ALTA survey endorsement thereto, and (e) it does not disclose any condition or set of circumstances which reasonably could materially and adversely affect the raw land value of the Garden State Property. Additionally, promptly following the delivery of the Garden State Survey to Lender and Lender's approval thereof in accordance with the foregoing, Borrower shall, at its sole cost and expense, cause to be issued to Lender an ALTA survey endorsement to the Title Policy with respect to the Garden State Property.

          6.23  Documents for Other Subsidiaries.  Within ninety
(90) days following the Closing Date, with respect to each of the Other Subsidiaries, Borrower shall either (a) deliver to Lender copies of all Organizational Documents for such Other Subsidiary which Borrower was unable to deliver to Lender on the Closing Date, certified by Borrower to Lender to be true, complete and correct, it being agreed by Borrower, however, that Borrower shall use its diligent efforts to provide the same to Lender on or before the Closing Date, or (b) cause such Other Subsidiary to be merged into ITB and provide Lender with documents evidencing the same, certified by Borrower to Lender to be true, complete and correct. In furtherance of the foregoing, and notwithstanding anything to the contrary set forth herein or in any other Loan Document, Lender hereby agrees to any such merger contemplated under the foregoing clause (b) of this Section 6.23.


                           ARTICLE 7
                       Negative Covenants

          Each Borrower hereby covenants and agrees that so long as any of the Obligations remain outstanding or unpaid such Borrower shall observe and comply with all of the terms, conditions and provisions of, and shall not directly or indirectly cause or permit, perform, do, make, or deliver, any or all of the acts, things, documents, instruments or agreements hereinafter described in this Article 7.

          7.1 No Amendments. Except as set forth in Sections 4.22 and 6.20, no Borrower shall amend, modify or terminate, or permit the amendment, modification or termination of, its Organizational Documents, including, without limitation, any amendment thereto which requires more than a simple majority to pass any resolution or matter of such Borrower.

          7.2 No Additional Indebtedness; Liens. No Borrower (nor any Other Subsidiary) shall, without Lender's prior written consent, incur, create, assume or suffer to exist any Indebtedness except for (a) the Loan, (b) Trade Payables, which shall in no event for all Properties other than the El Rancho Property exceed at any one time $5,000,000, (c) the Indebtedness secured by the Permitted Liens, (d) Indebtedness set forth on Schedule "7.2", (e) Indebtedness relating to controlled disbursement accounts or in respect to overdrafts of zero balance bank accounts so long as such Indebtedness is outstanding for not more than 2 Business Days at any one time, (f) other Indebtedness not exceeding for all Borrowers in the aggregate $3,000,000 in principal amount at any one time outstanding, provided that the same shall consist only of
(i) Indebtedness in the form of letters of credit required in connection with the development of the El Rancho Property, and (ii) Indebtedness in respect of capital leases or purchase money financing for equipment, and (g) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) through (f) of this Section 7.2 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) as compared to the Indebtedness being refinanced, renewed or extended, the terms and conditions of such refinancings, renewals or extensions do not materially impair the prospects of repayment of the Obligations,
(ii) the net cash proceeds of such refinancings, renewals or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed or extended (other than the inclusion of customary fees and expenses incurred in connection with such financing), (iii) such refinancings, renewals or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness. Each month, together with the other financial statements required to be furnished under
Section 6.8.1 hereof, Borrower shall furnish to Lender a certification detailing the Indebtedness then outstanding, including the number of days (in increments of 30 days) that each Trade Payable has been outstanding. Additionally, no Borrower shall create, incur, assume or suffer to exist any lien of any kind or nature, including liens for taxes, assessments, governmental charges or liens and statutory liens of landlords, carriers, vendors, mechanics, materialmen or repairmen or similar liens upon any of the Collateral (any of the foregoing a "Lien"), except for the Liens evidenced by any of the Loan Documents and the Permitted Liens.

          7.3 Limitation on Fundamental Changes. Except for the Permitted Acquisition and the Permitted Debt Conversion, no Borrower (nor any Other Subsidiary, subject to Section 6.23 hereof) shall, in one transaction or in a series of transactions, (a) enter into any transaction of acquisition, merger, consolidation, reorganization, recapitalization or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (b) create any subsidiaries, (c) acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, or make any investment in, any Person, (d) except pursuant to and in accordance with Sections 6.13, 6.14 and 7.15 hereof, make any material change in its present method of conducting business, or (e) engage in any business other than the business of (i) owning and operating the Garden State Property and Freehold Property as race tracks in the manner that they are presently operated and with incidental business(es) thereto, and (ii) owning and operating the El Rancho Property in accordance with Sections 6.13 and 7.15 hereof.

          7.4 Limitation on Distributions. Other than (a) as may be legally required with respect to ITB's Series A Preferred Stock, and/or (b) as provided in Sections 4.22 and 6.20 hereof, ITB shall not declare any distributions on, or make a payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, defeasance, redemption, retirement or other acquisition of, any participating or ownership interest in ITB (including any of its capital stock or warrants or options therefor), whether now or hereafter outstanding, or make any other distribution or pay any dividend in respect thereof, either directly or indirectly, whether in cash or property or in obligations, or permit any Affiliate to make any payment on account thereof.

          7.5 Transfer. No Transfer shall be permitted, and no Borrower shall suffer or permit a Transfer to occur, in each instance, without the prior express written consent of Lender, except for (a) Transfers of the capital stock of ITB, so long as the same do not, individually or in the aggregate, result in a Change of Control (other than with respect to the Transfers of the ITB Lender Stock contemplated in Section 2.10 hereof and in the Warrants), (b) a Transfer of the Adjacent Garden State Property in accordance with Section 6.14 hereof, (c) Permitted Liens, and (d) as otherwise permitted in the Loan Documents, including, without limitation, as provided under Sections 6.14 and 6.23 hereof. For the purposes hereof, "Transfer" shall mean: (i) the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, leasing (other than as permitted under the Mortgages), subleasing (other than as permitted under the Mortgages), granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest in all or any portion of any of the Properties (including the Circa Property, whether or not a Mortgage is recorded thereon pursuant to Section 6.15 hereof) or in any Borrower or in any Affiliate, including by the issuance of additional Ownership Interests therein; (ii) any amendment to any Borrower's or any Affiliate's Organizational Documents causing or effecting any of the foregoing; or (iii) any suspension, liquidation, dissolution or similar event (whether voluntary or involuntary, judicial or non-judicial, statutory, consensual or contractual, by operation of law or otherwise) of Borrower or any Affiliate.

          7.6 Accounting Policies. No Borrower shall make any material change to its accounting policies, practices or procedures in effect on the date hereof, except to the extent required by GAAP.

          7.7 Compliance with ERISA. Except for the ongoing termination of FRA's existing Plan, no Borrower shall terminate any Plan, engage in any "prohibited transaction" (as defined in Section 4975 of the IRC) involving any Plan or incur or suffer to exist any "accumulated funding deficiency or deficiencies" (as defined in Section 302 of ERISA) involving any Plan.

          7.8 Limitation on Negative Pledge Clauses. No Borrower shall enter into any agreement with any Person other than Lender which prohibits or limits its ability to create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for negative pledge provisions contained in capital leases or purchase money security agreements respecting the specific property or assets that are the subject thereof.

          7.9  Lienable Work.  Except as contemplated by Section
6.13 hereof, no Borrower shall do any excavation, construction, earth work, site work or any other mechanic's lienable work to any Property without Lender's prior consent, except for normal repair and maintenance in the ordinary course of business.

          7.10 Property Management. GSRT, FRA and OCC shall self-manage the Garden State Property, the Adjacent Garden State
Property, the Freehold Property and the El Rancho Property, respectively, and no Borrower shall engage or retain a manager for any Property without Lender's prior written consent.

          7.11  Use of Properties.  Except as contemplated by
Section 6.13 and 7.15 hereof or unless required by applicable law, no Borrower shall permit material changes in the use of any part of any of the Properties from the use existing on the date hereof. No Borrower shall initiate or acquiesce in a change in the plat of subdivision or zoning classification of any of the Properties without Lender's prior written consent.

          7.12 Corporate Changes. Unless Borrower has given Lender 30 days prior written notice, no Borrower shall change such Borrower's name, FEIN, business structure or identity, or add any new fictitious name. Each Borrower further covenants and agrees that it will not, without thirty (30) days prior written notification to Lender, relocate its chief executive office to a new location and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's security interests in the Collateral.

          7.13  Prepayments.  Except for the Permitted Debt
Conversion, no Borrower shall prepay any subordinate Indebtedness owing to any third Person.

          7.14 Change of Control. No Borrower shall cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.15  The El Rancho Property.  Except as contemplated by
Section 6.13 hereof, no Borrower shall engage in any development or construction or apply for any permits to construct at or with respect to the El Rancho Property except pursuant to the plan and budget delivered to Lender pursuant to Section 4.1(r) hereof. Additionally, unless the Title Company issuing the Title Policy with respect to the El Rancho Property shall provide a mechanics' lien endorsement with respect thereto, no lienable work of any kind or nature shall be performed at, in or with respect to the El Rancho Property for thirty-one (31) days following the Closing Date.

          7.16 Transactions with Affiliates. No Borrower shall directly or indirectly enter into or permit to exist any material agreement or transaction with any Affiliate of any Borrower, and no Borrower shall extend or materially amend any material agreement or transaction with any Affiliate of any Borrower, in each instance, except for agreements or transactions (or extensions thereof or material amendments thereto) that (a) are upon fair and reasonable terms, (b) are no less favorable to any Borrower than would be obtained in an arm's length agreement or transaction with a non-Affiliate,
(c) contain a provision that the same are terminable by Lender, at Lender's sole option, and without any obligation on the part of Lender to cure any default by the applicable Borrower thereunder, upon the occurrence and during the continuance of an Event of Default, immediately upon receipt of a written notice to such effect from Lender to the parties thereunder (the "Default
Termination Provision"), and (d) are approved by Lender, which approval shall not be unreasonably withheld or delayed so long as the foregoing conditions are met; provided, however, that the following shall not require the approval of Lender so long as they contain the Default Termination Provision: (i) an employment contract between ITB and DeSantis, provided that the compensation thereunder shall not exceed $450,000 per year and the term thereof shall not exceed five (5) years with one (1) five (5) year extension option, (ii) an employment contract between ITB and Coehlo, provided that the compensation thereunder shall not exceed $120,000 per year and the term thereof shall not exceed one (1) year, and (iii) a modification to that certain Entertainment
Management Agreement dated January 22, 1996 between OCC and Las
Vegas Communications Corporation (the "Entertainment Agreement"), provided that any such modification shall not (A) result in a greater economic burden to OCC than currently exists under the Entertainment Agreement, (B) extend the term of such Entertainment Agreement, or (C) be less favorable to OCC or any other Borrower than the existing Entertainment Agreement.

          7.17 No Additional Shares. Other than as provided in Sections 4.22 and 6.20 hereof, no Borrower (other than ITB) shall authorize the issuance of any additional shares of stock nor issue any additional shares of stock which, as of the date hereof, have been authorized but not issued.

          7.18 New Contracts; Amendments to Existing Contracts. Borrower shall deliver to Lender, promptly after the execution thereof, copies of all new Contracts (including Contracts with Affiliates) and all extensions to and material amendments of any existing Contracts entered into after the date hereof. Subject, to the extent applicable, to the provisions of Section 7.16 hereof, Borrower shall use its diligent efforts to have the Default Termination Provision included in every such Contract, extension and material amendment entered into after the date hereof (and Borrower shall, under all circumstances, include the same in all Contracts with Affiliates), and any such Contract, extension or material amendment which does not include the Default Termination Provision shall be subject to Lender's prior approval, which approval shall not be unreasonably withheld or delayed.

          7.19 Use of Proceeds. No Borrower shall use the proceeds of the Loan for any purpose other than as set forth in the Closing Statement; it being understood that proceeds of the Loan that are deposited with the Depository may thereafter be used in accordance with the provisions of Section 2.7 hereof and the Reserve Account Agreement.

                            ARTICLE 8
     Events of Default; Acceleration of Obligations; Remedies

          8.1 Events of Default. The occurrence of any one or more of the following events in respect of any Borrower or the Borrowers in the aggregate shall constitute an "Event of Default" under this Agreement:

          8.1.1 Borrower shall fail: (i) to make any payment of interest due under the Note, or any installment of principal due under the Note, in each case, within five (5) days of the date when the same shall become due and payable, or (ii) to make any other payment of the principal of the Note, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any prepayment or otherwise, in each case, as provided in the Note and this Agreement, or (iii) to make payment of any other Obligations within ten (10) days following receipt of written notice that the same shall be due and payable; or

          8.1.2 A breach by any Borrower (i) of any representation or warranty set forth in any of the Loan Documents and the continuance of such breach for a period of thirty (30) days after notice to Borrower, or (ii) other than as set forth in any other clause of this Section 8.1 (it being understood and agreed that the lack of reference to any notice and/or cure period in any such other clause shall mean that the event(s) described therein shall constitute an immediate Event of Default), in the due observance or performance of any covenant or condition on its part in any of the Loan Documents and continuance of such breach for a period of thirty (30) days after notice to Borrower, unless, in any of the foregoing instances, such breach, in Lender's sole discretion, is of a nature that is not reasonably capable of cure within a thirty
(30) day period, in which event, so long as Borrower shall have commenced cure within such thirty (30) day period and shall diligently pursue such cure thereafter, there shall be provided such additional time as may be reasonably required to cure such breach, in Lender's reasonable discretion, but in no event more than an additional sixty (60) days following the initial thirty
(30) day period; or

          8.1.3 There shall be a breach in the due observance or performance of any covenant set forth in Section 6.3 hereof,
Section 6.10 hereof, Section 6.22 hereof or Article 7 hereof.

          8.1.4 (a) A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against any Borrower (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing); (b) any Borrower admits its insolvency or inability to pay its debts as they become due or a post judgment writ of execution is levied against any property owned by it; (c) any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, or of any other Borrower or of all or a substantial part of their respective property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, or (iv) take any action for the purpose of effecting any of the foregoing; (d) any Borrower is adjudged insolvent by any state or federal court of competent jurisdiction; or (e) a post judgment writ of execution is levied against any Property or any of the other Collateral; or

          8.1.5 The occurrence of a default by any Borrower and the expiration of any cure period applicable thereto under any Other Agreement the effect of which is to cause or result in a Material Adverse Effect; or

          8.1.6 Borrower shall default in the payment of any Indebtedness in an amount in excess of $250,000 in the aggregate (other than the Obligations) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; or

          8.1.7 Any warranty, representation, statement or report made or delivered, now or in the future, by any Borrower to Lender pursuant to any express provision of this Agreement or the other Loan Documents is false or misleading in any material respect, when (subject to the following provision) "taken as a whole" together with all other warranties, representations, statements and reports made or delivered by Borrower to Lender, as of the date when made or delivered, provided that warranties, representations, statements and reports set forth in one document shall only be "taken as a whole" with other warranties, representations, statements and reports set forth in a separate document if Lender may not reasonably rely on the one document only and it would be obvious to any reasonable person that the two (or more) documents must be considered as a whole; or

          8.1.8 A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered against Borrower, individually or collectively, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof (or, in the case of any such judgment which by its terms is payable on a date specified therein, upon or prior to said date certain), and Borrower shall not, within said thirty (30) day period (or upon said date certain), or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          8.1.9 If (a) with respect to any Plan, there shall occur any of the following which could reasonably be expected to have a material adverse effect on the financial condition of any Borrower:
(i) the violation of any of the provisions of ERISA; (ii) the loss by a Plan intended to be a Qualified Plan of its qualification under Section 401(a) of the IRC; (iii) the incurrence of liability under Title IV of ERISA; (iv) a failure to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, any Borrower or any ERISA Affiliate is required to make; (v) the filing of a notice of intent to terminate a Plan under Sections 4041 or 4041A of ERISA; (vi) a complete or partial withdrawal of any Borrower or an ERISA Affiliate from any Plan;
(vii) the receipt of a notice by the plan administrator of any Plan that the PBGC has instituted proceedings to terminate such Plan or appoint a trustee to administer such Plan; (viii) a commencement or increase of contributions to, or the adoption of or the amendment of, a Plan; or (ix) the assessment against any Borrower or any ERISA Affiliate of a tax under Section 4980B of the IRC; or (b) the Unfunded Benefit Liability of all of the Plans of any Borrower and its ERISA Affiliates shall, in the aggregate, exceed $250,000; or

          8.1.10 The lien created by any Loan Document shall at any time not constitute a valid and perfected lien having the priority contemplated hereunder on the Collateral intended to be covered thereby in favor of Lender, free and clear of all other liens (other than liens permitted under the respective Loan Documents), or, except for expiration in accordance with its terms, any of the Loan Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower, any Affiliate or any other Person unless any such action by such other Person (who is not an Affiliate) is being contested by Borrower in good faith and by appropriate proceedings diligently conducted; or

          8.1.11 If any one of the following occurs: (a) any Racing/Gaming Authority shall have determined that a race permit issued to any Borrower or to ACH should be revoked, not renewed, suspended or materially and adversely modified; (b) any Racing/Gaming Authority shall revoke, not renew or suspend, or any Borrower shall surrender or terminate, any right, permit or license to conduct racing or gaming on the Freehold Property or the Garden State Property or if such rights, permits or licenses are materially and adversely modified in any manner to restrict the current uses on such Properties; (c) there is a material threat, in Lender's reasonable judgement, that one or more of the events described in (a) or (b) above shall occur; (d) except as otherwise determined by management in the exercise of its business judgment with respect to the Garden State Property only, racing or gaming does not take place on the Freehold Property or the Garden State Property on any day consistent with past operating schedules, practices or procedures for such facilities; (e) any Racing/Gaming Authority shall revoke, not renew or suspend, or any Borrower shall surrender or terminate, any right, permit, license or exemption which allows Borrower to simulcast other races at any of the Properties or allows any Borrower to simulcast the races from any of the Properties to other locations; (f) any Commission Order is revoked by any Racing/Gaming Authority or by the Bankruptcy Court administering Robert Brennan's bankruptcy proceeding, or if any Commission Order is violated by any Person, terminated for any reason, determined to be null and void for any reason, or upon a finding by any Racing/Gaming Authority that any Person has failed to abide by the terms of any Commission Order; provided, however, that any Event of Default set forth in this Section 8.1.11(f) may be cured by Borrower if Borrower provides Lender, within ten (10) days from such Event of Default, with evidence, satisfactory to Lender in its sole and absolute discretion, that the relevant Racing/Gaming Authority will not take action against any Borrower to revoke, not renew, suspend or modify any permits, licenses or exemptions to licenses held by any Borrower; (g) any Racing/Gaming Authority requires any Borrower to take any further action in addition to the entering into and the compliance with any Commission Order and such Borrower does not promptly comply with any such requirements; or

          8.1.12 Any Borrower is denied any material Permit applied for in connection with the operation of the El Rancho Property as a hotel and casino; provided that if, following any such denial, Borrower proceeds diligently and in good faith to appeal or cause the reconsideration of such denial or to cause the issuance of such Permit to another Person, and in any of such instances, Borrower is successful in obtaining such Permit within six (6) months following such denial, then the original denial of such Permit shall not constitute an Event of Default hereunder (it being understood and agreed, however, that the foregoing shall not prevent the occurrence of any other Event of Default hereunder, including, without limitation, an Event of Default of the type set forth in Section 8.1.14 hereof); or

          8.1.13 ITB shall be unable for any reason (a) to issue shares of ITB Lender Stock upon Lender's exercise of (i) the conversion privilege set forth in Section 2.10 hereof, or (ii) the Warrants; or (b) to register or list the shares of ITB Lender Stock pursuant to the Registration Rights Agreement; or

          8.1.14 Any one of the following shall fail to be true on November 23, 1998:

          (a) Provided that Lender shall have satisfied the Construction Loan Condition, at least $3,000,000 shall be on deposit in the Interest Reserve Account;

          (b)  The Loan to Value Ratio shall not exceed 80%;

          (c) Provided that Lender shall have satisfied the Construction Loan Condition, Borrower's EBITDA, as defined in and calculated pursuant to GAAP, on an annualized consolidated basis shall be less than $2,500,000, it being acknowledged and agreed by Lender and Borrower that the foregoing calculation of EBITDA shall be based upon (i) the actual EBITDA with respect to the Garden State Property and the Freehold Property during the immediately preceding twelve (12) full calendar months, and (ii) four (4) times the actual EBITDA with respect to the El Rancho Property during the immediately preceding three (3) full calendar months, provided, however, that any expenses paid or revenues received during such three (3) full calendar month period which apply, at least partially, to any other period (e.g. lump sum payments for annual or semi-annual expenses) shall be appropriately pro-rated over a twelve (12) month period so that the foregoing calculation yields a reasonable estimate of EBITDA over a twelve (12) month period; or

          (d) At least $1,500,000 shall be on deposit in the Working Capital Account; or

          8.1.15 If, within eighteen (18) months following the closing of a construction loan with respect to the El Rancho Property (whether provided by Lender or any other lender), the El Rancho Property shall not be legally operating and open for business as a hotel and casino substantially in accordance with the plans provided to Lender pursuant to Section 4.1(r) hereof, with such changes thereto as to which Lender shall hereafter reasonably agree; or

          8.1.16  If, following the closing of the Permitted
Acquisition or the Permitted Debt Conversion, Lender shall discover that any of the conditions precedent thereto set forth in the Tri-Party Agreement were not satisfied in any material respect; or

          8.1.17 The Permitted Acquisition and the Permitted Debt Conversion shall not occur, for whatever reason, within ninety (90) days following the Closing Date.

          8.2 Acceleration; Remedies. (a) Upon the occurrence of an Event of Default other than one referred to in Section 8.1.4, Lender may, by notice to Borrower, declare the Outstanding Principal Balance of, and the accrued interest on, the Loan and all other Obligations and amounts payable hereunder, under the Note and under any other Loan Documents to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Borrower and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

          (b) Upon the occurrence of an Event of Default referred to in Section 8.1.4, the Outstanding Principal Balance of, and the accrued interest on, the Loan and all other Obligations and amounts payable by Borrower hereunder and under the Note and under any other Loan Documents shall automatically become immediately due and payable by Borrower without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived, and Lender shall be entitled to all of the rights and remedies provided in the Loan Documents or at law or in equity. Each remedy provided in the Loan Documents is distinct and cumulative to all other rights or remedies under the Loan Documents or afforded by law or equity, and may be exercised concurrently, independently or successively, in any order whatsoever.

          (c) Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, Lender expressly acknowledges and agrees that Lender's exercise of its rights and remedies hereunder and thereunder are subject, in all events, to the applicable provisions of all Federal, State (including New Jersey and Nevada) and local Applicable Laws relating to gaming or racing at or from any of the Properties.

          8.3 Waiver of Stay, Extension and Moratorium Laws, Appraisal and Valuation, Redemption and Marshaling. (a) To the extent permitted by law, no Borrower shall at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of any of the Collateral, or any part of any thereof, wherever enacted, which may affect the covenants and terms of performance of the Loan Documents, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of any of the Collateral, or any part of any thereof, prior to any sale or sales thereof which may be made pursuant to any provision of any Loan Document, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute to redeem the property so sold, or any part thereof, and each Borrower hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Lender, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Each Borrower, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have any or all of the Properties or the other Collateral marshaled upon any foreclosure.

          (b) In the event that any bankruptcy or insolvency proceeding under any federal, state or local law is filed by or against any Borrower or any of its assignees or designees at any time prior to full satisfaction of the Loan, Lender shall be absolutely and unconditionally entitled to relief from any automatic stay imposed with respect to such Borrower or its assignees or designees and/or the Collateral by the filing of such bankruptcy or insolvency proceeding, including, but not limited to, the stay imposed by section 362(a) of the Bankruptcy Code, 11
U.S.C. section 362(a), effective as of any such filing, without further action by Lender or order of any court, and Lender shall be authorized to exercise all of its rights and remedies with respect to any or all of the Collateral including, but not limited to, commencing a foreclosure action, seeking the appointment of a receiver therein and selling the Collateral, and each Borrower hereby irrevocably consents to the foregoing. Without limiting the previous sentence, each Borrower hereby irrevocably consents to, shall not oppose or contest, and shall not request or cause any creditors' committee or any party in interest to oppose or contest, any application for relief from the automatic stay or for "adequate protection," as that term is defined in the Bankruptcy Code, which may be filed by Lender in any future bankruptcy or insolvency proceeding with respect to such Borrower and/or any or all of the Collateral. No other action, inaction or agreement by Lender in any future bankruptcy or insolvency proceeding shall be deemed to be a waiver of the rights given to Lender hereby.

          8.4 Preferences. Lender shall have no obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of the Loan. To the extent any Borrower makes a payment to Lender, which payment or the proceeds or any part thereof are subsequently invalidated, declared to be fraudulent, preferential or avoidable, set aside or required to be repaid to a trustee, receiver or any other party having requisite authority under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligation hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received.

                            ARTICLE 9
                             Exit Fee

          9.1 Payment of Exit Fee. Notwithstanding anything to the contrary contained herein, in all events and under all circumstances, Borrower shall be obligated to pay to Lender an exit fee (the "Exit Fee") in the amount of $1,100,000.00, which shall be payable as follows: (a) upon any (and each) partial prepayment of the Loan in accordance with the terms hereof, in addition to all other amounts payable to Lender under Section 2.5 hereof, Borrower shall pay to Lender, on account of the Exit Fee, an amount equal to two percent (2%) of the amount so prepaid; (b) upon any application of any Condemnation Awards or Insurance Proceeds in accordance with the terms of any Mortgage to the Obligations, two percent (2%) thereof shall be retained by Lender on account of the Exit Fee and the balance thereof shall be applied against the Obligations; and
(c) upon the repayment in full of the Obligations or the acceleration thereof in accordance with the terms of any of the Loan Documents, Borrower shall pay to Lender the entire Exit Fee less any amounts on account thereof previously paid to Lender under the foregoing clauses (a) or (b) of this Section 9.1. In furtherance of the foregoing, Borrower expressly acknowledges and agrees that (i) neither the amount of the Exit Fee nor Borrower's obligation to pay the same shall be affected by Lender's exercise of its rights under Section 2.10 hereof or under the Warrants, (ii) Lender shall have no obligation to accept any prepayment of the Loan unless and until Borrower shall have complied with clause (a) of this Section 9.1, and (iii) Lender shall have no obligation to release any Mortgage upon payment of the Outstanding Principal Balance unless and until Lender shall have received the entire Exit Fee.

          9.2 Characterization of Exit Fee. Borrower expressly acknowledges and agrees that the Exit Fee (i) shall constitute additional consideration for the Loan, and (ii) shall, upon payment, be the sole and exclusive property of Lender.

                           ARTICLE 10
                         Miscellaneous

          10.1 Expenditures and Expenses. Upon presentation of reasonably detailed statements therefor, Borrower shall promptly pay all Costs incurred by Lender in connection with the negotiation, documentation, monitoring (including the Servicing
Fee), modification, workout, collection or enforcement of the Loan or any of the terms or provisions of any of the Loan Documents, or the acceptance or realization upon any Collateral (including the fees and expenses of Lender's outside counsel in connection with the negotiation, execution and delivery of this Agreement and any modification, waiver or supplement hereto or hereof), and all such Costs shall be included as Obligations hereunder bearing interest at the Default Rate until paid in full.

          10.2 Servicing. The Loan shall be serviced by an insured financial servicer selected by Lender in its sole discretion (the "Servicer"). Lender may change the Servicer from time to time without the consent of Borrower, on notice to Borrower. Borrower expressly acknowledges and agrees that the Servicer's fees (the "Servicing Fee"), which shall be payable in monthly installments, shall be payable by Borrower and shall constitute a portion of the Obligations, provided, however, that Borrower's maximum per annum obligation with respect to the Servicing Fee (except following and during the continuance of any Event of Default) shall be twelve (12) basis points times the amount of the Loan and any amount in excess thereof shall be borne by Lender, except to the extent the Servicing Fee increases due to the volume and/or frequency of requests for disbursements by Borrower in accordance with the Reserve Account Agreement.

          10.3 Disclosure of Information. Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of any Property) any and all information which Lender may have with respect to the Properties, any other Collateral or any Borrower, whether provided by Borrower or any third party or obtained as a result of any third party reports, provided that such assignee or participant shall be bound by the confidentiality provisions of Section 10.22 (or by substantially equivalent or more restrictive confidentiality provisions). Each Borrower agrees that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and each Borrower, on behalf of itself and its successors and assigns, hereby releases and discharges Lender from any and all liability, claims, damages or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

          10.4 Sale of Loan. Lender, at any time after the Closing Date and without the consent of any Borrower, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any Collateral given to secure the Loan. Without limiting the generality of the foregoing, Borrower acknowledges that the Loan may be part of a larger pool of loans to be included in a rated securitization transaction or may be sold on a whole loan basis. In the event of any such transaction, Borrower agrees to cooperate with Lender with respect to such amendments to the Loan Documents, any Borrower's (other than ITB's) Organizational Documents and such amendments to any Borrower's (other than ITB's) corporate structure, as Lender determines to be reasonably necessary to facilitate or consummate such securitization or sale, at no cost or expense to Borrower (other than costs or expenses of Borrower which shall be reimbursed by Lender), provided, that Borrower shall not be required to agree to any modification of any of the Loan Documents in any manner which would have a material adverse effect on Borrower or the financial terms of the Loan or would require additional collateral for or covenants with respect to the Loan.

          10.5 Forbearance by Lender Not a Waiver. Any forbearance by Lender in exercising any right or remedy under any of the Loan Documents, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. Lender's acceptance of payment of any sum in respect of any of the Obligations after the due date of such payment shall not be a waiver of Lender's right to either require prompt and full payment when due of all Obligations or to declare a default hereunder for any failure of Borrower to make any such payment.
The procurement of insurance or the payment of taxes or other liens or charges by Lender shall not be a waiver of Lender's right to accelerate the maturity of the Loan, nor shall Lender's receipt of any awards, proceeds, or damages under any of the Mortgages operate to cure or waive any default in payment of sums secured by any of the Loan Documents. With respect to all Loan Documents, only waivers made in writing by Lender shall be effective against Lender.

          10.6 Governing Law; Severability. The Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law, except that the provisions of the laws of the State where the respective Properties are located shall be applicable to the creation, perfection and enforcement of the lien created by the applicable Mortgage thereon and the related Assignment of Leases. The invalidity, illegality or unenforceability of any provision of this Agreement or any other Loan Document shall not affect or impair the validity, legality or enforceability of the remainder of this Agreement or any other Loan Document, and to this end, the provisions of this Agreement and the other Loan Documents are declared to be severable.

          10.7 Relationship. The relationship between Lender, on the one hand, and Borrower, on the other hand, shall be that of creditor-debtor only. No term in this Agreement or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

          10.8 Indemnity. Borrower shall indemnify, protect, hold harmless and defend Lender, its successors, assigns, shareholders, directors, officers, employees, and agents from and against any and all loss, damage, cost, expense, liability, or claim (including any threatened investigation or litigation or other proceedings, and actual fees, disbursements and expenses of Lender's outside counsel and reasonable attorneys' fees of Lender's in-house staff counsel), arising out of, in connection with or as the result of (a) the making of the Loan hereunder or acceptance of any Collateral therefor or any actual or proposed use by Borrower of the proceeds of the Loan, (b) the Collateral, (c) any act or omission of Borrower or any of its employees or agents, whether actual or alleged, or (d) any and all brokers' commissions or other costs of similar type by any party, including the Broker, in connection with the Loan, in each case except to the extent arising from any indemnitee's gross negligence or willful misconduct. Upon written request by an indemnitee, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding whether or not such indemnitee shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this Section. At Lender's option, Lender may, at Borrower's expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents.

          10.9 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. on a Business Day, or on the next Business Day if after 3:00 p.m. on a Business Day or if not on a Business Day, in each instance, based on the time zone of the location to which such telecopy is sent; provided that a hard copy of such notice is also sent pursuant to
(c) or (d) below; (c) if by overnight courier, on the first Business Day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested, on the fourth (4th) day after deposit in the mail postage prepaid.


Notices to any Borrower: International Thoroughbred
                          Breeders, Inc.
                         Post Office Box 1232
                         Cherry Hill, New Jersey 08034
                         Attention: Christopher Castens, Esq.
                         Telecopy: (609) 488-3621

     With a copy to:     Brobeck, Phleger & Harrison LLP
                         550 South Hope Street
                         Los Angeles, California 90071
                         Attention: John Francis Hilson, Esq.
                         Telecopy: (213) 239-1324

Notices to Lender:       Credit Suisse First Boston Mortgage Capital LLC
                         Eleven Madison Avenue
                         New York, New York 10010
                         Attention: Mr. Richard Luftig
                         Telecopy: (212) 325-8163

     With copies to:     Brown Raysman Millstein Felder &
                          Steiner LLP
                         120 West 45th Street
                         New York, New York 10036
                         Attention: Rand G. Boyers, Esq.
                         Telecopy: (212) 840-2429

                                   and

                         Pacific Mutual Life Insurance Company
                         700 Newport Center Drive
                         Newport Beach, California 92660
                         Attention: Wendy Balden
                         Telecopy: (714) 721-5174


          10.10 Successors and Assigns Bound; Agents; and Captions. No Borrower shall have the right to assign any of the Loan Documents without the express prior written consent of Lender, which consent may be withheld in Lender's sole discretion. Notwithstanding any such consent, no such assignment shall be construed so as to relieve Borrower of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such assignment and each Borrower shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate the ratification of said personal liability. The covenants and agreements contained in the Loan Documents shall bind, and the rights thereunder shall inure to, as applicable, the respective successors and assigns of Lender and each Borrower, subject to the provisions of this Agreement. In exercising any rights under the Loan Documents or taking any actions provided for therein, Lender may act through its employees, agents or independent contractors as authorized by Lender. The captions and headings of the paragraphs and sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

          10.11 Lender's Consents and Approvals. With respect to any matter in this Agreement or in any other Loan Document which requires Lender's consent or approval or is subject to Lender's judgment, such consent or approval, or the exercise of such judgment, as the case may be, shall be in the sole and absolute discretion of Lender, unless otherwise expressly stated to the contrary.

          10.12 Time of Essence. Time is of the essence of this Agreement and the other Loan Documents and the performance of each of the covenants and agreements contained herein and therein.

          10.13  Venue.  EXCEPT WITH RESPECT TO ENFORCEMENT ACTIONS
UNDER ANY MORTGAGE, WHICH SHALL BE MAINTAINED IN A COURT OF
APPROPRIATE JURISDICTION IN THE STATE IN WHICH THE APPLICABLE
PROPERTY IS SITUATED, EACH BORROWER AGREES, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THAT ALL ACTIONS OR
PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION
WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT OR THE OTHER LOAN
DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND
ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF NEW
YORK, STATE OF NEW YORK.  EACH BORROWER HEREBY CONSENTS AND SUBMITS
TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED
WITHIN SAID COUNTY AND STATE.  EACH BORROWER HEREBY IRREVOCABLY
APPOINTS AND DESIGNATES CT CORPORATION SYSTEM, HAVING AN ADDRESS AT
1633 BROADWAY, NEW YORK, NEW YORK  10019, AS ITS DULY AUTHORIZED
AGENT FOR SERVICE OF LEGAL PROCESS AND EACH BORROWER AGREES THAT
SERVICE OF SUCH PROCESS UPON SUCH AGENT SHALL CONSTITUTE PERSONAL
SERVICE OF PROCESS UPON SUCH BORROWER.  IN THE EVENT SERVICE IS
UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS,
EACH BORROWER SHALL, WITHIN TEN (10) DAYS AFTER LENDER'S REQUEST,
APPOINT A SUBSTITUTE AGENT ON ITS BEHALF (WHICH AGENT SHALL BE THE
SAME FOR ALL BORROWERS) AND WITHIN SUCH PERIOD NOTIFY LENDER OF
SUCH APPOINTMENT.  IF SUCH SUBSTITUTE AGENT IS NOT TIMELY
APPOINTED, LENDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO
DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO BORROWER.
EACH BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRANSFER
OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER
ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS SECTION.

          10.14 Jury Trial Waiver. EACH BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH BORROWER AND LENDER, AND EACH BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

          10.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, and together shall constitute the Agreement.

          10.16 Final Agreement/Modification. This Agreement, together with the other Loan Documents, represents the entire agreement among Borrower and Lender and supersedes all prior agreements among the parties with respect to the Loan. This Agreement and the other Loan Documents may only be modified by written instrument executed by the parties. Notwithstanding the foregoing, Borrower and Lender agree that, pursuant to the terms of the Sideletter, the prior understandings of Borrower and Lender relative to the Additional Funding are to survive the execution and delivery of this Agreement and are modified in certain respects pursuant to the Sideletter. Borrower and Lender further agree that their original understandings concerning the Additional Funding and the exercise of the Second Warrant with respect thereto are more clearly expressed by the provisions of the last paragraph on page
2 (carrying over to page 3) of the Approval Notification Letter, and that it is their intention that the undertaking of Lender in respect of the Additional Funding be determined by reading the Term Sheet, the Approval Notification Letter and the Sideletter together; provided, however, that in the event that an irreconcilable conflict exists between any of such documents, the provisions of the Sideletter are to govern.

          10.17 Survival. The obligations of Borrower under Sections 10.1 and 10.8 hereof shall survive the repayment of the Loan. In addition, the truth, accuracy, adequacy and completeness of the representations, warranties and covenants contained in this Agreement and in the certificates delivered pursuant hereto shall survive, and not merge with, the making by Lender of the Loan and the execution and delivery by Borrower of the Note and the acceptance thereof by Lender and shall continue in full force and effect so long as any portion of the Obligations remain outstanding.

          10.18 Injunctive Relief. Borrower recognizes that, in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          10.19 Consequential Damages. Neither Lender, nor any agent or attorney for Lender, shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Loan or any other amounts payable to Lender hereunder or under any Loan Document.

          10.20 Construction. All of the parties hereto acknowledge that they and their respective counsel have reviewed this Agreement and the other Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the other Loan Documents or any amendments, waivers, modifications, supplements, schedules or exhibits hereto or thereto.

          10.21 Recitals. The Recitals set forth at the beginning of this Agreement are hereby incorporated into the substantive provisions of this Agreement.

          10.22 No Fees for Waivers and Modifications. Lender agrees that, unless otherwise agreed to by Borrower, Lender shall not charge any fee (other than the fees and expenses of its counsel) in connection with the giving of any waiver under any Loan Document or the agreement to any modification of any Loan Document; provided, however, that the foregoing is not intended to express, and shall not be deemed to create, any obligation on the part of Lender to give any such waiver or agree to any such modification.

          10.23 Confidentiality. Lender agrees that material, non-public information regarding Borrower, their operations, assets, and existing and contemplated business plans shall be treated by Lender in a confidential manner, and Lender shall use its reasonable best efforts not to disclose any such information to Persons who are not parties to this Agreement, except: (a) to counsel for and other advisors, accountants, and auditors to Lender, (b) as may be required by statute, decision, or judicial or administrative order, rule or regulation, (c) as may be agreed to in advance by a Borrower, which approval each Borrower agrees not to unreasonably withhold or delay, (d) as to any such information that is or becomes generally available to the public (other than as a result of a disclosure which Lender has agreed to use its reasonable best efforts to prevent), and (e) in connection with any assignment, prospective assignment, sale, prospective sale, participation or prospective participation, or pledge or prospective pledge of Lender's interests under this Agreement, provided that any such Person shall have agreed to take its interest hereunder subject to the terms hereof.

          10.24 Lender Representations. Lender represents and warrants that:

     (a) It has not utilized the services of any broker or finder (other than the Broker) in connection with the Loan;

     (b) It (i) is an "accredited investor" within the meaning of the Securities Act of 1933, (ii) is acquiring the Note and the Warrants for the purpose of investment and not with a view to the distribution thereof, subject to the fact that Lender retains the right to dispose of its assets from time to time, including as contemplated under Section 10.4 hereof, (iii) is knowledgeable, sophisticated, and experienced in business and financial matters, and (iv) acknowledges that the Note and the Warrants have not been registered under the Securities Act of 1933;

     (c) No portion of the funds to be used by it to purchase the Note, as of the Closing Date, are "plan assets," within the meaning of 29 CFR Section 2510.3-101, of an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Part 4 of Title I of ERISA, or a "plan," as defined in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code; and

     (d) As of the Closing Date, it is not a "foreign corporation, partnership or trust" within the meaning of the IRC; provided, however, that if it becomes a "foreign corporation, partnership or trust" within the meaning of the IRC, it agrees to deliver to
Borrower:

          (i) if it claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement or the Note;

          (ii) if it claims that interest paid under this Agreement or the Note is exempt from United States withholding tax because it is effectively connected with a United States trade or business, two (2) properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in its first taxable year and in each succeeding taxable year during which interest may be paid under this Agreement or the Note, and IRS Form W-9; and

          (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          10.25 Characterization of Fees and Other Consideration to Lender. With respect to all fees and other consideration payable to Lender hereunder or under any of the other Loan
Documents, including, without limitation, the Exit Fee, the Warrants, the ITB Lender Stock deliverable to Lender under the Tri-Party Agreement and the ITB Lender Stock which may be deliverable to Lender under Section 2.10 hereof, Borrower acknowledges and agrees that (a) Lender shall have the right to characterize the same on Lender's books as Lender shall elect in its sole discretion, and (b) Borrower shall reasonably cooperate with Lender in order to substantiate or otherwise evidence such characterization.

              IN WITNESS WHEREOF each of the parties hereto has executed this Agreement or has caused the same to be executed by its duly authorized representatives as of the date first above written.

BORROWER

INTERNATIONAL THOROUGHBRED BREEDERS, INC.

By:
     Name:
     Title:

GARDEN STATE RACE TRACK, INC.

By:
     Name:
     Title:

FREEHOLD RACING ASSOCIATION

By:
     Name:
     Title:

INTERNATIONAL THOROUGHBRED GAMING DEVELOPMENT  CORPORATION

By:
     Name:
     Title:

ORION CASINO CORPORATION

By:
     Name:
     Title:


LENDER

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

By:
     Name:
     Title:





THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS CONTAINED
   HEREIN. THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR
 INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933, AS AMENDED


           INTERNATIONAL THOROUGHBRED BREEDERS, INC.
               Common Stock Subscription Warrant



Warrant to Subscribe                              Warrant No. 1
for 546,847 shares of Common Stock
dated May 23, 1997


                    Void After May 23, 2002

                      ___________________



     THIS CERTIFIES that, for value received, CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("CSFB"), or its assigns, is entitled to subscribe for and purchase from International Thoroughbred Breeders, Inc., a Delaware corporation (the "Corporation"), at the price of $4.375 per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time on or after the date of this Warrant, but prior to May 23, 2002 (the "Expiration Date"), up to Five Hundred Forty-Six Thousand Eight Hundred Forty-Seven (546,847) (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of common stock, par value $2.00 per share, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any Warrant or Warrants subsequently issued upon exchange or transfer are hereinafter collectively called the "Warrants".

     Section 1. Exercise of Warrant. (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) and delivery of a duly executed Notice of Exercise, substantially in the form of Annex A hereto, at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and, unless the holder is exercising the conversion right set forth in paragraph 1(b) below, by payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased.

     (b) In lieu of exercising the Warrant as specified in paragraph 1(a) above, the holder of this Warrant may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock equal to the quotient of (x) the aggregate market value of the Common Stock minus the aggregate Warrant Price of such shares of Common Stock, divided by (y) the fair market value of the Common Stock. For purposes of this paragraph, if the shares of Common Stock are traded in a public market, the fair market value of the Common Stock shall be the closing price of the Common Stock reported for the business day immediately before the holder of this Warrant delivers its Notice of Exercise to the Corporation. If the Common Stock is not traded in a public market, the Board of Directors of the Corporation shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if the holder of the Warrant advises the Board of Directors in writing that the holder disagrees with such determination, then the Corporation and the holder of this Warrant shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Corporation. In other circumstances, such fees and expenses shall be paid by the holder of this Warrant.

     (c) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price, if applicable, and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     Section 3.     Certain Adjustments.

     (a) Stock Dividends, Issuances, Subdivisions or Combinations of Stock. In case the Corporation shall at any time declare or pay a dividend on its Common Stock payable in Common Stock, or shall issue shares of Common Stock in exchange for the conversion or cancellation of debt or the receipt of assets or stock in a transaction with Las Vegas Entertainment Network, Inc. and/or any of its subsidiaries or affiliates during the term of the Loan Agreement dated as of the date hereof between CSFB and the Corporation and certain of its subsidiaries, or subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to any such event shall be proportionately reduced (by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event), and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased (by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such combination).

     (b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

     (c)  Price Protection.   If at any time while the Warrants
are outstanding, the Corporation shall issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities issued as of the date of issuance of this Warrant or issued in any of the transactions described in Paragraphs (a) or (b) above,
(ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) the Warrants and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Corporation upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock on the date the Corporation fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Corporation shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Corporation for purposes of the first sentence of this Paragraph 3(c), the Board of Directors of the Corporation shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Corporation's Secretary or Assistant Secretary. In case the Corporation shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Corporation for purposes of the first sentence of this Paragraph 3(c), the Board of Directors of the Corporation shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Corporation's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made.

     (d) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (e) Certain Events. If any event occurs as to which, in the reasonable opinion of CSFB, the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not, in the reasonable opinion of CSFB, fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions, then the Corporation shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Warrant Price as otherwise determined pursuant to this Section 3 except in the event of a combination of shares of the type contemplated in paragraphs (a)or (b) of this Section 3 and then in no event to an amount greater than the Warrant Price as adjusted pursuant to paragraphs (a) or (b) of this Section 3.

     (f) Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

     (g) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

     (h) Closing of Books. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this warrant in any manner which interferes with the timely exercise of this Warrant.

     (i) Definition of Common Stock. As used herein the term "Common Stock" shall mean and include the Common Stock, par value $2.00 per share, of the Corporation as authorized on the date of issuance of this Warrant, and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, par value $2.00 per share, of the Corporation on the date of this Warrant, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     Section 4. Notices of Record Date. In the event of (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

     Section 5. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of May 23, 1997, among the Corporation and CFSB.

Section 6. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

Section 7. Notices of Proposed Transfers. Prior to any transfer, sale or assignment (each a "Transfer") of this Warrant or any shares of Common Stock issuable hereunder, the holder of this Warrant shall give ten days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Corporation (it being agreed that the firm of Brown Raysman Millstein Felder & Steiner LLP shall be reasonably satisfactory) an opinion that the proposed Transfer of such Warrants or such Common Stock may be effected without registration under the Securities Act or applicable state securities law. After receipt of the Transfer Notice and opinion by the Corporation, such holder shall thereupon be entitled to Transfer such Warrants or such Common Stock in accordance with the terms of the Transfer Notice. Each Warrant issued upon such Transfer and each certificate representing shares of Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 8 below, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. Notwithstanding the foregoing provisions of Section 7, the restrictions imposed by this Section upon the transferability of the Warrants or the Common Stock issuable upon exercise of the Warrants and the legend requirements of Section 8 below shall terminate as to this Warrant or the shares of Common Stock issuable upon exercise hereof (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Corporation shall have delivered to the holder of this Warrant or shares of Common Stock issuable upon exercise hereof the written opinion of counsel to the Corporation, which opinion and counsel shall each be reasonably satisfactory to such holder, stating that the transferability portion of such legend is not required to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 7 shall terminate as to this Warrant as hereinabove provided, the holder of this Warrant shall be entitled to receive from the Corporation, at the Corporation's expense, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

      "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT
CONTAINED IN SECTION 7 HEREOF TERMINATED ON __________, 19__, AND
ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, this Warrant, if this Warrant shall be entitled to bear such legend, shall have a similar legend endorsed thereon.

      Whenever the restrictions imposed by this Section 7 shall terminate as to any Common Stock issuable upon exercise of this Warrant, the holder thereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new share certificate representing such Common Stock not bearing the legend set forth in Section 8 below.

Section 8. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof. Subject to the provisions of Section 7 above, the holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT RELATING THERETO OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

     Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     Section 10. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder, to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

     Section 11. Notice of Expiration. The Corporation shall give the holder of this Warrant written notice of such holder's right to exercise this Warrant in the form attached as Annex B hereto not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Corporation delivers the notice to such holder.

     Section 12.    Governing Law.  This Warrant shall be
governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Corporation has executed this Warrant on and as of the day and year first above written.


                              INTERNATIONAL THOROUGHBRED
                                BREEDERS, INC.



                         By:________________________________
                              Name:     Nunzio DeSantis
                              Title:    Chief Executive Officer



                            ANNEX A

                       NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase _______ shares of the Common Stock of International Thoroughbred Breeders, Inc. pursuant to the provisions of Paragraph 1(a) of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     [or]

     1. The undersigned hereby elects to convert the attached Warrant into shares of Common Stock of International Thoroughbred Breeders, Inc. in the manner specified in Paragraph 1(b) of the Warrant. This conversion is exercised with respect to ____________________ of the shares of Common Stock covered by the attached Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                        ________________
                             (Name)


                        ________________
                        ________________
                           (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                   ________________________________
               (Signature)

_________________
     (Date)

                          ANNEX B

             Notice that Warrant is About to Expire

                     _____________, _______

[Name and Address of Holder]


Dear _______:

     This is to advise you that the Warrant issued to you described below will expire on _____________, ____.

     Issuer:             International Thoroughbred Breeders,
                         Inc.

     Issue Date:         May 23, 1997

     Class of Security Issuable:        Common Stock

     Exercise Price per Share:          $[      ]

     Number of Shares:        546,847

     Please contact [name of contact person at (phone number)] with any questions you may have concerning the exercise of the Warrant. This is your only notice of pending expiration.

                              INTERNATIONAL THOROUGHBRED
                               BREEDERS, INC.


                              By:___________________________
         Name:
         Title:



THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN. THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED


           INTERNATIONAL THOROUGHBRED BREEDERS, INC.
               Common Stock Subscription Warrant



Warrant to Subscribe                              Warrant No. 2
for 497,153 shares of Common Stock
dated May 23, 1997



                    Void After May 23, 2002

                      ___________________



     THIS CERTIFIES that, for value received, CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company ("CSFB"), or its assigns, is entitled to subscribe for and purchase from International Thoroughbred Breeders, Inc., a Delaware corporation (the "Corporation"), at the price of $4.375 per share (such price, as from time to time to be adjusted as hereinafter provided, being hereinafter called the "Warrant Price"), at any time on or after the date (the "Effective Date") on which CSFB shall deliver to the Corporation a commitment for a construction loan or a permanent take-out loan to provide additional funding of no less than $50 million to the Corporation and/or its subsidiaries in connection with the El Rancho Property (as such term is defined in that certain Loan Agreement of even date herewith by and between the Corporation, CSFB and the other entities named therein), but prior to May 23, 2002 (the "Expiration Date"), up to Four Hundred Ninety-Seven Thousand One Hundred Fifty-Three (497,153) (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of common stock, par value $2.00 per share, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any Warrant or Warrants subsequently issued upon exchange or transfer are hereinafter collectively called the "Warrants".

     Section 1. Exercise of Warrant. (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) and delivery of a duly executed Notice of Exercise, substantially in the form of Annex A hereto, at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and, unless the holder is exercising the conversion right set forth in paragraph 1(b) below, by payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased.

     (b) In lieu of exercising the Warrant as specified in paragraph 1(a) above, the holder of this Warrant may from time to time convert this Warrant, in whole or in part, into a number of shares of Common Stock equal to the quotient of (x) the aggregate market value of the Common Stock minus the aggregate Warrant Price of such shares of Common Stock, divided by (y) the fair market value of the Common Stock. For purposes of this paragraph, if the shares of Common Stock are traded in a public market, the fair market value of the Common Stock shall be the closing price of the Common Stock reported for the business day immediately before the holder of this Warrant delivers its Notice of Exercise to the Corporation. If the Common Stock is not traded in a public market, the Board of Directors of the Corporation shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if the holder of the Warrant advises the Board of Directors in writing that the holder disagrees with such determination, then the Corporation and the holder of this Warrant shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Corporation. In other circumstances, such fees and expenses shall be paid by the holder of this Warrant.

     (c) In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price, if applicable, and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

     Section 3.     Certain Adjustments.

     (a) Stock Dividends, Issuances, Subdivisions or Combinations of Stock. In case the Corporation shall at any time declare or pay a dividend on its Common Stock payable in Common Stock, or shall issue shares of Common Stock in exchange for the conversion or cancellation of debt or the receipt of assets or stock in a transaction with Las Vegas Entertainment Network, Inc. and/or any of its subsidiaries or affiliates during the term of the Loan Agreement dated as of the date hereof between CSFB and the Corporation and certain of its subsidiaries, or subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to any such event shall be proportionately reduced (by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event), and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased (by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such combination and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such combination).

     (b) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

     (c)  Price Protection.   If at any time while the Warrants
are outstanding, the Corporation shall issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities issued as of the date of issuance of this Warrant or issued in any of the transactions described in Paragraphs (a) or (b) above,
(ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, and (iii) the Warrants and any shares issued upon exercise thereof), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Corporation upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock on the date the Corporation fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the Warrant Price shall be adjusted so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Corporation shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Corporation for purposes of the first sentence of this Paragraph 3(c), the Board of Directors of the Corporation shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Corporation's Secretary or Assistant Secretary. In case the Corporation shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Corporation for purposes of the first sentence of this Paragraph 3(c), the Board of Directors of the Corporation shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Corporation's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of Warrants prior to the date such subsequent adjustment is made.

     (d) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (e) Certain Events. If any event occurs as to which, in the reasonable opinion of CSFB, the other provisions of this
Section 3 are not strictly applicable or if strictly applicable would not, in the reasonable opinion of CSFB, fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions, then the Corporation shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Warrant Price as otherwise determined pursuant to this Section 3 except in the event of a combination of shares of the type contemplated in paragraphs (a)or (b) of this Section 3 and then in no event to an amount greater than the Warrant Price as adjusted pursuant to paragraphs (a) or (b) of this Section 3.

     (f) Stock to Be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

     (g) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

     (h) Closing of Books. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this warrant in any manner which interferes with the timely exercise of this Warrant.

     (i) Definition of Common Stock. As used herein the term "Common Stock" shall mean and include the Common Stock, par value $2.00 per share, of the Corporation as authorized on the date of issuance of this Warrant, and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, par value $2.00 per share, of the Corporation on the date of this Warrant, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     Section 4. Notices of Record Date. In the event of (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") or to a favorable vote of stockholders, if either is required.

     Section 5. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the Registration Rights Agreement, dated as of May 23, 1997, among the Corporation and CFSB.

Section 6. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

Section 7. Notices of Proposed Transfers. Prior to any transfer, sale or assignment (each a "Transfer") of this Warrant or any shares of Common Stock issuable hereunder, the holder of this Warrant shall give ten days' prior written notice (a "Transfer Notice") to the Company of such holder's intention to effect such transfer, describing the manner and circumstances of the proposed Transfer, and obtain from counsel to such holder who shall be reasonably satisfactory to the Corporation (it being agreed that the firm of Brown Raysman Millstein Felder & Steiner LLP shall be reasonably satisfactory) an opinion that the proposed Transfer of such Warrants or such Common Stock may be effected without registration under the Securities Act or applicable state securities law. After receipt of the Transfer Notice and opinion by the Corporation, such holder shall thereupon be entitled to Transfer such Warrants or such Common Stock in accordance with the terms of the Transfer Notice. Each Warrant issued upon such Transfer and each certificate representing shares of Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 8 below, unless in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. Notwithstanding the foregoing provisions of Section 7, the restrictions imposed by this Section upon the transferability of the Warrants or the Common Stock issuable upon exercise of the Warrants and the legend requirements of Section 8 below shall terminate as to this Warrant or the shares of Common Stock issuable upon exercise hereof (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Corporation shall have delivered to the holder of this Warrant or shares of Common Stock issuable upon exercise hereof the written opinion of counsel to the Corporation, which opinion and counsel shall each be reasonably satisfactory to such holder, stating that the transferability portion of such legend is not required to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 7 shall terminate as to this Warrant as hereinabove provided, the holder of this Warrant shall be entitled to receive from the Corporation, at the Corporation's expense, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

      "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT
CONTAINED IN SECTION 7 HEREOF TERMINATED ON __________, 19__, AND
ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, this Warrant, if this Warrant shall be entitled to bear such legend, shall have a similar legend endorsed thereon.

      Whenever the restrictions imposed by this Section 7 shall terminate as to any Common Stock issuable upon exercise of this Warrant, the holder thereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new share certificate representing such Common Stock not bearing the legend set forth in Section 8 below.

Section 8. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof. Subject to the provisions of Section 7 above, the holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT RELATING THERETO OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

     Section 9. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     Section 10. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder, to such holder at the address shown on such holder's Warrant or Warrant Shares or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

     Section 11. Notice of Expiration. The Corporation shall give the holder of this Warrant written notice of such holder's right to exercise this Warrant in the form attached as Annex B hereto not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Corporation delivers the notice to such holder.

     Section 12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Corporation has executed this Warrant on and as of the day and year first above written.


                              INTERNATIONAL THOROUGHBRED
                                BREEDERS, INC.



                              By:________________________________
                                   Name:  Nunzio DeSantis
                                   Title: Chief Executive Officer


                             ANNEX A

                       NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase _______ shares of the Common Stock of International Thoroughbred Breeders, Inc. pursuant to the provisions of Paragraph 1(a) of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     [or]

     1. The undersigned hereby elects to convert the attached Warrant into shares of Common Stock of International Thoroughbred Breeders, Inc. in the manner specified in Paragraph 1(b) of the Warrant. This conversion is exercised with respect to ____________________ of the shares of Common Stock covered by the attached Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                        ________________
                             (Name)


                        ________________
                        ________________
                           (Address)

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                   ________________________________
               (Signature)

                 (Date)            ________________________________






                            ANNEX B

             Notice that Warrant is About to Expire

                     _____________, _______

[Name and Address of Holder]


Dear _______:

     This is to advise you that the Warrant issued to you described below will expire on _____________, ____.

     Issuer:             International Thoroughbred Breeders,
                         Inc.

     Issue Date:         May 23, 1997

     Class of Security Issuable:        Common Stock

     Exercise Price per Share:          $[      ]

     Number of Shares:        497,153

     Please contact [name of contact person at (phone number)] with any questions you may have concerning the exercise of the Warrant. This is your only notice of pending expiration.

                              INTERNATIONAL THOROUGHBRED
                               BREEDERS, INC.


                              By:___________________________
         Name:
         Title:




          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT dated as of May __,
1997, between INTERNATIONAL THOROUGHBRED BREEDERS, INC., a
Delaware corporation (the "Company"), and CREDIT SUISSE FIRST
BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company
("CSFB").

           R E C I T A L S:

               A. The Company and CSFB are parties to that certain Loan Agreement of even date herewith (the "Loan Agreement"), by and between the Company, CSFB and the other entities named therein as Borrowers, pursuant to which CSFB has agreed to make a loan to the Borrowers in the principal amount of $55,000,000.00.

               B. Pursuant to the Loan Agreement, the Company is selling, contemporaneously herewith, to CSFB two Common Stock Subscription Warrants (collectively the "Warrants") to purchase up to an aggregate of 1,044,000 shares (the "Warrant Shares") of Common Stock, par value $2.00 per share ("Common Stock"), of the Company.

               C. In addition, the Loan Agreement provides that CSFB may, at its option, convert $10,000,000 of the outstanding principal balance of the Loan (the "Convertible Debt") into shares of Common Stock (the "Loan Conversion Shares") at the Conversion Price (as such term is defined in the Loan Agreement), and otherwise on the terms and conditions set forth in the Loan Agreement.

               D. Pursuant to a certain tri-party agreement of even date herewith between CSFB, Las Vegas Entertainment Network, Inc. and the Company (the "Tri-Party Agreement"), the Company has agreed to issue to CSFB the Lender Conversion Shares and the Lender Consideration Shares (as such terms are defined in the Tri-Party Agreement).

               THE PARTIES AGREE AS FOLLOWS:

               1. Certain Definitions. Capitalized terms used herein which are not otherwise defined and which are defined in, or by reference in, the Loan Agreement shall have the meanings given therein. For the purposes of this Agreement, the following terms shall have the following meanings:

               "Agreement" shall mean this Registration Rights
Agreement, as the same may be amended, modified or supplemented from time to time.

          "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "Holder" shall mean CSFB and each Person to whom Registrable Securities are transferred so long as such Person holds such Registrable Securities, provided that for purposes of Sections 2, 3 and 9(a), a Holder of Warrants or Convertible Debt shall be deemed to be a Holder of Registrable Securities which would be issuable upon exercise of the Warrants or conversion of the Convertible Debt held by such Holder at such time.

          "Registrable Securities" shall mean the Warrants, the Warrant Shares, the Loan Conversion Shares, the Lender Conversion Shares and the Lender Consideration Shares and any securities issued in exchange for, or conversion of or substitution of any thereof, or as a dividend or other distribution in respect of any thereof. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
(ii) they shall have been disposed of pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force (and the Holder thereof shall have received an opinion of independent counsel for the Holder reasonably satisfactory to the Company to the foregoing effects), or (iv) they shall have ceased to be outstanding.

          "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including without limitation, (i) all SEC and National Association of Securities Dealers, Inc. or stock exchange registration, listing and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Company, the underwriters or the Holders in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger, telephone and delivery expenses and transfer taxes, (iv) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one law firm retained in connection with each such registration by the Holders of Registrable Securities being registered and selected by Holders of a majority of Registrable Securities being registered, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, and (vii) the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions of underwriters, agents or dealers relating to the distribution of the Registrable Securities, if any.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

          "SEC" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          2.     Shelf Registrations.

          (a) Shelf Registrations. Within ninety (90) days of the date hereof, the Company shall use its best efforts to effect the registration under the Securities Act of all of the Registrable Securities (other than the shares of Common Stock underlying the Warrant dated of even date herewith to subscribe for 497,153 shares of Common Stock, which shares shall be registered within ninety (90) days of the effective date of such Warrant) to the extent necessary to permit the disposition (in accordance with the intended method or methods of distribution thereof as specified at the time by the Holders) of such Registrable Securities. Such registration shall be effected by the preparation and filing by the Company with the SEC of a registration statement on Form S-3 or other similar form with respect to the offering and sale by the Holders of the Registrable Securities on a continuous or delayed basis in the future pursuant to Rule 415 under the Securities Act. If the Registrable Securities shall not have been fully disposed of pursuant to such registration, within ninety (90) days of the expiration of such registration pursuant to the provisions of
Section 4(b) hereof, the Company shall use its best efforts to effect another registration under the Securities Act of all of the remaining Registrable Securities to the extent necessary to permit the disposition (in accordance with the intended method or methods of distribution thereof as specified at the time by the Holders) of such Registrable Securities. Such registration shall be effected by the preparation and filing by the Company with the SEC of a registration statement on Form S-3 or other similar form with respect to the offering and sale by the Holders of the remaining Registrable Securities on a continuous or delayed basis in the future pursuant to Rule 415 under the Securities Act.

  (b) Registration Statement Form. If a registration requested pursuant to this Section 2 which is proposed by the Company to be effected by the filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be affected on such other form.

  (c)     Expenses.  The Company will pay all Registration
Expenses in connection with a registration of Registrable
Securities requested pursuant to this Section 2.

  (d) Effective Registration Statement. A registration requested pursuant to this Section 2 will be deemed to have been effected if (i) it has become effective (provided that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected), or (ii) the Company is unable to complete such registration statement because one or more Holders of Registrable Securities thus being registered failed to provide information for use in such registration statement requested reasonable and in a timely manner by the Company or because such Holders otherwise failed to do such reasonable acts and things as may be requested by the Company to comply with the requirements of law.

          3.     Incidental Registration.

          (a) Right to Include Registrable Securities. If at any time the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or Form S-8 or a registration under Section 2 herein), whether or not for sale for its own account, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 3. Upon the written request of any such Holder made within 20 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with such intended methods thereof) of the Registrable Securities so to be registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, without prejudice, however, to the rights of Holders under the Section 2 herein. No registration effected under this Section 3 shall relieve the Company of its obligations to effect registrations upon request under Section 2 herein. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

          (b) Priority in Incidental Registrations. If a registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which would have an adverse effect on such offering, including the price at which such shares can be sold, the Company will include in such registration the maximum number of securities which it is so advised can be sold without such an adverse effect, allocated as follows:

               (A) first, all securities proposed to be registered by the Company for its own account, and

               (B) second, all securities requested to be included in such registration under this Section 3 and any other securities proposed to be registered by the Company other than for its own account (if necessary, allocated pro rata among all such requesting Holders and holders of such other securities on the basis of the relative number of shares of securities each such Holder and each holder of such other securities has requested to be included in such registration).

               4. Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will use its best efforts to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and will, as expeditiously as possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Section 3 herein at any time prior to the effective date of the registration statement relating thereto;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of one hundred twenty (120) days from the effective date thereof (except in the case of a registration pursuant to Section 2(a) hereof in which case the period shall be two (2) years) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (c) furnish to each seller of such Registrable Securities such number of executed and conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and all documents incorporated by reference), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and supplemental prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

               (d) use its best efforts to register or qualify (and keep effective such registration or qualification) such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as may be reasonably required to permit such sellers to sell the Registrable Securities or as the sellers shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this subsection (d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and provided, further, that this subsection (d) shall not be construed to require the Company to register as a broker-dealer in any jurisdiction any third person to whom or through whom a Holder proposes to sell Registrable Securities;

               (e) immediately notify each seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in subsection (b) of this
     Section 4, of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of an amended or supplemented prospectus as may necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (f) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section
     11(a) of the Securities Act;

               (g) use its best efforts to list such Registrable Securities (other than the Warrants) on the National Association of Securities Dealers, Inc. National Market System or any securities exchange on which securities of such class are then listed, if such Registrable Securities (other than the Warrants) are not already so listed, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement (other than the Warrants) not later than the effective date of such registration statement;

               (h) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority (by number of shares) of such Registrable Securities reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

               (i) if the registration relates to an underwritten offering, make such representations and warranties to the sellers and to the underwriters, if any, as are customarily made by issuers to underwriters in underwritten offerings, obtain opinions of counsel to the Company addressed to each seller and to the underwriters, if any, covering the matters customarily covered in underwritten offerings, and obtain a "cold comfort" letter or letters and updates thereof from the Company's independent public accountants in customary form and covering matters of the type customarily covered in underwritten offerings, in each case as the underwriters or the seller or sellers of a majority (by number of shares) of such Registrable Securities shall request; and

               (j) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant, or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities for use in the registration statement relating to such registration as the Company may from time to time reasonably request in writing and to do such reasonable acts and things as the Company may from time to time reasonably request in writing in order to permit the Company to comply with the requirements of law.

               Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 4, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 4, and if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in subsection (b) of this Section 4 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to subsection (e) of this Section 4 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 4.

               Notwithstanding any other provisions of this Agreement, upon receipt by the Holders of a written notice signed by the chief executive officer, chief operating officer or chief financial officer of the Company, to the effect set forth below, the Company shall not be obligated during a reasonable period of time thereafter to effect any registrations pursuant to this Agreement, and the Holders agree that they will immediately suspend sales of shares under any effective registration statement for a reasonable period of time, in either case not to exceed ninety (90) days, at any time during which, in the Company's reasonable judgment, (i) there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or (ii) sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. To such end, each Holder shall notify the Company not less than three (3) business days prior to any proposed sale of Registrable Securities pursuant to the shelf registrations contemplated by Section 2 herein. In the event a registration is postponed or sales by the Holders pursuant to an effective registration statement are suspended in accordance with this paragraph, there shall be added to the period during which the Company is obligated to keep a registration effective the number of days for which the registration was postponed or sales were suspended.

               5.   Indemnification.

               (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 or 3 herein, the Company will, and it hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors and officers or general and limited partners (and directors and officers thereof), each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including legal, accounting and other expenses incurred in connection with investigation, preparation or defense of any of the foregoing, and including any amounts paid in any settlement effected with the Company's consent) to which such seller, any such director or officer of general or limited partner or any such underwriter or controlling Person may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or preparing for and defending any such loss, claim, liability, action or proceeding from time to time as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or supplemental prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, underwriter or controlling Person and shall survive the transfer of such securities by such seller.

               (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with
Section 4 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities (except that no such undertaking shall be required to the extent applicable law, charter document or by-laws forbid such prospective seller from giving such undertaking) or any underwriter, to indemnify and hold harmless (in the same manner and tot he same extent as set forth in subsection (a) of this Section 5) the Company, its directors and officers signing the registration statement and its controlling Persons and all other prospective sellers and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the final or supplemental prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided in no event shall the liability of any selling Holder or Registrable Securities be greater in amount than the amount of proceeds received by such Holder upon such sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other prospective sellers or any of their respective directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.

               (c)  Notices of Claims, Etc.  Promptly after
receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment (which is based on the written opinion of its counsel) a conflict of interest between such indemnified and indemnifying articles exists in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice form the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. If in an indemnified party's reasonable judgment (which is based on the written opinion of its counsel) a conflict of interest between the indemnified and indemnifying parties exists in respect of a claim or if the indemnifying party refuses to participate in and to assume the defense of any action brought against an indemnified party, the indemnified party may assume the defense of such claim or action with counsel of its choosing which shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (d)  Contribution.  If the indemnification
provided for in or pursuant to this Section 5 is due in accordance with the terms hereof but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one and of the indemnified person on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person by such persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder of Registrable Securities be greater in amount than the amount of proceeds received by such Holder upon such sale.

               6. Rule 144. The Company covenants that it will use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act, as amended), and it will do all such other acts and things from time to time as requested by any Holder of Registrable Securities to the extent required from time to time to enable each Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereunder adopted by the SEC.
Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

               7. Public Trading Market. Until the date on which there are no Registrable Securities, the Company shall use its best efforts to maintain a public trading market for its Common Stock.

               8. Restriction on Resale. Unless otherwise agreed by the Company, until the date on which there are no Registrable Securities, each Holder of Registrable Securities agrees that it will not resell such Registrable Securities without registration under the Securities Act, compliance with Rule 144 under the Securities Act or an opinion of counsel for the Company, addressed to the Company, to the effect that no such registration is required. All reasonable costs, fees and expenses of counsel in connection with such opinion shall be borne by the Company.

               9.   Miscellaneous.

               (a) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of Holders of Registrable Securities holding 51% of the Registrable Securities then outstanding. Holders of Registrable Securities shall be bound by any consent authorized by this Section 9(a), whether or not such Registrable Securities shall have been marked to indicate such consent.

               (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

               (c)  Notices.  All notices and other
communications provided for hereunder shall be given and shall be effective as provided in the Loan Agreement.

               (d)  Descriptive Headings.  The headings in this
Agreement are for convenience of reference only and shall not limit or otherwise effect the meaning of terms contained herein.

               (e) Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision, paragraph, word, clause, phrase, or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

               (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               (g)  Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the State of New York.

               (h) Remedies. The Company acknowledges that monetary damages will not be adequate compensation for any loss incurred by reason of a breach by it of the provisions hereof and agrees, to the fullest extent permitted by law, to waive the defense of adequacy of legal remedies in any action for specific performance hereof.

               (i) Merger, etc. If, directly or indirectly, (i) the Company shall merge with and into, or consolidate with, any other Person, (ii) any Person shall merge with and into, or consolidate with, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Securities shall be changed into or exchanged for stock or other securities of any other Person, then, in each such case, proper provision shall be made so that such Person shall be bound by the provisions of this Agreement and the term "Company" shall thereafter be deemed to refer to such Person. For purposes hereof, the term "Person" shall mean any individual, corporation, partnership, trust or other nongovernmental entity.

               (j) Legal Fees; Costs. If any party to this agreement institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

               10. Termination. The Company's obligations under Sections 2 and 3 hereof shall terminate at the close of business on the date on which each Holder of Registrable Securities is able to resell such Registrable Securities in compliance with Rule 144 under the Securities Act without restriction as to amount and manner of sale (except to the extent at such time there is outstanding a request for registration under either of such Sections), or such earlier date on which there shall be no Registrable Securities.

               IN WITNESS WHEREOF, each of the undersigned has caused this Registration Rights Agreement to be executed on its behalf as of the date first written above.

                              INTERNATIONAL THOROUGHBRED BREEDERS, INC.


                              By:    ______________________
                              Name:  Nunzio DeSantis
                              Title: Chief Executive Officer


                              CREDIT SUISSE FIRST BOSTON MORTGAGE
                               CAPITAL LLC


                              By:__________________________
                              Name:________________________
                              Title:_______________________